                                                Filed pursuant to Rule 424(b)(3)
                                                Registration No. 333-39326



[BANCORPSOUTH, INC. LOGO]                   [FIRST UNITED BANCSHARES, INC. LOGO]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

     BancorpSouth, Inc. and First United Bancshares, Inc. have entered into a merger agreement which provides that First United will merge into BancorpSouth, subject to shareholder and regulatory approval and other conditions. The combined company will have banking operations in Mississippi, Tennessee, Alabama, Arkansas, Louisiana and Texas.

     We cannot complete the merger without the approval of BancorpSouth's shareholders and First United's shareholders. If the merger is completed, shareholders of First United will receive 1.125 shares of BancorpSouth common stock in exchange for each of their shares of First United common stock, except for First United shareholders who properly exercise their rights to dissent from the merger.

                           BANCORPSOUTH SHAREHOLDERS:

BancorpSouth has scheduled a special meeting of its shareholders to vote on the merger agreement. In order for the merger agreement to be approved, the number of votes cast in favor of the merger agreement must exceed the number of votes cast against the merger agreement at the special meeting. The date, time and place of BancorpSouth's special meeting is as follows:

                                August 24, 2000
                           10:00 a.m. (Central Time)
                               BancorpSouth, Inc.
                             One Mississippi Plaza
                           Tupelo, Mississippi 38804

BancorpSouth's Board of Directors recommends that BancorpSouth shareholders vote "FOR" approval of the merger agreement.

                           FIRST UNITED SHAREHOLDERS:

First United has scheduled a special meeting of its shareholders to vote on the merger agreement. In order for the merger agreement to be approved, at least two-thirds of the outstanding shares of First United common stock must be voted in favor of the merger agreement. The date, time and place of First United's special meeting is as follows:

                                August 24, 2000
                           10:00 a.m. (Central Time)
                        First National Bank of El Dorado
                          Main and Washington Streets
                           El Dorado, Arkansas 71730

First United's Board of Directors recommends that First United shareholders vote "FOR" approval of the merger agreement.

     The attached Joint Proxy Statement/Prospectus provides you with detailed information about the proposed merger and the companies involved. We encourage you to read it carefully. You can also obtain information about BancorpSouth and First United from documents each has filed with the Securities and Exchange Commission.

     YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF HOW MANY SHARES YOU
OWN. Whether or not you plan to attend your special meeting of shareholders, please take the time to vote your proxy by completing and mailing the enclosed proxy card to us or, if you are a BancorpSouth shareholder, by voting by touch-tone telephone as described on the enclosed proxy card. If your proxy is properly given and not revoked without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement. If you attend your shareholders meeting, you may vote in person if you wish, even though you previously voted your proxy.

Very truly yours,

/s/ Aubrey B. Patterson

Aubrey B. Patterson
Chairman and Chief Executive Officer
BancorpSouth, Inc.

Very truly yours,

/s/ James V. Kelley
James V. Kelley
Chairman, President and Chief Executive Officer
First United Bancshares, Inc.

July 17, 2000

                           [BANCORPSOUTH, INC. LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 24, 2000

TO THE SHAREHOLDERS OF BANCORPSOUTH, INC.:

     This serves as notice to you that a special meeting of shareholders of BancorpSouth, Inc. will be held on August 24, 2000 at 10:00 a.m., Central Time, at the offices of BancorpSouth, Inc., One Mississippi Plaza, Tupelo, Mississippi 38804, for the purpose of considering and voting upon the following:

     - Approval and adoption of the Agreement and Plan of Merger, dated as of April 16, 2000, and amended as of May 15, 2000, between First United Bancshares, Inc. and BancorpSouth, Inc., which provides for the merger of First United Bancshares, Inc. with and into BancorpSouth, Inc.

     Only holders of record of BancorpSouth common stock at the close of business on July 10, 2000 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

     If the agreement is approved and the merger is completed, each share of First United common stock, other than shares held by First United shareholders who properly exercise their rights to dissent from the merger, will be converted into 1.125 shares of BancorpSouth common stock, with cash to be paid in lieu of any remaining fractional share interest.

     PLEASE VOTE YOUR PROXY PROMPTLY BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD, OR BY VOTING BY TOUCH-TONE TELEPHONE AS DESCRIBED ON THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. All BancorpSouth shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please promptly vote your proxy by touch-tone telephone or by completing and mailing the enclosed proxy card in the enclosed return envelope, but NOT by both methods. If you do vote by both methods, only the last vote that is submitted will be counted and each previous vote will be disregarded. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. You may revoke your proxy at any time before it is exercised, by written request to BancorpSouth or by voting a proxy at a later date. Please review the Joint Proxy Statement/Prospectus attached to this notice for more complete information regarding the proposed merger and the special meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Aubrey B. Patterson
                                          AUBREY B. PATTERSON
                                          Chairman and Chief Executive Officer

July 17, 2000

THE BOARD OF DIRECTORS OF BANCORPSOUTH RECOMMENDS THAT BANCORPSOUTH SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

                      [FIRST UNITED BANCSHARES, INC. LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 24, 2000

TO THE SHAREHOLDERS OF FIRST UNITED BANCSHARES, INC.:

     This serves as notice to you that a special meeting of shareholders of First United Bancshares, Inc. will be held on August 24, 2000 at 10:00 a.m., Central Time, at the main office of First National Bank of El Dorado, Main and Washington Streets, El Dorado, Arkansas 71730, for the purpose of considering and voting upon the following:

     - Approval and adoption of the Agreement and Plan of Merger, dated as of April 16, 2000, and amended as of May 15, 2000, between First United Bancshares, Inc. and BancorpSouth, Inc., which provides for the merger of First United Bancshares, Inc. with and into BancorpSouth, Inc.

     Only holders of record of First United common stock at the close of business on July 10, 2000 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

     If the agreement is approved and the merger is completed, each share of First United common stock, other than shares held by First United shareholders who properly exercise their rights to dissent from the merger, will be converted into 1.125 shares of BancorpSouth common stock, with cash to be paid in lieu of any remaining fractional share interest.

     Under the Arkansas Business Corporation Act of 1987, holders of First United common stock who comply with the requirements of Subchapter 13 of the Arkansas Business Corporation Act of 1987 will have the right to dissent from the merger and receive the fair value of their shares in cash. A copy of Subchapter 13 of the Arkansas Business Corporation Act of 1987 is attached as Annex B to the attached Joint Proxy Statement/Prospectus. In addition, please see the section entitled "FIRST UNITED SPECIAL MEETING -- First United Shareholders Dissenters' Rights" in the attached Joint Proxy Statement/Prospectus for a discussion of the procedures to be followed in asserting these dissenters' rights.

     PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. All First United shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail the enclosed proxy card in the enclosed return envelope. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you don't vote your proxy, the effect will be the same as a vote against the merger agreement. You may revoke your proxy at any time before it is voted. Please review the Joint Proxy Statement/Prospectus attached to this notice for more complete information regarding the proposed merger and the special meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ James V. Kelley
                                          JAMES V. KELLEY
                                          Chairman, President and Chief
                                          Executive Officer
July 17, 2000

THE BOARD OF DIRECTORS OF FIRST UNITED RECOMMENDS THAT FIRST UNITED SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

JOINT PROXY STATEMENT
AND PROSPECTUS

                           (BANCORPSOUTH, INC. LOGO)

                         PROSPECTUS AND PROXY STATEMENT

                      (FIRST UNITED BANCSHARES, INC. LOGO)

                                PROXY STATEMENT

                            ------------------------

     This Joint Proxy Statement/Prospectus provides you with detailed information about a proposed merger between BancorpSouth, Inc. and First United Bancshares, Inc., as well as information about BancorpSouth and First United. If the merger is completed, First United will merge into BancorpSouth and First United shareholders, other than those who properly exercise their rights to dissent from the merger, will be issued 1.125 shares of BancorpSouth common stock in exchange for each of their shares of First United common stock. We encourage you to carefully read and consider this Joint Proxy Statement/ Prospectus in its entirety.

     You can obtain additional information about BancorpSouth and First United from documents that each has filed with the Securities and Exchange Commission. For information on how to obtain copies of these documents, you should refer to the section of this document entitled "WHERE YOU CAN FIND MORE INFORMATION," which begins on page 82.

     BancorpSouth common stock is listed on the New York Stock Exchange under the symbol "BXS." First United common stock is quoted on the Nasdaq Stock Market under the symbol "UNTD." On July 10, 2000, the closing price per share of BancorpSouth common stock reported on the New York Stock Exchange was $15.00 and the closing price per share of First United common stock quoted on the Nasdaq Stock Market was $16.50.

     You should carefully consider the risk factors described in Item 7 of BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1999.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSIONER HAS APPROVED OR DISAPPROVED OF THE SHARES OF BANCORPSOUTH COMMON STOCK TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     SHARES OF BANCORPSOUTH COMMON STOCK ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                            ------------------------

      The date of this Joint Proxy Statement/Prospectus is July 17, 2000.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................     4
SUMMARY.....................................................     6
SELECTED HISTORICAL FINANCIAL DATA AND UNAUDITED PRO FORMA
  CONDENSED CONSOLIDATED FINANCIAL INFORMATION..............    16
BANCORPSOUTH SPECIAL MEETING................................    23
  General...................................................    23
  Proxies...................................................    23
  BancorpSouth's Solicitation Of Proxies....................    24
  BancorpSouth Record Date And Voting Rights................    24
  Recommendation Of BancorpSouth's Board Of Directors.......    25
  Lack Of Dissenters' Rights For BancorpSouth
     Shareholders...........................................    25
FIRST UNITED SPECIAL MEETING................................    26
  General...................................................    26
  Proxies...................................................    26
  First United's Solicitation Of Proxies....................    27
  First United Record Date And Voting Rights................    27
  Recommendation Of First United's Board Of Directors.......    27
  First United Shareholders Dissenters' Rights..............    28
THE MERGER..................................................    31
  Description Of The Merger.................................    31
  Background Of The Merger..................................    33
  BancorpSouth's Reasons For The Merger; Recommendation Of
     BancorpSouth's Board Of Directors......................    34
  First United's Reasons For The Merger; Recommendation Of
     First United's Board Of Directors......................    36
  Fairness Opinion Of BancorpSouth's Financial Advisor......    38
  Fairness Opinions Of First United's Financial Advisors....    47
  Regulatory Approval.......................................    57
  Accounting Treatment......................................    58
  Certain Federal Income Tax Consequences...................    58
  Interests Of Certain Persons In The Merger................    60
  Comparison Of Rights Of Shareholders......................    61
  Restrictions On Resales By Affiliates.....................    61
THE MERGER AGREEMENT........................................    63
  Exchange Of Certificates..................................    63
  Conditions To The Merger..................................    64
  Termination Of The Merger Agreement.......................    64
  Conduct Of Business Prior To The Merger And Other
     Covenants..............................................    65
  Indemnification...........................................    67
  Amendment Of The Merger Agreement.........................    67

                                                              PAGE
                                                              ----
  Waiver....................................................    68
  Expenses..................................................    68
  Stock Option Agreements...................................    68
MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER..............    72
  Board Of Directors........................................    72
  Management................................................    72
  Employee Benefits.........................................    72
THE COMPANIES...............................................    73
  BancorpSouth..............................................    73
  First United..............................................    75
PRICE RANGE OF COMMON STOCK AND DIVIDENDS...................    77
  BancorpSouth..............................................    77
  First United..............................................    77
COMPARISON OF RIGHTS OF SHAREHOLDERS........................    78
  Voting Rights; Cumulative Voting; Action By Written
     Consent................................................    78
  Change Of Control.........................................    78
  Shareholder Nominations And Proposals.....................    79
  Board Of Directors........................................    80
  Removal Of Directors......................................    80
  Authorized Capital Stock..................................    80
  Rights Of Shareholders To Call Special Meetings...........    80
WHERE YOU CAN FIND MORE INFORMATION.........................    82
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................    84
LEGAL MATTERS...............................................    85
EXPERTS.....................................................    85
ANNEX A -- AGREEMENT AND PLAN OF MERGER.....................   A-1
ANNEX B -- PROVISIONS OF SUBCHAPTER 13 OF THE ARKANSAS
           BUSINESS CORPORATION ACT OF 1987, RELATING TO
           DISSENTERS' RIGHTS...............................   B-1
ANNEX C -- FAIRNESS OPINION OF SALOMON SMITH BARNEY INC. ...   C-1
ANNEX D -- FAIRNESS OPINION OF STEPHENS INC. ...............   D-1
ANNEX E -- FAIRNESS OPINION OF STIFEL, NICOLAUS & COMPANY,
           INC. ............................................   E-1
ANNEX F -- STOCK OPTION AGREEMENT GRANTING BANCORPSOUTH AN
           OPTION TO PURCHASE SHARES OF FIRST UNITED COMMON
           STOCK............................................   F-1
ANNEX G -- STOCK OPTION AGREEMENT GRANTING FIRST UNITED AN
           OPTION TO PURCHASE SHARES OF BANCORPSOUTH COMMON
           STOCK............................................   G-1

                            ------------------------

     THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN SHARES OF BANCORPSOUTH COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER.

                             QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

Q:  WHAT DO I NEED TO DO NOW?

A: Whether or not you plan to attend your special meeting of shareholders, please vote your proxy promptly by indicating on the enclosed proxy card how you want to vote, and by signing and mailing the proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your special meeting of shareholders. If you are a BancorpSouth shareholder, you can instead vote your proxy by touch-tone telephone, as described in the enclosed proxy card. If your proxy is properly given and not revoked without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger agreement between First United and BancorpSouth.

    You are invited to your special meeting of shareholders to vote your shares in person. If you do vote your proxy, you can take back your proxy at any time until shareholders vote at your special meeting of shareholders and either change your vote or attend the special meeting and vote in person.

    Regardless of whether you plan to attend your special meeting in person, we encourage you to vote your proxy promptly. This will help to ensure that a quorum is present at your special meeting and will help reduce the costs associated with the solicitation of proxies.

    THE BOARD OF DIRECTORS OF BANCORPSOUTH AND THE BOARD OF DIRECTORS OF FIRST UNITED EACH RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Only if you provide instructions to your broker on how to vote by following the directions your broker provides. Without instructions from you to your broker, your shares will not be voted.

Q:  WHAT IS THE PURPOSE OF THIS JOINT PROXY STATEMENT/PROSPECTUS?

A: This document serves as BancorpSouth's and First United's proxy statement and as BancorpSouth's prospectus. As a proxy statement, this document is being provided to First United shareholders because First United's Board of Directors is soliciting their proxy to vote to approve the merger agreement, and it is being provided to BancorpSouth shareholders because BancorpSouth's Board of Directors is soliciting their proxy to vote to approve the merger agreement. As a prospectus, this document is being provided to First United shareholders by BancorpSouth because BancorpSouth is offering them shares of BancorpSouth common stock in exchange for their shares of First United common stock if the merger is completed.

Q:  IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about BancorpSouth and First United that may be important to you is not included directly in this document. Instead, this information is incorporated into this document by references to documents separately filed by BancorpSouth and First United with the Securities and Exchange Commission. This means that BancorpSouth and First United may satisfy their disclosure obligations to you by referring you to one or more documents separately filed by them with the SEC. See "WHERE YOU CAN FIND MORE INFORMATION" beginning on page 82 for a list of documents that BancorpSouth and First United have incorporated by reference into this Joint Proxy Statement/Prospectus and for instructions on how to obtain copies of these documents. The documents are available to you without charge.

Q:  WHAT IF I CHOOSE NOT TO READ THE DOCUMENTS INCORPORATED BY REFERENCE?

A: Information contained in a document that is incorporated into this Joint Proxy Statement/Prospectus by reference is part of this Joint Proxy Statement/Prospectus, unless it is superseded by information contained directly in this Joint Proxy Statement/Prospectus or in documents filed by First United or BancorpSouth with the SEC after the date of this Joint Proxy Statement/Prospectus. Information that is incorporated from another document is considered to have been disclosed to you whether or not you choose to read the document.

Q:  SHOULD I SEND IN MY FIRST UNITED STOCK CERTIFICATES NOW?

A: No. After the merger is completed, First United shareholders will receive written instructions on how to exchange their shares of First United common stock for shares of BancorpSouth common stock.

Q:  WHOM DO I CONTACT IF I HAVE QUESTIONS ABOUT THE MERGER?

A:  If you have more questions about the merger, you should contact:

    If a BancorpSouth shareholder:          If a First United shareholder:

      BancorpSouth, Inc.                      First United Bancshares, Inc.
      One Mississippi Plaza                   Main and Washington Streets
      Tupelo, Mississippi 38804               El Dorado, Arkansas 71730
      Attention: Cathy S. Freeman, Secretary  Attention: John G. Copeland, Secretary
      Phone Number: (662) 680-2000            Phone Number: (870) 863-3181

                                    SUMMARY

     This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the documents to which it refers you in order to understand fully the merger and to obtain a more complete description of the companies and the legal terms of the merger. For information on how to obtain copies of documents referred to in this document, you should read the section of this document entitled "WHERE YOU CAN FIND MORE INFORMATION." Each item in this summary includes a page reference that directs you to a more complete description in this document of the topic discussed.

THE COMPANIES (PAGE 73)

BANCORPSOUTH, INC.
One Mississippi Plaza
Tupelo, Mississippi 38804
(662) 680-2000

     BancorpSouth is incorporated in Mississippi and is a registered bank holding company under the Bank Holding Company Act of 1956. BancorpSouth conducts its operations through its bank subsidiary, BancorpSouth Bank, and its banking-related subsidiaries. BancorpSouth Bank conducts a commercial banking, trust, insurance and investment services business through 167 banking and mortgage locations and 170 ATM's in 87 communities throughout Mississippi, west Tennessee and portions of Alabama. Prior to June 20, 1997, BancorpSouth Bank operated under the trade names "Bank of Mississippi" in Mississippi and "Volunteer Bank" in Tennessee. As of March 31, 2000, BancorpSouth had total assets of about $5.84 billion, deposits of about $4.98 billion and shareholders' equity of about $494.1 million.

FIRST UNITED BANCSHARES, INC.
Main and Washington Streets
El Dorado, Arkansas 71730
(870) 863-3181

     First United is incorporated in Arkansas and is a registered bank holding company under the Bank Holding Company Act of 1956. It is based in El Dorado, Arkansas and conducts its operations through its 11 subsidiary banks, The First National Bank of El Dorado, First National Bank of Magnolia, Merchants and Planters Bank, N.A. of Camden, The City National Bank of Fort Smith, The Bank of North Arkansas, FirstBank, First United Bank, Fredonia State Bank, City Bank & Trust of Shreveport, Citizens National Bank of Hope and First Republic Bank, and through its subsidiary trust company, First United Trust Company, N.A. First United's subsidiaries conduct a commercial banking, trust and insurance business through a total of 69 offices in 39 municipalities or communities in 21 counties and parishes in Arkansas, Louisiana and Texas. As of March 31, 2000, First United had total assets of about $2.72 billion, deposits of about $2.27 billion and shareholders' equity of about $264.1 million.

THE MERGER (PAGE 31)

     BancorpSouth and First United entered into a merger agreement whereby First United will merge into BancorpSouth, subject to shareholder and regulatory approval and other conditions. The merger agreement is attached to this Joint Proxy Statement/Prospectus as Annex A. You should read it carefully.

     If this merger is completed, the businesses and operations of BancorpSouth and First United will be combined into a single, larger company and First United's subsidiaries will be combined with BancorpSouth Bank into a single, larger bank. BancorpSouth and First United hope to complete the merger during the third quarter of 2000.

WHAT FIRST UNITED SHAREHOLDERS WILL RECEIVE IN THE MERGER (PAGE 31)

     If the merger is completed, First United shareholders will receive 1.125 shares of BancorpSouth common stock for each share of First United common stock they own (which is referred to as the

"exchange ratio"), except for the First United shareholders who properly exercise their right to dissent from the merger.

     BancorpSouth will not issue any fractional shares of BancorpSouth common stock. Instead, a First United shareholder will receive cash equal to the product of (1) the average of the last reported sale prices per share of BancorpSouth common stock as reported on the New York Stock Exchange for the three trading days immediately preceding the date on which the merger is completed, times (2) the fraction of a share of BancorpSouth common stock to which the shareholder otherwise would be entitled.

     The number of shares of BancorpSouth common stock to be exchanged for each share of common stock of First United is fixed at 1.125. The exchange ratio will not be adjusted to reflect any change in the market price of BancorpSouth common stock or First United common stock.

     If the merger is completed, each outstanding and unexercised option to purchase shares of First United common stock will no longer represent a right to acquire shares of First United common stock and will be replaced promptly following the merger by an option to purchase shares of BancorpSouth common stock. The number of shares underlying each new option, as well as the exercise price, will be adjusted by the amount of the exchange ratio.

     At the effective time of the merger, persons who are BancorpSouth shareholders immediately prior to the merger would own approximately 67% of the outstanding shares of common stock of the combined company and persons who are First United shareholders immediately prior to the merger would own approximately 33% of the outstanding shares of common stock of the combined company.

BANCORPSOUTH'S STOCK PRICE WILL FLUCTUATE (PAGES 64 AND 77)

     BancorpSouth expects the market price of its common stock to fluctuate due to market factors beyond its control before and following the merger. Because the exchange ratio is fixed and the market price of BancorpSouth common stock may fluctuate, the value of the shares of BancorpSouth common stock that First United shareholders will receive in the merger may increase or decrease prior to completion of the merger. BancorpSouth cannot assure you that the market price of BancorpSouth common stock will not decrease before or after completion of the merger. If the price of BancorpSouth common stock substantially decreases below $15.75 per share, the closing price of BancorpSouth common stock on April 17, 2000, and below that of an index of other similarly situated publicly-held banks and bank holding companies, as described in Section 9.1(i) of the merger agreement, then First United's Board of Directors could elect to terminate the merger agreement. However, BancorpSouth can elect to increase the exchange ratio as described in Section 9.1(i) of the merger agreement so that the merger agreement will remain in effect.

SPECIAL MEETINGS (PAGES 23 AND 26)

     BANCORPSOUTH. A special meeting of the shareholders of BancorpSouth will be held at the following time and place:

                                August 24, 2000
                           10:00 a.m. (Central Time)
                               BancorpSouth, Inc.
                             One Mississippi Plaza
                           Tupelo, Mississippi 38804

     At the special meeting, shareholders of BancorpSouth will be asked to approve the merger agreement between First United and BancorpSouth.

     FIRST UNITED. A special meeting of the shareholders of First United will be held at the following time and place:

                                August 24, 2000
                           10:00 a.m. (Central Time)
                        First National Bank of El Dorado
                          Main and Washington Streets
                           El Dorado, Arkansas 71730

     At the special meeting, shareholders of First United will be asked to approve the merger agreement between First United and BancorpSouth.

THE BOARDS OF DIRECTORS OF BANCORPSOUTH AND FIRST UNITED EACH RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS APPROVE THE MERGER AGREEMENT (PAGES 34 AND 36)

     BANCORPSOUTH. The Board of Directors of BancorpSouth believes that the merger between First United and BancorpSouth is in the best interests of BancorpSouth shareholders, and recommends that BancorpSouth shareholders vote "FOR" the proposal to approve the merger agreement. This belief is based on a number of factors described in this document, including the receipt of a fairness opinion from BancorpSouth's financial advisor.

     FIRST UNITED. The Board of Directors of First United believes that the merger between First United and BancorpSouth is in the best interests of First United shareholders, and recommends that First United shareholders vote "FOR" the proposal to approve the merger agreement. This belief is based on a number of factors described in this document, including the receipt of fairness opinions from First United's financial advisors.

VOTE REQUIRED TO COMPLETE THE MERGER (PAGES 23 AND 26)

     BANCORPSOUTH. In order for the merger to be approved, the number of votes cast at BancorpSouth's special meeting of shareholders in favor of the merger agreement must exceed the number of votes cast against the merger agreement. BancorpSouth expects that its executive officers and directors will vote all of their shares of BancorpSouth common stock in favor of the merger agreement.

     The following chart describes the BancorpSouth shareholder vote to approve the merger agreement:

Number of shares of BancorpSouth common stock outstanding
  on July 10, 2000.......................................  55,712,281
Number of votes that executive officers and directors of
  BancorpSouth can cast as of July 10, 2000..............   2,929,443
Percentage of votes that executive officers and directors
  of BancorpSouth can cast as of July 10, 2000...........        5.26%

     FIRST UNITED. In order for the merger to be approved, at least two-thirds of the outstanding shares of First United common stock must be voted in favor of the merger agreement. First United expects that its executive officers and directors will vote all of their shares of First United common stock in favor of the merger agreement.

     The following chart describes the First United shareholder vote required to approve the merger agreement:

Number of shares of common stock of First United
  outstanding on July 10, 2000...........................  25,297,444
Number of votes necessary to approve the merger
  agreement..............................................  16,864,963
Percentage of outstanding shares of First United common
  stock necessary to approve the merger agreement........       66.67%
Number of votes that executive officers and directors of
  First United can cast as of July 10, 2000..............   2,983,839
Percentage of votes that executive officers and directors
  of First United can cast as of July 10, 2000...........       11.80%

RECORD DATE; VOTING POWER (PAGES 24 AND 27)

     BANCORPSOUTH. You can vote at the special meeting of BancorpSouth shareholders if you owned BancorpSouth common stock as of the close of business on July 10, 2000, the record date set by BancorpSouth's Board of Directors. Each share of BancorpSouth common stock is entitled to one vote.

     On July 10, 2000, there were 55,712,281 shares of BancorpSouth common stock outstanding and entitled to vote on the merger agreement.

     FIRST UNITED. You can vote at the special meeting of First United shareholders if you owned First United common stock as of the close of business on July 10, 2000, the record date set by First United's Board of Directors. Each share of First United common stock is entitled to one vote.

     On July 10, 2000, there were 25,297,444 shares of First United common stock outstanding and entitled to vote on the merger agreement.

BACKGROUND OF THE MERGER (PAGE 33)

     In late 1998, BancorpSouth identified First United as a potentially attractive merger partner. During the following 14 months, Aubrey B. Patterson, Chairman and Chief Executive Officer of BancorpSouth, and James V. Kelley, Chairman, President and Chief Executive Officer of First United, had informal discussions and meetings from time to time regarding their respective companies and the possibility of entering into negotiations regarding a business combination. These discussions were general in nature and did not include any proposals for a business combination.

     In January 2000, the boards of directors of BancorpSouth and First United appointed special board committees to consider the possibility of a strategic merger between First United and BancorpSouth, and the special board committees met together on January 25, 2000. In March 2000, following continued discussions between Mr. Patterson and Mr. Kelley, BancorpSouth's Board of Directors authorized the engagement of Salomon Smith Barney Inc. as BancorpSouth's financial advisor and First United's Board of Directors authorized the engagement of Stephens Inc. as First United's financial advisor. On April 10, 2000, following presentation of a report by Stephens, First United's Board of Directors authorized First United's management to pursue merger negotiations with BancorpSouth and to engage Stifel, Nicolaus & Company, Inc. as an additional financial advisor. From April 11, 2000 to April 16, 2000, BancorpSouth and First United conducted a due diligence review and negotiated the terms of a definitive merger agreement and related stock option agreements.

     On April 16, 2000, BancorpSouth's Board of Directors and First United's Board of Directors each met in separate special meetings to consider the proposed merger between First United and BancorpSouth and the terms of the proposed merger agreement. Each board of directors received presentations from its respective financial advisors, legal counsel, accountants and management regarding the merger. Following these presentations and discussion among the members of the respective boards of directors, the definitive merger agreement was separately approved by BancorpSouth's Board of Directors and by First United's Board of Directors.

WHY BANCORPSOUTH AND FIRST UNITED ARE SEEKING TO MERGE (PAGES 34 AND 36)

     The merger will combine the strengths of BancorpSouth and First United and their subsidiary banks. The combined company resulting from the merger should be able to achieve superior financial performance compared to each company operating independently. One reason for this is that the combined company is expected to be able to reduce costs and enhance revenues by eliminating overlap in the companies' operations, by combining First United's subsidiary banks, by providing uniform services and financial products through the combined banks and by applying BancorpSouth's investments in technology to First United's operations. Another reason is that the combined company should have opportunities to increase revenue by bringing a larger universe of customers in contact with a broader range of products and services currently offered by BancorpSouth. In addition, BancorpSouth and First United share similar markets in contiguous states. The competitiveness of the financial services industry is increasing continually, and the greater strength realized through combining the companies is expected to enable them to provide superior products and services to their customers and benefits to their shareholders.

BOARD OF DIRECTORS AND MANAGEMENT OF BANCORPSOUTH FOLLOWING THE MERGER (PAGE 72)

     If the merger is completed, four of First United's directors will be appointed to serve as members of BancorpSouth's Board of Directors, in addition to nine current directors of BancorpSouth. Following the merger, Aubrey B. Patterson, currently the Chairman, President and Chief Executive Officer of BancorpSouth, will continue to serve as Chairman and Chief Executive Officer of BancorpSouth, and James V. Kelley, currently the Chairman of the Board, President and Chief Executive Officer of First United, will serve as President and Chief Operating Officer of BancorpSouth.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 58)

     We intend that First United, First United shareholders, BancorpSouth and BancorpSouth shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except for First United shareholders who receive cash instead of fractional shares or First United shareholders who dissent from the merger under Arkansas law. Determining the actual tax consequences of the merger to you can be complicated. They will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences.

ACCOUNTING TREATMENT (PAGE 58)

     We expect that the merger of First United into BancorpSouth will qualify as a pooling of interests, which means that, for accounting and financial reporting purposes, BancorpSouth will treat the combined companies as if they had always been one company.

BANCORPSOUTH'S FINANCIAL ADVISOR SAYS THE EXCHANGE RATIO IS FAIR TO BANCORPSOUTH FROM A FINANCIAL POINT OF VIEW (PAGE 38)

     Salomon Smith Barney Inc. rendered an opinion to the Board of Directors of BancorpSouth that, as of the date of the opinion, the exchange ratio was fair from a financial point of view to BancorpSouth. This opinion is attached as Annex C to this document. You should read it carefully.

FIRST UNITED'S FINANCIAL ADVISORS EACH SAYS THAT THE EXCHANGE RATIO IS FAIR TO FIRST UNITED SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW (PAGE 47)

     Each of Stephens Inc. and Stifel, Nicolaus & Company, Inc. rendered an opinion to the Board of Directors of First United that, as of the date of the opinion, the exchange ratio was fair from a financial point of view to the shareholders of First United. Stephens Inc.'s opinion is attached as Annex D to this document, and Stifel, Nicolaus & Company, Inc.'s opinion is attached as Annex E to this document. You should read each of these opinions carefully.

INTERESTS OF FIRST UNITED DIRECTORS AND MANAGEMENT IN THE MERGER (PAGE 60)

     Directors and executive officers of First United will be issued shares of BancorpSouth common stock in the merger on the same basis as other shareholders of First United. The following chart shows the number of shares of BancorpSouth common stock that may be issued to directors and executive officers of First United in the merger:

Shares of First United common stock, including stock
  options exercisable within 60 days, beneficially owned
  by First United executive officers and directors on July
  10, 2000................................................  3,112,531
Shares of BancorpSouth common stock that may be received
  in the merger by First United officers and directors
  based upon this beneficial ownership....................  3,501,597

     James V. Kelley, who is currently Chairman, President and Chief Executive Officer of First United, will become President and Chief Operating Officer of BancorpSouth after the merger. Mr. Kelley has entered into a change in control agreement and stock bonus agreement with BancorpSouth that are effective upon completion of the merger.

     These agreements replace and terminate Mr. Kelley's existing severance agreement with First United, which provided for severance payments to Mr. Kelley upon termination of his employment for any reason following a change in control of First United.

     Various other officers of First United, including John G. Copeland, Chief Financial Officer of First United, and Jim N. Harwood, John Robert Graves and Gordon R. Lewis, Regional Chairmen of First United, are parties to severance or employment agreements with First United under which they may be entitled to severance payments and benefits upon termination of their employment following a change in control of First United. It is anticipated that the merger would constitute a change in control for purposes of these agreements.

FIRST UNITED SHAREHOLDERS MAY DISSENT FROM THE MERGER (PAGE 28)

     BANCORPSOUTH. BancorpSouth shareholders do not have the right to dissent from the merger.

     FIRST UNITED. Arkansas law permits First United shareholders to dissent from the merger and to receive the fair value of their shares of First United common stock in cash. To do this, a First United shareholder must follow certain procedures, including filing certain notices with First United and refraining from voting their shares in favor of the merger. If they dissent from the merger, their shares of First United common stock will not be exchanged for shares of BancorpSouth common stock in the merger, and their only right will be to receive the appraised fair value of their shares of First United common stock in cash. A copy of the Arkansas statutes describing these dissenters' rights and the procedures for exercising them is attached as Annex B to this Joint Proxy Statement/Prospectus. First United shareholders who perfect their dissenters' rights and receive cash in exchange for their shares of First United common stock may recognize gain or loss for U.S. federal income tax purposes. BancorpSouth can terminate the merger agreement if the cash it must pay to First United shareholders for fractional shares and dissenters' rights exceeds the amount permissible to account for the merger as a pooling of interests.

WE MUST OBTAIN REGULATORY APPROVALS TO COMPLETE THE MERGER (PAGE 57)

     We cannot complete the merger unless we obtain the approval of the Federal Deposit Insurance Corporation. The U.S. Department of Justice has input into the FDIC's approval process. Once the FDIC has approved the merger, federal law requires that we wait for 15 to 30 days to complete the merger in order to give the Department of Justice the opportunity to review and object to the merger.

     In addition, the merger is subject to the approval of the Mississippi Department of Banking and Consumer Finance, the Arkansas State Bank Department, the Texas Department of Banking, the Louisiana Office of Financial Institutions and the Office of the Comptroller of the Currency.

     BancorpSouth and First United have filed all of the required notices and applications, as appropriate, with these federal and state regulatory authorities, and final approval of the merger is expected to be received following approval of the merger agreement by the shareholders of BancorpSouth and First United.

     While we believe that we will obtain the remaining regulatory approvals in a timely manner, we cannot be certain if or when we will obtain them.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 64)

     The completion of the merger depends on a number of conditions being met, including the following:

     - Shareholders of BancorpSouth approving the merger;

     - Shareholders of First United approving the merger;

     - The New York Stock Exchange listing the shares of BancorpSouth common stock to be issued to First United shareholders;

     - Receipt of all required regulatory approvals, including that of the FDIC, and the expiration of any regulatory waiting periods;

     - The absence of any governmental order blocking completion of the merger, or of any proceedings by a government body trying to block it;

     - Receipt of opinions of legal counsel to each company that the U.S. federal income tax treatment in the merger will generally be as described in this document;

     - Receipt by BancorpSouth of a pooling letter from its certified public accountants that the merger will qualify for pooling of interests accounting treatment under applicable accounting standards if the merger is consummated in accordance with the merger agreement; and

     - Receipt by First United of a pooling letter from its certified public accountants that First United is a poolable entity under applicable accounting standards.

     In cases where the law permits, a party to the merger agreement could elect to waive a condition that has not been satisfied and complete the merger although the party is entitled not to complete the merger. We cannot be certain whether or when any of these conditions will be satisfied (or waived, where permissible), or that the merger will be completed.

TERMINATION OF THE MERGER AGREEMENT (PAGE 64)

     We can agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of BancorpSouth and/or First United have already voted to approve it.

     BancorpSouth can terminate the merger agreement if First United enters into any letter of intent, agreement in principle, or acquisition or similar agreement related to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First United or any First United subsidiary or any proposal, inquiry or offer to acquire in any manner all or 10% or greater equity interest in, or all or a substantial portion of the assets of, First United or any First United subsidiary, other than the transactions described in this Joint Proxy Statement/Prospectus.

     Moreover, either of us can terminate the merger agreement in the following circumstances:

     - After a final decision by a governmental authority to prohibit the merger, or 60 days after the rejection of an application for a required governmental approval;

     - If the merger isn't completed by December 31, 2000;

     - If the shareholders of BancorpSouth or First United do not approve the merger;

     - If the other party violates, in a significant way, any of its representations, warranties, covenants or obligations contained in the merger agreement;

     - The Board of Directors of the other party withdraws, or changes in a manner adverse to the other party, its recommendation that its shareholders approve the merger;

     - BancorpSouth's independent certified public accountants do not deliver a pooling letter to BancorpSouth; or

     - First United's independent certified public accountants do not deliver a pooling letter to First United.

     Generally, a party can only terminate the merger agreement in one of these situations if that party is not in violation of the merger agreement or if its violations of the merger agreement are not the cause of the event permitting termination.

     BancorpSouth can terminate the merger agreement if the cash it must pay to First United shareholders for fractional shares and dissenters' rights exceeds the amount permissible to account for the merger as a pooling of interests.

     In addition, First United's Board of Directors can elect to terminate the merger agreement if the average closing price of BancorpSouth common stock for the 20 consecutive full trading days ending at the close of trading on the day when BancorpSouth receives the last regulatory consent required for consummation of the merger declines 20% below $15.75, the closing price of BancorpSouth common stock on April 17, 2000, and 20% below the average market prices of an index of similarly situated publicly-held banks and bank holding companies. First United must notify BancorpSouth of its decision to terminate the merger agreement during the 10 day period commencing two days after BancorpSouth receives the last regulatory consent. After BancorpSouth receives this termination notice, it may elect to increase the exchange ratio according to the formula contained in Section 9.1(i) of the merger agreement. If BancorpSouth makes a timely election to increase the exchange ratio, it must give prompt written notice to First United and the merger agreement will remain in effect, except that all references to the exchange ratio will then mean the new exchange ratio.

BANCORPSOUTH'S OPTION TO PURCHASE SHARES OF FIRST UNITED COMMON STOCK (PAGE 68)

     To induce BancorpSouth to enter into the merger agreement, First United granted a stock option to BancorpSouth to purchase up to 5,056,959 shares of First United common stock at a price of $12.625 per share. The number of shares of First United common stock that may be acquired upon exercise of the stock option may not exceed 19.9% of the issued and outstanding shares of First United common stock (without counting shares that are exercisable under the stock option). First United may, in certain cases, be required to repurchase this option (and/or any shares purchased under this stock option) for a cash payment of approximately $22.5 million. BancorpSouth's total profit under this option may not exceed $22.5 million.

     BancorpSouth cannot exercise the stock option unless certain specific events take place. These events are generally related to a competing transaction involving a merger, business combination or other acquisition of First United or its stock or assets. As of the date of this Joint Proxy Statement/Prospectus, we are not aware that any event of that kind has occurred. The stock option could have the effect of discouraging other companies that might want to combine with or acquire First United from doing so. A copy of the stock option agreement is attached as Annex F to this Joint Proxy Statement/Prospectus.

FIRST UNITED'S OPTION TO PURCHASE SHARES OF BANCORPSOUTH COMMON STOCK (PAGE 69)

     To induce First United to enter into the merger agreement, BancorpSouth granted a stock option to First United to purchase up to 11,245,425 shares of BancorpSouth common stock at a price of $16.00 per share. The number of shares of BancorpSouth common stock that may be acquired upon exercise of the stock option may not exceed 19.9% of the issued and outstanding shares of BancorpSouth common stock (without counting shares that are exercisable under the stock option). BancorpSouth may in certain cases, be required to repurchase this option (and/or any shares purchased under this stock option) for a cash payment of approximately $22.5 million. First United's total profit under this option may not exceed $22.5 million.

     First United cannot exercise the stock option unless certain specific events take place. These events are generally related to a transaction involving a merger, business combination or other acquisition of BancorpSouth or its stock or assets. As of the date of this Joint Proxy Statement/Prospectus, we are not aware that any event of that kind has occurred. The stock option could have the effect of discouraging other companies that might want to combine with or acquire BancorpSouth from doing so. A copy of the stock option agreement is attached as Annex G to this Joint Proxy Statement/Prospectus.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 77)

     Shares of BancorpSouth common stock are listed on the New York Stock Exchange under the symbol "BXS." On April 14, 2000, the last full trading day prior to the public announcement of the merger, BancorpSouth common stock closed at $16.00 per share. On July 10, 2000, BancorpSouth common stock closed at $15.00 per share. Of course, the market price of BancorpSouth common stock is expected to fluctuate prior to and after completion of the merger, while the exchange ratio is fixed. You should obtain current stock price quotations for BancorpSouth common stock.

     Shares of First United common stock are quoted on the Nasdaq Stock Market under the symbol "UNTD." On April 14, 2000, the last full trading day prior to the public announcement of the merger, First United common stock closed at $12.625 per share. On July 10, 2000, First United common stock closed at $16.50 per share. Of course, the market price of First United common stock is expected to fluctuate prior to and after completion of the merger, while the exchange ratio is fixed. You should obtain current stock price quotations for First United common stock.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 84)

     This document, and other documents to which you are referred in this document, contain forward-looking statements that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the combined companies after the merger. Forward-looking statements generally refer to a future period and/or include any of the words "believes," "expects," "anticipates," "should," "will," "estimates," "plans" or "intends" or similar expressions. Many possible events or factors could affect each of our future financial results and performance and that of the combined company after the merger and could cause those results or performance to differ materially from those expressed in forward-looking statements. These possible events or factors include the following:

     - Problems or delays in bringing us together, either before or after the merger is completed;

     - Legal and regulatory risks and uncertainties;

     - Economic, political and competitive forces affecting our businesses, markets, constituencies or securities; and

     - Inaccuracies in our analyses of these risks and forces, and lack of success of strategies developed to deal with them.

COMPARATIVE UNAUDITED PER SHARE DATA

     The following table shows information, for the periods indicated, about BancorpSouth's and First United's historical net income per share, dividends per share and book value per share. The table also provides similar information that reflects the merger of BancorpSouth and First United (which is referred to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we have assumed that First United and BancorpSouth had been merged throughout those periods for accounting and financial reporting purposes (a method which is referred to as the "pooling of interests" method of accounting). In addition, the table provides "pro forma equivalent" information for First United, which was obtained by multiplying the BancorpSouth and First United pro forma amounts by the exchange ratio. It is intended to reflect the fact that First United shareholders will be receiving more than one share of BancorpSouth common stock for each share of First United common stock exchanged in the merger.

BOOK VALUE PER SHARE:

                                                              DECEMBER 31,    MARCH 31,
                                                                  1999          2000
                                                              ------------    ---------
BancorpSouth historical(1)..................................     $ 8.70        $ 8.74
First United historical(2)..................................      10.27         10.44
BancorpSouth and First United pro forma(3)..................       8.84          8.92
First United pro forma equivalent(4)........................       9.94         10.04

NET INCOME PER SHARE:

                                                                                   THREE-MONTHS
                                                        YEAR ENDED DECEMBER 31,       ENDED
                                                        -----------------------     MARCH 31,
                                                        1997     1998     1999         2000
                                                        -----    -----    -----    ------------
BancorpSouth historical(1)............................  $0.99    $1.01    $1.20       $0.32
First United historical(2)............................   1.02     1.20     1.32        0.34
BancorpSouth and First United pro forma(3)............   0.96     1.03     1.19        0.31
First United pro forma equivalent(4)..................   1.08     1.16     1.34        0.35

CASH DIVIDENDS PER SHARE:

                                                                                   THREE-MONTHS
                                                       YEAR ENDED DECEMBER 31,        ENDED
                                                       ------------------------     MARCH 31,
                                                        1997     1998     1999         2000
                                                       ------    -----    -----    ------------
BancorpSouth historical(1)...........................  $0.395    $0.45    $0.49       $0.130
First United historical(2)...........................   0.390     0.45     0.49        0.125
BancorpSouth and First United pro forma(3)...........   0.395     0.45     0.49        0.130
First United pro forma equivalent(4).................   0.440     0.51     0.55        0.150

---------------
(1) Adjusted to reflect a two-for-one stock split of BancorpSouth common stock, effected in the form of a 100% stock dividend as of May 15, 1998.

(2) Adjusted to reflect a two-for-one stock split of First United common stock, effected in the form of a 100% stock dividend as of June 30, 1998.

(3) Presented as if the merger of First United into BancorpSouth had been effective throughout the periods presented.

(4) Calculated by multiplying the BancorpSouth and First United pro forma amount by the exchange ratio of 1.125.

      SELECTED HISTORICAL FINANCIAL DATA AND UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION

     The following tables show summarized unaudited historical consolidated financial data for BancorpSouth and for First United and also show similar pro forma information reflecting the merger of the two companies. The pro forma information reflects the pooling of interests method of accounting for the merger of First United into BancorpSouth.

     We expect to incur merger-related expenses as a result of combining our companies. We also anticipate that the merger will provide the combined company with financial benefits such as reduced operating expenses and the opportunity to earn more revenue. However, none of these anticipated expenses or benefits have been factored into the pro forma income statement information. For that reason, the pro forma information, while helpful in illustrating the financial attributes of the combined company under one set of assumptions, doesn't attempt to predict or suggest future results. Also, the information set forth for the three-month period ended March 31, 2000 does not indicate what the results will be for the full 2000 fiscal year.

     The information in the following tables is based on the historical financial information of BancorpSouth and First United that has been presented in their prior filings with the Securities and Exchange Commission (and which have been incorporated by reference into this Joint Proxy Statement/ Prospectus). All of the summary financial information provided in the following tables should be read in connection with this historical financial information. For information on how to obtain BancorpSouth's and/or First United's historical financial information presented in their prior filings, you should refer to the section of this document captioned "WHERE YOU CAN FIND MORE INFORMATION." The financial information as of and for the interim periods ended March 31, 2000 and 1999 has not been audited and in the respective opinions of management reflects all adjustments (consisting only of normal recurring adjustments) necessary to a fair presentation of such data.

                               BANCORPSOUTH, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                                FOR THE THREE MONTHS
                                                                                                   ENDED MARCH 31,
                                             FOR THE YEARS ENDED DECEMBER 31,                        (UNAUDITED)
                              --------------------------------------------------------------   -----------------------
                                 1995         1996         1997         1998         1999         1999         2000
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
EARNINGS SUMMARY:
  Interest revenue..........  $  294,901   $  322,410   $  353,774   $  398,003   $  414,187   $   99,414   $  110,557
  Interest expense..........     135,938      148,999      167,606      194,309      196,686       47,109       54,830
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest revenue....     158,963      173,411      186,168      203,694      217,501       52,305       55,727
  Provision for credit
    losses..................       7,183       10,200       10,516       16,080       14,689        3,063        3,313
  Other revenue.............      48,485       56,529       59,679       66,242       79,331       23,098       21,492
  Other expense.............     136,649      142,039      156,574      166,514      183,000       48,900       46,559
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Income before income
      tax...................      63,616       77,701       78,757       87,342       99,143       23,440       27,347
  Applicable income taxes...      19,041       26,350       24,891       29,369       30,190        6,575        9,193
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income................  $   44,575   $   51,351   $   53,866   $   57,973   $   68,953   $   16,865   $   18,154
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA:
  Basic earnings............  $     0.87   $     1.00   $    1.000   $     1.02   $     1.21   $     0.30   $     0.32
  Diluted earnings..........        0.87         0.99        0.990         1.01         1.20         0.29         0.32
  Cash dividends............        0.31         0.35        0.395         0.45         0.49         0.12         0.13
  Book value................        6.23         6.91        7.450         8.18         8.70         8.25         8.74
BALANCE SHEET DATA
  (PERIOD END):
  Total assets..............  $3,896,501   $4,226,311   $4,851,950   $5,383,214   $5,776,926   $5,489,231   $5,844,696
  Loans, net of unearned
    income..................   2,655,696    2,860,824    3,187,305    3,582,397    4,053,532    3,658,139    4,114,315
  Allowance for credit
    losses..................      38,799       41,706       44,238       51,083       55,557       52,264       56,821
  Securities................     853,033      905,214    1,112,387    1,235,321    1,186,038    1,231,276    1,222,197
  Deposits..................   3,384,635    3,694,087    4,112,723    4,587,332    4,815,415    4,701,413    4,975,535
  Long-term debt............         N/A          N/A          N/A      182,720      138,560      168,012      137,903
  Total stockholders'
    equity..................     320,674      356,084      404,463      467,527      497,400      472,153      494,112
BALANCE SHEET DATA (AVERAGES):
  Total assets..............  $3,711,949   $4,055,489   $4,481,933   $5,177,846   $5,563,010   $5,409,979   $5,814,835
  Total stockholders'
    equity..................  $  304,628   $  335,356   $  387,675   $  440,659   $  476,453   $  467,513   $  495,790
  Average number of diluted
    shares outstanding......      51,528       51,900       54,544       57,224       57,524       57,524       57,207
SELECTED RATIOS (ANNUALIZED):
  Return on average
    assets..................        1.20%        1.27%        1.20%        1.12%        1.24%        1.25%        1.25%
  Return on average
    stockholders' equity....       14.63        15.31        13.89        13.16        14.47        14.43        14.65
  Net interest margin.......         N/A          N/A         4.56         4.31         4.28         4.31         4.21
  Net charge-offs to average
    loans...................        0.21         0.26         0.29         0.30         0.27         0.22         0.20
  Tier 1 capital to
    risk-weighted assets....         N/A          N/A          N/A        11.56        11.49        11.45        11.11
  Total capital to
    risk-weighted assets....         N/A          N/A          N/A        12.82        12.80        12.71        12.40
  Leverage ratio............         N/A          N/A          N/A         8.38         8.38         8.26         8.22

---------------
"N/A" -- not available for the period indicated.

                         FIRST UNITED BANCSHARES, INC.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                                                                                FOR THE THREE MONTHS
                                                                                                   ENDED MARCH 31,
                                             FOR THE YEARS ENDED DECEMBER 31,                        (UNAUDITED)
                              --------------------------------------------------------------   -----------------------
                                 1995         1996         1997         1998         1999         1999         2000
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
                                                (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
EARNINGS SUMMARY:
  Interest revenue..........  $  133,909   $  154,452   $  169,996   $  177,216   $  184,082   $   44,355   $   48,397
  Interest expense..........      63,329       73,807       79,339       82,806       83,485       20,107       22,570
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Net interest revenue....      70,580       80,645       90,657       94,410      100,597       24,248       25,827
  Provision for credit
    losses..................       1,013        1,443        5,166        3,230        3,123          688        1,302
  Other revenue.............         n/a       14,859       18,156       18,258       19,665        4,778        4,963
  Other expense.............         n/a       56,321       68,625       66,218       69,140       16,650       17,567
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
    Income before income
      tax...................         n/a       37,740       35,022       43,220       47,999       11,688       11,921
  Applicable income taxes...         n/a       10,681        9,250       12,952       14,541        3,565        3,430
                              ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income................  $   22,527   $   27,059   $   25,772   $   30,268   $   33,458   $    8,123   $    8,491
                              ==========   ==========   ==========   ==========   ==========   ==========   ==========
PER SHARE DATA:
  Basic earnings............  $     0.96   $     1.11   $     1.02   $     1.20   $     1.32   $    0.320   $    0.340
  Diluted earnings..........        0.96         1.11         1.02         1.20         1.32        0.320        0.340
  Cash dividends............        0.31         0.33         0.39         0.45         0.49        0.115        0.125
  Book value................        7.86         8.60         9.27        10.11        10.27       10.210       10.440
BALANCE SHEET DATA (PERIOD END):
  Total assets..............  $1,935,896   $2,172,561   $2,355,255   $2,516,457   $2,666,047   $2,505,516   $2,715,907
  Loans, net of unearned
    income..................     928,283    1,048,179    1,213,338    1,353,161    1,488,403    1,346,547    1,506,362
  Allowance for credit
    losses..................      15,259       14,951       17,694       17,302       18,675       17,786       19,541
  Securities................     784,512      888,565      901,906      910,745      925,186      902,083      933,039
  Deposits..................   1,645,444    1,859,854    1,990,159    2,133,951    2,251,631    2,131,762    2,270,691
  Long-term debt............      31,314       35,311       30,636       26,367       34,246       22,984       27,642
  Total stockholders'
    equity..................     184,364      210,099      234,549      255,633      259,710      258,197      264,070
BALANCE SHEET DATA (AVERAGES):
  Total assets..............  $1,792,731   $2,110,673   $2,298,372   $2,399,605   $2,543,247   $2,490,438   $2,692,387
  Total stockholders'
    equity..................  $  168,670   $  195,133   $  226,430   $  239,453   $  259,746   $  252,964   $  274,334
  Average number of shares
    outstanding:
    Basic...................      23,428       24,444       25,294       25,294       25,295       25,294       25,296
    Diluted.................      23,438       24,482       25,360       25,324       25,336       25,329       25,323
SELECTED RATIOS (ANNUALIZED):
  Return on average
    assets..................        1.26%        1.29%        1.12%        1.26%        1.32%        1.32%        1.27%
  Return on average
    stockholders' equity....       13.36        13.87        11.38        12.64        12.88        13.02        12.45
  Net interest margin.......         N/A         4.32         4.43         4.34         4.41         4.40         4.32
  Net charge-offs to average
    loans...................        0.24         0.29         0.25         0.28         0.20         0.02         0.03
  Tier 1 capital to
    risk-weighted assets....         N/A        16.54        16.26        16.40        15.81        16.72        15.69
  Total capital to
    risk-weighted assets....         N/A        17.79        17.51        17.57        16.95        17.97        16.85
  Leverage ratio............         N/A         9.34         9.41         9.66         9.73         9.92         9.71

---------------
"N/A" -- not available for the period indicated.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1999
                                  (UNAUDITED)

                                                   HISTORICAL
                                          ----------------------------
                                          BANCORPSOUTH    FIRST UNITED    ADJUSTMENTS     PRO FORMA
                                          ------------    ------------    -----------     ----------
                                                                (IN THOUSANDS)
ASSETS
Cash and due from banks.................   $  222,681      $  113,476                     $  336,157
Held-to-maturity securities.............      840,754         196,407                      1,037,161
Available-for-sale securities...........      345,284         728,779                      1,074,063
Federal funds sold......................       65,000          45,875                        110,875
Loans and leases........................    4,131,418       1,492,356                      5,623,774
Less: Unearned discount.................       77,886           3,953                         81,839
      Allowance for credit losses.......       55,557          18,675                         74,232
                                           ----------      ----------       -------       ----------
Net loans and leases....................    3,997,975       1,469,728                      5,467,703
Mortgages held for sale.................       37,521         --                              37,521
Premises and equipment, net.............      129,054          42,689                        171,743
Other assets............................      138,657          69,093                        207,750
                                           ----------      ----------       -------       ----------
     Total assets.......................   $5,776,926      $2,666,047        --           $8,442,973
                                           ==========      ==========       =======       ==========
LIABILITIES
Deposits:
  Non-interest bearing..................   $  614,567      $  352,327                     $  966,894
  Interest bearing......................    4,200,848       1,899,304                      6,100,152
                                           ----------      ----------       -------       ----------
  Total deposits........................    4,815,415       2,251,631                      7,067,046
Short-term borrowings...................      242,989         106,951                        349,940
Long-term debt..........................      138,560          34,246                        172,806
Other liabilities.......................       82,562          13,509                         96,071
                                           ----------      ----------       -------       ----------
     Total liabilities..................    5,279,526       2,406,337                      7,685,863
                                           ----------      ----------       -------       ----------
STOCKHOLDERS' EQUITY
Common stock............................      143,261          25,296       $45,849(1)       214,406
Capital surplus.........................       90,990          26,636       (45,849)(1)       71,777
Unrealized gain on available-for-sale
  securities............................          (95)        (14,054)                       (14,149)
Retained earnings.......................      264,707         221,832                        486,539
Less cost of treasury stock.............       (1,463)        --                              (1,463)
                                           ----------      ----------       -------       ----------
     Total stockholders' equity.........      497,400         259,710        --              757,110
                                           ----------      ----------       -------       ----------
     Total liabilities and stockholders'
       equity...........................   $5,776,926      $2,666,047        --           $8,442,973
                                           ==========      ==========       =======       ==========

---------------
(1) Reclassification of capital accounts to reflect the exchange of First United common stock for BancorpSouth common stock.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2000
                                  (UNAUDITED)

                                                   HISTORICAL
                                          ----------------------------
                                          BANCORPSOUTH    FIRST UNITED    ADJUSTMENTS     PRO FORMA
                                          ------------    ------------    -----------     ----------
                                                                (IN THOUSANDS)
ASSETS
Cash and due from banks.................   $  188,840      $   98,620                     $  287,460
Held-to-maturity securities.............      890,083         194,118                      1,084,201
Available-for-sale securities...........      331,741         738,921                      1,070,662
Federal funds sold......................       77,000          52,219                        129,219
Loans and leases........................    4,187,382       1,509,760                      5,697,142
Less: Unearned discount.................       73,067           3,398                         76,465
      Allowance for credit losses.......       56,821          19,541                         76,362
                                           ----------      ----------       -------       ----------
Net loans and leases....................    4,057,494       1,486,821                      5,544,315
Mortgages held for sale.................       31,893         --                              31,893
Premises and equipment, net.............      130,522          42,435                        172,957
Other assets............................      137,123         102,773                        239,896
                                           ----------      ----------       -------       ----------
     Total assets.......................   $5,844,696      $2,715,907        --           $8,560,603
                                           ==========      ==========       =======       ==========
LIABILITIES
Deposits:
  Non-interest bearing..................   $  641,108      $  362,321                     $1,003,429
  Interest bearing......................    4,334,427       1,908,370                      6,242,797
                                           ----------      ----------       -------       ----------
  Total deposits........................    4,975,535       2,270,691                      7,246,226
Short-term borrowings...................      147,981         139,766                        287,747
Long-term debt..........................      137,903          27,642                        165,545
Other liabilities.......................       89,165          13,738                        102,903
                                           ----------      ----------       -------       ----------
     Total liabilities..................    5,350,584       2,451,837                      7,802,421
                                           ----------      ----------       -------       ----------
STOCKHOLDERS' EQUITY
Common stock............................      143,261          25,297       $45,851(1)       214,409
Capital surplus.........................       89,164          26,665       (45,851)(1)       69,978
Unrealized gain on available-for-sale
  securities............................       (1,851)        (15,053)                       (16,904)
Retained earnings.......................      275,425         227,161                        502,586
Less cost of treasury stock.............      (11,887)        --                             (11,887)
                                           ----------      ----------       -------       ----------
     Total stockholders' equity.........      494,112         264,070        --              758,182
                                           ----------      ----------       -------       ----------
     Total liabilities and stockholders'
       equity...........................   $5,844,696      $2,715,907        --           $8,560,603
                                           ==========      ==========       =======       ==========

---------------
(1) Reclassification of capital accounts to reflect the exchange of First United common stock for BancorpSouth common stock.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                       FOR THE YEARS ENDED DECEMBER 31,
                              ---------------------------------------------------
                                                     1997
                              ---------------------------------------------------
                                               FIRST
                              BANCORPSOUTH     UNITED
                               HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                              ------------   ----------   -----------   ---------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest revenue............    $353,774      $169,996                  $523,770
Interest expense............     167,606        79,339                   246,945
                                --------      --------     --------     --------
Net interest revenue........     186,168        90,657                   276,825
Provision for credit
  losses....................      10,516         5,166                    15,682
                                --------      --------     --------     --------
Net interest revenue, after
  provision for credit
  losses....................     175,652        85,491                   261,143
Other revenue...............      59,679        18,156                    77,835
Other expense...............     156,574        68,625                   225,199
                                --------      --------     --------     --------
Income before income tax....      78,757        35,022                   113,779
Applicable income taxes.....      24,891         9,250                    34,141
                                --------      --------     --------     --------
Net income..................    $ 53,866      $ 25,772       --         $ 79,638
                                ========      ========     ========     ========
EARNINGS PER SHARE
  Basic.....................    $   1.00      $   1.02                  $   0.96
  Diluted...................    $   0.99      $   1.02                  $   0.96
AVERAGE SHARES
  Basic.....................      54,122        25,294                    82,578
  Diluted...................      54,544        25,360                    83,074

                                       FOR THE YEARS ENDED DECEMBER 31,
                              ---------------------------------------------------
                                                     1998
                              ---------------------------------------------------
                                               FIRST
                              BANCORPSOUTH     UNITED
                               HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                              ------------   ----------   -----------   ---------
                                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest revenue............    $398,003      $177,216                  $575,219
Interest expense............     194,309        82,806                   277,115
                                --------      --------     --------     --------
Net interest revenue........     203,694        94,410                   298,104
Provision for credit
  losses....................      16,080         3,230                    19,310
                                --------      --------     --------     --------
Net interest revenue, after
  provision for credit
  losses....................     187,614        91,180                   278,794
Other revenue...............      66,242        18,258                    84,500
Other expense...............     166,514        66,218                   232,732
                                --------      --------     --------     --------
Income before income tax....      87,342        43,220                   130,562
Applicable income taxes.....      29,369        12,952                    42,321
                                --------      --------     --------     --------
Net income..................    $ 57,973      $ 30,268       --         $ 88,241
                                ========      ========     ========     ========
EARNINGS PER SHARE
  Basic.....................    $   1.02      $   1.20                  $   1.04
  Diluted...................    $   1.01      $   1.20                  $   1.03
AVERAGE SHARES
  Basic.....................      56,638        25,294                    85,094
  Diluted...................      57,224        25,324                    85,714

                                      FOR THE YEAR ENDED DECEMBER 31, 1999
                               ---------------------------------------------------
                                                FIRST
                               BANCORPSOUTH     UNITED
                                HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                               ------------   ----------   -----------   ---------
                                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest revenue.............    $414,187      $184,082                  $598,269
Interest expense.............     196,686        83,485                   280,171
                                 --------      --------     --------     --------
Net interest revenue.........     217,501       100,597                   318,098
Provision for credit
  losses.....................      14,689         3,123                    17,812
                                 --------      --------     --------     --------
Net interest revenue, after
  provision for credit
  losses.....................     202,812        97,474                   300,286
Other revenue................      79,331        19,665                    98,996
Other expense................     183,000        69,140                   252,140
                                 --------      --------     --------     --------
Income before income tax.....      99,143        47,999                   147,142
Applicable income taxes......      30,190        14,541                    44,731
                                 --------      --------     --------     --------
Net income...................    $ 68,953      $ 33,458       --         $102,411
                                 ========      ========     ========     ========
EARNINGS PER SHARE
  Basic......................    $   1.21      $   1.32                  $   1.20
  Diluted....................    $   1.20      $   1.32                  $   1.19
AVERAGE SHARES
  Basic......................      57,108        25,295                    85,565
  Diluted....................      57,524        25,336                    86,027

                                  (UNAUDITED)

                                   FOR THE THREE MONTHS ENDED MARCH 31,
                            ---------------------------------------------------
                                                   1999
                            ---------------------------------------------------
                                             FIRST
                            BANCORPSOUTH     UNITED
                             HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                            ------------   ----------   -----------   ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest revenue..........    $99,414       $44,355                   $143,769
Interest expense..........     47,109        20,107                     67,216
                              -------       -------      --------     --------
Net interest revenue......     52,305        24,248                     76,553
Provision for credit
  losses..................      3,063           688                      3,751
                              -------       -------      --------     --------
Net interest revenue,
  after provision for
  credit losses...........     49,242        23,560                     72,802
Other revenue.............     23,098         4,778                     27,876
Other expense.............     48,900        16,650                     65,550
                              -------       -------      --------     --------
Income before income
  tax.....................     23,440        11,688                     35,128
Applicable income taxes...      6,575         3,565        --           10,140
                              -------       -------      --------     --------
Net income................    $16,865       $ 8,123        --         $ 24,988
                              =======       =======      ========     ========
EARNINGS PER SHARE
  Basic...................    $  0.30       $  0.32                   $   0.29
  Diluted.................    $  0.29       $  0.32                   $   0.29
AVERAGE SHARES
  Basic...................     57,082        25,294                     85,538
  Diluted.................     57,524        25,329                     86,019

                                   FOR THE THREE MONTHS ENDED MARCH 31,
                            ---------------------------------------------------
                                                   2000
                            ---------------------------------------------------
                                             FIRST
                            BANCORPSOUTH     UNITED
                             HISTORICAL    HISTORICAL   ADJUSTMENTS   PRO FORMA
                            ------------   ----------   -----------   ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Interest revenue..........    $110,557      $48,397                   $158,954
Interest expense..........      54,830       22,570                     77,400
                              --------      -------      --------     --------
Net interest revenue......      55,727       25,827                     81,544
Provision for credit
  losses..................       3,313        1,302                      4,615
                              --------      -------      --------     --------
Net interest revenue,
  after provision for
  credit losses...........      52,414       24,525                     76,939
Other revenue.............      21,492        4,963                     26,455
Other expense.............      46,559       17,567                     64,126
                              --------      -------      --------     --------
Income before income
  tax.....................      27,347       11,921                     39,268
Applicable income taxes...       9,193        3,430        --           12,623
                              --------      -------      --------     --------
Net income................    $ 18,154      $ 8,491        --         $ 26,645
                              ========      =======      ========     ========
EARNINGS PER SHARE
  Basic...................    $   0.32      $  0.34                   $   0.31
  Diluted.................    $   0.32      $  0.34                   $   0.31
AVERAGE SHARES
  Basic...................      56,854       25,296                     85,312
  Diluted.................      57,207       25,323                     85,695

                          BANCORPSOUTH SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is first being mailed, on or about July 17, 2000, to all persons who were BancorpSouth shareholders on July 10, 2000.

     Along with this Joint Proxy Statement/Prospectus, BancorpSouth shareholders are being provided with a Notice of Special Meeting from, and form of proxy card that is solicited by, BancorpSouth's Board of Directors for use at the special meeting of BancorpSouth shareholders and at any adjournments or postponements of that meeting.

     At the BancorpSouth special meeting, BancorpSouth shareholders will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of April 16, 2000, and amended as of May 15, 2000, between First United and BancorpSouth, which provides for the merger of First United with and into BancorpSouth.

     The special meeting of BancorpSouth shareholders will be held at the following time and place:

                                August 24, 2000
                           10:00 a.m. (Central Time)
                               BancorpSouth, Inc.
                             One Mississippi Plaza
                           Tupelo, Mississippi 38804

PROXIES

     We encourage BancorpSouth shareholders to promptly vote their proxies either by (1) completing, signing, dating and returning the enclosed proxy card solicited by BancorpSouth's Board of Directors, or (2) voting by touch-tone telephone as described in the enclosed proxy card, but NOT by both methods, if they are unable to attend the BancorpSouth special meeting in person or wish to have their shares of BancorpSouth common stock voted by proxy even if they do attend the meeting. If a BancorpSouth shareholder does vote by both methods, only the last vote that is submitted will be counted and each previous vote will be disregarded.

     In order to vote by touch-tone telephone, BancorpSouth shareholders need the 10-digit Control Number printed on their enclosed proxy card. To vote by touch-tone telephone, call 1-800-250-9081, enter the 10-digit Control Number and follow the simple instructions. This toll-free call can be made at any time up until 10:59 p.m. (Central Time) on August 23, 2000, the day prior to the BancorpSouth special meeting, and should not require more than a few minutes to complete. To vote your proxy by mail, please complete, sign, date and return the enclosed proxy card. Under the Mississippi Business Corporation Act and BancorpSouth's governing documents, a proxy voted by touch-tone telephone has the same validity as one voted by completing, signing, dating and returning a proxy card.

     A BancorpSouth shareholder may revoke any proxy given in connection with this solicitation by:

     - Delivering to BancorpSouth's corporate Secretary a written notice revoking the proxy prior to the taking of the vote at the BancorpSouth special meeting;

     - Voting a proxy relating to the same shares bearing a later date; or

     - Attending the meeting and voting in person (however, attendance at the BancorpSouth special meeting without voting at the meeting will not in and of itself constitute a revocation of a proxy).

     BancorpSouth shareholders should address all written notices of revocation and other communications with respect to the revocation of proxies to the following:

                               BancorpSouth, Inc.
                             One Mississippi Plaza
                           Tupelo, Mississippi 38804
                    Attention: Cathy S. Freeman, Secretary.

     For a notice of revocation or later proxy to be valid, however, BancorpSouth must actually receive it prior to the vote of BancorpSouth shareholders at the BancorpSouth special meeting. BancorpSouth will vote all shares represented by valid proxies received in connection with this solicitation, and not revoked before they are exercised in the manner described above. If no specification is made, BancorpSouth will vote the proxies in favor of approval of the merger agreement.

     BancorpSouth is currently unaware of any other matters that may be presented for action at the BancorpSouth special meeting. If other matters do properly come before the BancorpSouth special meeting, then shares of BancorpSouth common stock represented by proxies will be voted (or not voted) by the persons named in the proxies in their discretion.

BANCORPSOUTH'S SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by mail, BancorpSouth will request banks, brokers and other record holders to send proxy cards and proxy material to the beneficial owners of BancorpSouth common stock and obtain their voting instructions, if necessary. BancorpSouth will reimburse these record holders for their reasonable expenses in so doing. If necessary, BancorpSouth may also use several of its regular employees, who will not be specially compensated, to solicit proxies from BancorpSouth shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

BANCORPSOUTH RECORD DATE AND VOTING RIGHTS

     BancorpSouth's Board of Directors has fixed July 10, 2000 as the record date for the determination of BancorpSouth shareholders entitled to receive notice of and to vote at BancorpSouth's special meeting of shareholders. Accordingly, only BancorpSouth shareholders of record at the close of business on July 10, 2000 will be entitled to notice of and to vote at the BancorpSouth special meeting. At the close of business on BancorpSouth's record date, there were 55,712,281 shares of BancorpSouth common stock entitled to vote at the BancorpSouth special meeting held by 8,171 holders of record, and the directors and executive officers of BancorpSouth beneficially owned about 5.26% of the outstanding shares of BancorpSouth common stock.

     The presence, in person or by proxy, of shares of BancorpSouth common stock representing two-thirds of the votes entitled to be cast at the BancorpSouth special meeting is necessary to constitute a quorum. Each share of BancorpSouth common stock outstanding on BancorpSouth's record date entitles its holder to one vote as to the approval of the merger agreement or any other proposal that may properly come before BancorpSouth's special meeting.

     For purposes of determining the presence or absence of a quorum for the transaction of business, BancorpSouth will count shares of BancorpSouth common stock present in person at the special meeting but not voting, and shares of BancorpSouth common stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the special meeting. Abstentions are counted as present at the BancorpSouth special meeting for purposes of determining whether a quorum exists; however, abstentions will not be counted as a vote "for" or "against" the merger agreement, and therefore will be disregarded in determining whether or not the merger agreement is approved. Proxies submitted by brokers that do not indicate a vote for the merger agreement because the brokers don't have discretionary voting authority and have not received instructions as to how to vote on that proposal (so-called "broker non-votes") will be counted as present at the BancorpSouth special meeting for purposes of determining whether a quorum exists; however, broker non-votes will not be counted as a vote "for" or

"against" the merger agreement, and therefore will be disregarded in determining whether or not the merger agreement is approved.

     Under the Mississippi Business Corporation Act, approval of the merger agreement requires that the number of votes cast in favor of the merger agreement must exceed the number of votes cast against the merger agreement at BancorpSouth's special meeting. BancorpSouth's Board of Directors urges BancorpSouth shareholders to complete, date and sign the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope, or to vote by touch-tone telephone as described on the enclosed proxy card.

RECOMMENDATION OF BANCORPSOUTH'S BOARD OF DIRECTORS

     BancorpSouth's Board of Directors has approved the merger agreement. BancorpSouth's Board of Directors believes that the merger is in the best interests of BancorpSouth and BancorpSouth shareholders and recommends that BancorpSouth shareholders vote "FOR" approval and adoption of the merger agreement. The conclusion of BancorpSouth's Board of Directors with respect to the merger is based on a number of factors. See "THE MERGER -- BancorpSouth's Reasons for the Merger; Recommendation of BancorpSouth's Board of Directors."

LACK OF DISSENTERS' RIGHTS FOR BANCORPSOUTH SHAREHOLDERS

     Holders of BancorpSouth common stock will NOT be entitled to dissenters' rights as a result of the merger under the Mississippi Business Corporation Act.

                          FIRST UNITED SPECIAL MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is first being mailed, on or about July 17, 2000, to all persons who were First United shareholders on July 10, 2000.

     Along with this Joint Proxy Statement/Prospectus, First United shareholders are being provided with a Notice of Special Meeting from, and form of proxy card that is solicited by, First United's Board of Directors for use at the special meeting of First United shareholders and at any adjournments or postponements of that meeting.

     At the First United special meeting, First United shareholders will consider and vote upon a proposal to approve and adopt the merger agreement, dated as of April 16, 2000, and amended as of May 15, 2000, between First United and BancorpSouth.

     The special meeting of First United shareholders will be held at the following time and place:

                                August 24, 2000
                           10:00 a.m. (Central Time)
                        First National Bank of El Dorado
                          Main and Washington Streets
                           El Dorado, Arkansas 71730

PROXIES

     We encourage First United shareholders to promptly vote their proxies by completing, signing, dating and returning the enclosed proxy card solicited by First United's Board of Directors if they are unable to attend the First United special meeting in person or wish to have their shares of First United common stock voted by proxy even if they do attend the meeting.

     A First United shareholder may revoke any proxy given in connection with this solicitation by:

     - Delivering to First United's corporate Secretary a written notice revoking the proxy prior to the taking of the vote at the First United special meeting;

     - Delivering a duly executed proxy relating to the same shares bearing a later date; or

     - Attending the meeting and voting in person (however, attendance at the First United special meeting without voting at the meeting will not in and of itself constitute a revocation of a proxy).

     First United shareholders should address all written notices of revocation and other communications with respect to the revocation of proxies to the following:

                         First United Bancshares, Inc.
                          Main and Washington Streets
                           El Dorado, Arkansas 71730
                    Attention: John G. Copeland, Secretary.

     For a notice of revocation or later proxy to be valid, however, First United must actually receive it prior to the vote of First United shareholders at the First United special meeting. First United will vote all shares of First United common stock represented by valid proxies received through this solicitation, and not revoked before they are exercised in the manner described above. If no specification is made, First United will vote the proxies in favor of approval of the merger agreement.

     First United is currently unaware of any other matters that may be presented for action at the First United special meeting. If other matters do properly come before the First United special meeting, then shares of First United common stock represented by proxies will be voted (or not voted) by the persons named in the proxies in their discretion.

FIRST UNITED'S SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by mail, First United will request banks, brokers and other record holders of First United common stock to send proxy cards and proxy material to the beneficial owners of the stock and obtain their voting instructions, if necessary. First United will reimburse these record holders for their reasonable expenses in so doing. If necessary, First United may also use several of its regular employees, who will not be specially compensated, to solicit proxies from First United shareholders, either personally or by telephone, telegram, facsimile or special delivery letter.

FIRST UNITED RECORD DATE AND VOTING RIGHTS

     First United's Board of Directors has fixed July 10, 2000 as the record date for the determination of First United shareholders entitled to receive notice of and to vote at First United's special meeting of shareholders. Accordingly, only First United shareholders of record at the close of business on July 10, 2000 will be entitled to notice of and to vote at the First United special meeting. At the close of business on First United's record date, there were 25,297,444 shares of First United common stock entitled to vote at the First United special meeting held by approximately 1,871 holders of record, and the directors and executive officers of First United beneficially owned about 12.3% of the outstanding shares of First United common stock.

     The presence, in person or by proxy, of shares of First United common stock representing a majority of the votes entitled to be cast at the First United special meeting is necessary to constitute a quorum. Each share of First United common stock outstanding on First United's record date entitles its holder to one vote as to the approval of the merger agreement or any other proposal that may properly come before First United's special meeting.

     For purposes of determining the presence or absence of a quorum for the transaction of business, First United will count shares of First United common stock present in person at the special meeting but not voting, and shares of First United common stock for which it has received proxies but with respect to which holders of such shares have abstained, as present at the special meeting. Abstentions are counted as present at the First United special meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be counted as present at the First United special meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any proposal as to which instructions on how to vote were not provided.

     Under First United's articles of incorporation, approval of the merger agreement requires the affirmative vote of the holders of two-thirds of all votes entitled to be cast on the merger agreement. Because approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of First United common stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, First United's Board of Directors urges First United shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

RECOMMENDATION OF FIRST UNITED'S BOARD OF DIRECTORS

     First United's Board of Directors has approved the merger agreement. First United's Board of Directors believes that the merger is in the best interests of First United and First United shareholders and recommends that First United shareholders vote "FOR" approval and adoption of the merger agreement. The conclusion of First United's Board of Directors with respect to the merger is based on a number of factors, including the receipt of fairness opinions from First United's financial advisors. See "THE MERGER -- First United's Reasons for the Merger; Recommendation of First United's Board of Directors."

FIRST UNITED SHAREHOLDERS DISSENTERS' RIGHTS

     Holders of First United common stock will be entitled to dissenters' rights as a result of the merger under Subchapter 13 of the Arkansas Business Corporation Act of 1987. A person having a beneficial interest in shares of First United common stock that are held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever dissenters' rights the beneficial owner may have, or must submit to First United the record shareholder's written consent to the dissent not later than the time the beneficial owner asserts dissenters' rights and must do so with respect to all shares that such person beneficially owns.

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under the Arkansas Business Corporation Act of 1987. Any First United shareholder who wishes to exercise such dissenters' rights, or who wishes to preserve his or her right to do so, should review Subchapter 13 of the Arkansas Business Corporation Act of 1987, a copy of which is attached as Annex B to this Joint Proxy Statement/Prospectus, and the following discussion carefully.

     The availability of dissenters' rights is conditioned upon full compliance with a complicated procedure set forth in Subchapter 13 of the Arkansas Business Corporation Act of 1987. Failure to timely and properly comply with the procedures specified will result in the complete loss of dissenters' rights. Accordingly, any First United shareholder who wishes to dissent from the merger and receive the value of his or her First United common stock in cash should consult with his or her own legal counsel.

     A First United shareholder's failure to vote against the merger agreement will not constitute a waiver of his or her appraisal or similar rights. Moreover, a vote against the merger agreement will not be deemed to satisfy all of the notice requirements under Arkansas law with respect to appraisal rights.

     PROCEDURE FOR THE EXERCISE OF FIRST UNITED SHAREHOLDERS DISSENTERS' RIGHTS. In order to be eligible to exercise the right to dissent, a First United shareholder must:

     - Notify First United in writing prior to the vote on the merger agreement that such First United shareholder intends to demand payment for his or her shares of First United common stock if the merger is completed; and

     - Not vote such shares of First United common stock in favor of the merger agreement.

     If the merger is approved at the First United special meeting, BancorpSouth must deliver the dissenters' notice to all dissenting First United shareholders who satisfied the requirements referred to in the preceding paragraph. BancorpSouth must deliver the dissenters' notice within 10 days after completion of the merger. This notice must:

     - State where the First United shareholders must send demand for payment of his or her shares of First United common stock if the merger is completed and where and when First United common stock certificates must be deposited;

     - Inform holders of uncertificated shares of First United common stock to what extent transfer of the shares will be restricted after the demand for payment is received;

     - Supply a form for demanding payment that includes the date of the first announcement of the merger agreement to news media or to shareholders and requires the dissenting shareholders to certify whether or not he or she acquired beneficial ownership before that date;

     - Set a date by which BancorpSouth must receive the demand for payment, which date may not be fewer than 30 nor more than 60 days after the date the dissenters' notice is delivered; and

     - Be accompanied by a copy of Subchapter 13 of the Arkansas Business Corporation Act of 1987.

     A First United shareholder who is sent a dissenters' notice must demand payment in accordance with the terms of the dissenters' notice, certify that he or she acquired beneficial ownership of the shares of First United common stock before the date required to be set forth in the dissenters' notice and deposit his or her certificates representing shares of First United common stock in accordance with the terms of the dissenters' notice.

     A First United shareholder who demands payment and deposits his or her stock certificates in accordance with the previous paragraph retains all other rights of a First United shareholder until those rights are canceled or modified by the completion of the merger.

     A First United shareholder who does not demand payment or deposit his or her stock certificates where required, in each case by the date set forth in the dissenters' notice, is not entitled to payment for his or her shares of First United common stock.

     BANCORPSOUTH'S PAYMENT OR OFFER OF PAYMENT. As soon as the merger is effective, or upon receipt of a demand for payment, BancorpSouth must pay each dissenting First United shareholder who has complied with his or her obligations under Section 4-27-1323 of the Arkansas Business Corporation Act of 1987 the amount BancorpSouth estimates to be the fair value of the First United shareholder's shares of First United common stock, plus accrued interest. BancorpSouth must pay the rate of interest in the manner and amount described in
Section 4-27-1301(4) of the Arkansas Business Corporation Act of 1987. This offer of payment must be accompanied by the following:

     - First United's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

     - A statement of BancorpSouth's estimate of the fair value of the shares of First United common stock;

     - An explanation of how the interest was calculated;

     - A statement of the dissenting shareholder's right to demand payment under
       Section 4-27-1328 of the Arkansas Business Corporation Act of 1987; and

     - A copy of Subchapter 13 of the Arkansas Business Corporation Act of 1987.

     BancorpSouth may elect to withhold payment from a dissenting shareholder under Section 4-27-1327 of the Arkansas Business Corporation Act of 1987 unless he or she was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the merger agreement. To the extent BancorpSouth elects to withhold payment, it must estimate, after the completion of the merger, the fair value of the First United shareholder's shares of First United common stock, plus accrued interest, and must pay this amount to each dissenting shareholder who agrees to accept it in full satisfaction of his or her demand. BancorpSouth must send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenting shareholder's right to demand payment.

     If dissatisfied with BancorpSouth's offer of payment, a dissenting First United shareholder may notify BancorpSouth in writing of the shareholder's own estimate of the fair value of his or her shares of First United common stock and amount of interest due. The dissenting shareholder may demand payment of the shareholder's estimate (less any payments previously made) or reject BancorpSouth's offer and demand payment of the fair value of the shareholder's shares of First United common stock and interest due, if:

     - The dissenting shareholder believes that the amount paid under Section 4-27-1325 or offered under Section 4-27-1327 of the Arkansas Business Corporation Act of 1987 is less than the fair value of the shareholder's shares of BancorpSouth common stock or that the interest due is incorrectly calculated;

     - BancorpSouth fails to make payment within 60 days after the date set forth demanding payment; or

     - BancorpSouth, having failed to complete the merger, does not return the deposited certificates or release the transfer restrictions imposed on the uncertificated shares of First United common stock within 60 days after the date set for demanding payment.

However, a dissenting First United shareholder waives the right to demand such payment unless the shareholder notifies BancorpSouth of such demand in writing within 30 days after BancorpSouth made or offered payment for the shareholder's shares of First United common stock.

     If BancorpSouth does not complete the merger within 60 days after the date set for demanding payment and depositing share certificates of a dissenting First United shareholder's shares of First United common stock, BancorpSouth must return the deposited certificates and release the transfer restrictions imposed on the uncertificated shares of First United common stock. If BancorpSouth, after returning deposited certificates and releasing the transfer restrictions imposed upon the shareholder's shares of First United common stock, completes the merger, a new dissenters' notice must be delivered to the shareholder and the payment demand procedure discussed above must be repeated.

     JUDICIAL APPRAISAL OF FIRST UNITED COMMON STOCK. If a demand for payment under Section 49-27-1328 of the Arkansas Business Corporation Act of 1987 remains unsettled, BancorpSouth must commence a proceeding within 60 days after receiving the demand for payment and petition the relevant court to determine the fair value of the shares of First United common stock and accrued interest. If BancorpSouth does not commence this proceeding within this 60-day period, it must pay each dissenting First United shareholder whose demand remains unsettled the amount demanded.

     BancorpSouth must commence any such proceeding relating to First United common stock in the circuit court of Union County, Arkansas. BancorpSouth must make all dissenting shareholders whose demands remain unsettled, whether or not residents of Arkansas, parties to the proceeding and must serve all parties with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend a fair value. The appraisers will have the powers described in the order appointing them or any amendment to that order. Dissenting shareholders are entitled to the same discovery rights as parties to other civil proceedings.

     Each dissenting First United shareholder made a party to the proceeding is entitled to judgment (1) for the amount the court finds as the fair value of such shareholder's shares of First United common stock, plus interest, exceeds the amount paid by BancorpSouth, or (2) for the fair value, plus accrued interest, of such shareholder's after-acquired shared for which BancorpSouth elected to withhold payment under Section 4-27-1327 of the Arkansas Business Corporation Act of 1987.

     The court, in an appraisal proceeding, must determine all costs of the proceeding, including the reasonable compensation and expense of appraisers appointed by the court. The court must assess these costs against BancorpSouth, except that the court may assess costs against all or some of the dissenting shareholders in amounts the court finds equitable, to the extent that the court finds that the dissenting shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment.

     The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     - Against BancorpSouth and in favor of any and all dissenting shareholders if the court finds that BancorpSouth did not substantially comply with the requirements of Sections 4-27-1320 through 4-27-1328 of the Arkansas Business Corporation Act of 1987; or

     - Against either BancorpSouth or a dissenting shareholder, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by Subchapter 13 of the Arkansas Business Corporation Act of 1987.

     If the court finds that the services of counsel for any dissenting First United shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against BancorpSouth, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenting First United shareholders who were benefited.

                                   THE MERGER

     The discussion in this Joint Proxy Statement/Prospectus of the merger of First United into BancorpSouth does not purport to be complete and is qualified by reference to the full text of the merger agreement and the other annexes attached to, and incorporated by reference into, this Joint Proxy
Statement/Prospectus.

DESCRIPTION OF THE MERGER

     Upon completion of the merger, First United will merge into BancorpSouth, the separate corporate existence of First United will cease and BancorpSouth will be the surviving corporation. BancorpSouth will continue to exist as a Mississippi corporation. In addition, each of First United's wholly-owned subsidiaries, The First National Bank of El Dorado, First National Bank of Magnolia, Merchants and Planters Bank, N.A. of Camden, The City National Bank of Fort Smith, The Bank of North Arkansas, FirstBank, First United Bank, Fredonia State Bank, City Bank & Trust of Shreveport, Citizens National Bank of Hope, First Republic Bank and First United Trust Company, N.A., will merge into BancorpSouth Bank, a Mississippi state banking corporation and a wholly-owned subsidiary of BancorpSouth, and BancorpSouth Bank will be the surviving bank. BancorpSouth Bank will continue its existence under the laws of Mississippi. Subject to the satisfaction or waiver of certain conditions set forth in the merger agreement, the merger will become effective upon the filing of articles of merger in the offices of the Secretary of State of the State of Arkansas and the offices of the Secretary of State of the State of Mississippi in accordance with the Arkansas Business Corporation Act of 1987 and the Mississippi Business Corporation Act of 1987. See "THE MERGER AGREEMENT -- Conditions to the Merger."

     The merger will have the effects set forth in Section 79-4-11.07 of the Mississippi Business Corporation Act, Section 81-5-85 of the Mississippi Banking Act, Section 4-27-1106 of the Arkansas Business Corporation Act of 1987, Section 23-48-604 of the Arkansas Banking Code of 1997, Section 6.355 of the Louisiana Banking Law, Section 32.301 of the Texas Finance Code and Section 3(e) of the National Bank Act.

     BancorpSouth's articles of incorporation and bylaws as in effect upon completion of the merger will be those of the surviving corporation, and BancorpSouth Bank's articles of incorporation and bylaws as in effect upon completion of the merger will be those of the surviving bank.

     At the effective time of the merger, automatically by virtue of the merger and without any action on the part of any party or shareholder, each share of First United common stock outstanding immediately prior to the effective time will become and be converted into the right to receive 1.125 shares of BancorpSouth common stock. However, shares of First United common stock with respect to which dissenters' rights have been properly demanded in accordance with Article 13 of the Arkansas Business Corporation Act of 1987 or held by First United or any of its subsidiaries, in each case, other than shares held in a fiduciary capacity or in connection with a debt previously contracted, will not be converted into BancorpSouth common stock automatically at the effective time of the merger. At the effective time, all shares of First United common stock held by First United or its subsidiaries, other than shares held in a fiduciary capacity or in connection with a debt previously contracted, will be canceled and will cease to exist, and no BancorpSouth common stock or other consideration will be delivered in exchange for such shares. Also at the effective time, all shares of BancorpSouth common stock held by First United or its subsidiaries, other than shares held in a fiduciary capacity or in connection with a debt previously contracted, will become treasury stock and all other shares of BancorpSouth common stock outstanding as of the effective time will remain outstanding.

     Shares of First United common stock as to which dissenters' rights have been properly demanded will not be converted into the right to receive, or be exchangeable for, BancorpSouth common stock. Instead, the holders of these shares will be entitled to cash payment of the value of the shares in accordance with Subchapter 13 of the Arkansas Business Corporation Act of 1987. However, if any holder of these shares subsequently delivers a written withdrawal of their demand for dissenters' rights, or if any holder fails to establish his or her entitlement to dissenters' rights, the holder will forfeit the right to dissent from the merger and his or her shares of First United common stock will be deemed to have been converted into the right to receive, and to have become exchangeable for, the consideration due under the merger agreement. See "FIRST UNITED SPECIAL MEETING -- First United Shareholders Dissenters' Rights."

     At the effective time of the merger, each outstanding and unexercised option to purchase shares of First United common stock granted by First United will no longer represent a right to acquire shares of First United common stock and will be replaced promptly by an option to purchase shares of BancorpSouth common stock under the appropriate BancorpSouth stock option plan. The number of shares of BancorpSouth common stock underlying these new options will be equal to the product of (1) the number of shares of First United common stock underlying the original options, multiplied times (2) the exchange ratio, with any fractional shares of BancorpSouth common stock resulting from this calculation to be rounded down to the nearest whole share. The exercise price per share of BancorpSouth common stock under these new options will be equal to the quotient of (1) the exercise price per share of First United common stock under the original options, divided by (2) the exchange ratio, with the exercise price resulting from this calculation to be rounded up to the nearest cent. However, each original option to purchase First United common stock which is an "incentive stock option" will be adjusted in a manner that is consistent with the requirements of the Internal Revenue Code and the pooling of interests accounting rules. The duration of each new option to purchase BancorpSouth common stock will be the same as the replaced original option to purchase First United common stock.

     At the effective time of the merger, First United shareholders, other than those who perfect dissenters' rights, will have no further rights as First United shareholders, other than to receive the consideration to be issued to them in the merger. After the effective time, there will be no transfers on First United's stock transfer books of shares of First United common stock. If, after the effective time, stock certificates representing shares of First United common stock are presented for transfer to SunTrust Bank, Atlanta, the exchange agent for the merger, they will be canceled and exchanged for certificates representing shares of BancorpSouth common stock as provided in the merger agreement.

     The exchange ratio will not be adjusted to reflect any change in the price of BancorpSouth common stock, except in connection with an election by First United's Board of Directors to exercise its right to terminate the merger agreement in accordance with Section 9.1(i) of the merger agreement. See "THE MERGER AGREEMENT -- Termination of the Merger Agreement." BancorpSouth expects the market price of BancorpSouth common stock to fluctuate due to market factors beyond its control between the date of this Joint Proxy Statement/Prospectus and the date on which the merger is completed and thereafter. Since the exchange ratio is fixed and the market price of BancorpSouth common stock is expected to fluctuate and may decrease, the implied market value of BancorpSouth common stock that First United shareholders will receive in the merger may increase or decrease prior to completion of the merger. For further information concerning the historical market prices of BancorpSouth common stock and First United common stock, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS." BancorpSouth cannot assure you that the market price of BancorpSouth common stock will not decrease before or after the merger. However, First United's Board of Directors may elect to terminate the merger agreement if the price of BancorpSouth common stock drops so substantially that it triggers the termination clause in Section 9.1(i) of the merger agreement, subject to BancorpSouth's right to increase the exchange ratio and continue the effectiveness of the merger agreement (which is described in this document in the section captioned "THE MERGER AGREEMENT -- Termination of the Merger Agreement").

     If, prior to the merger, shares of BancorpSouth common stock are changed into a different number or class of shares due to any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend is declared on the shares of BancorpSouth common stock with a record date prior to the merger, the exchange ratio will be adjusted accordingly.

     At the effective time of the merger, persons who are BancorpSouth shareholders immediately prior to the merger would own approximately 67% of the outstanding shares of common stock of the combined company and persons who are First United shareholders immediately prior to the merger would own approximately 33% of the outstanding shares of common stock of the combined company.

BACKGROUND OF THE MERGER

     In September 1998, management of First United explored the possibility of pursuing a business combination with another financial institution, and engaged a financial advisor to identify and contact potential acquirors to determine their interest in a possible business combination with First United. Eight financial institutions were contacted to solicit their interest in a business combination with First United. One institution did not respond to the contact and the other institutions indicated that they were either not interested or not in a position to enter into negotiations at that time. Based on these responses, First United terminated exploration of a potential business combination in September 1998. Since that time, First United received one unsolicited inquiry from a representative of a financial institution concerning a possible business combination with First United. This inquiry did not lead to negotiations because First United's management did not believe that the financial institution was a good strategic match for First United in terms of management and operations.

     In late 1998, BancorpSouth identified First United as a potentially attractive merger partner, and Aubrey B. Patterson, Chairman and Chief Executive Officer of BancorpSouth, contacted James V. Kelley, Chairman, President and Chief Executive Officer of First United, and expressed general interest in discussing the possibility of a business combination between BancorpSouth and First United. On November 16, 1998, Mr. Patterson and Mr. Kelley met at First United's headquarters in El Dorado, Arkansas to become acquainted and to discuss the structure, business plans, operating philosophies and future prospects of their respective companies. These discussions did not include substantive discussions about a business combination between First United and BancorpSouth.

     During the following 14 months, Mr. Patterson and Mr. Kelley had informal discussions from time to time regarding the progress of their respective companies and the possibility of entering into negotiations regarding a business combination. These discussions were general in nature and did not include any proposals for a business combination.

     In January 2000, the board of directors of each company appointed a special board committee to consider the possibility of a strategic merger between BancorpSouth and First United.

     On January 25, 2000, members of BancorpSouth's special board committee met in El Dorado, Arkansas with members of First United's special board committee. At the meeting, Mr. Patterson and Mr. Kelley reviewed the recent operations, structure, philosophies, strategic goals, direction and future prospects of their respective companies.

     In February 2000, Mr. Patterson and Mr. Kelley had several informal discussions and meetings regarding the possibility of pursuing a business combination between BancorpSouth and First United, as well as various financial and non-financial issues that would need to be resolved in connection with such a business combination. During February 2000 and March 2000, the special board committees of each company met separately and discussed the possibility of a merger and the various issues to be resolved.

     In early March 2000, Mr. Patterson and Mr. Kelley discussed possible valuations of First United based on various assumptions about the financial structure of a potential merger between First United and BancorpSouth, as well as exchange ratios and related pricing issues for comparable transactions.

     On March 15, 2000, Mr. Patterson called Mr. Kelley and indicated that BancorpSouth's Board of Directors would be considering the possibility of submitting a merger proposal to First United, and that BancorpSouth's Board of Directors had authorized BancorpSouth to engage Salomon Smith Barney Inc. as its financial advisor.

     On March 20, 2000, upon recommendation of First United's special board committee, First United's Board of Directors authorized First United to engage Stephens Inc. as First United's financial advisor with respect to any proposed merger.

     On March 31, 2000, Mr. Kelley and Mr. Patterson discussed various issues related to the potential merger, including possible financial terms. On April 3, 2000, Mr. Patterson and Mr. Kelley further discussed these issues and a timetable for negotiations, due diligence and involvement of the companies' boards of directors.

     On April 10, 2000, First United's Board of Directors held a special meeting to discuss the proposed merger and to receive a report from Stephens that included a financial analysis of the proposed terms of the merger. First United's Board of Directors also heard comments from two of First United's regional chairmen and Mr. Kelley regarding First United's future earnings and growth prospects. After the presentations, First United's Board of Directors authorized management of First United to pursue negotiations with BancorpSouth. First United's Board of Directors also authorized Mr. Kelley to engage a second independent financial advisor to advise the Board regarding the proposed merger and, if appropriate, to render a fairness opinion. Later that evening, Mr. Kelley called Mr. Patterson and informed him of these developments. On April 11, 2000, First United engaged Stifel, Nicolaus & Company, Inc. as First United's second financial advisor.

     Between April 11, 2000 and April 15, 2000, representatives of BancorpSouth and First United and their respective legal counsel, accountants and financial advisors met in Little Rock, Arkansas to conduct a due diligence review and to negotiate the terms of a definitive merger agreement and related stock option agreements. Representatives of First United, Stephens and Stifel also visited BancorpSouth's offices in Tupelo, Mississippi to conduct a due diligence review. The parties and their representatives continued to negotiate the terms of the definitive merger agreement and related stock option agreements until April 16, 2000.

     On April 16, 2000, BancorpSouth's Board of Directors and First United's Board of Directors each met in separate special meetings to consider the proposed merger between First United and BancorpSouth and the terms of the proposed merger agreement. Each board of directors received presentations from its respective financial advisors, legal counsel, accountants and management regarding the merger. Following these presentations and discussion among the members of the respective boards of directors, the definitive merger agreement was separately approved by BancorpSouth's Board of Directors and by First United's Board of Directors. Later that evening, the merger agreement and the stock option agreements were executed by the parties.

     From April 17, 2000 to May 8, 2000, First United and BancorpSouth, and their respective management, legal counsel and accountants, conducted additional due diligence review of the other party and its operations, financial condition, assets and liabilities, consistent with Section 9.1(h) of the merger agreement. Neither BancorpSouth nor First United exercised their right to terminate the merger agreement based upon their post-signing due diligence review.

BANCORPSOUTH'S REASONS FOR THE MERGER; RECOMMENDATION OF BANCORPSOUTH'S BOARD OF DIRECTORS

     BancorpSouth's Board of Directors believes that First United's market areas are comparable to those of BancorpSouth. In addition, it believes that economies of scale and cost savings available through combining administrative functions at the holding company and bank levels and increased competitiveness resulting from combined marketing efforts and budgets should significantly enhance the operations and financial results of the combined companies. In addition, BancorpSouth's Board of Directors believes that the merger should strengthen the ability of First United's subsidiaries, as a part of BancorpSouth Bank, to compete and be successful in their existing markets since BancorpSouth Bank offers services that are not currently available to First United's customers and provides uniform services and financial products that are not offered through each of First United's subsidiaries. In addition, BancorpSouth possesses computer technology that is not currently possessed by First United.

     BancorpSouth's Board of Directors deliberated and approved the merger agreement at a Board meeting held on April 16, 2000. In reaching its determination to approve and adopt the merger agreement, BancorpSouth's Board of Directors consulted with BancorpSouth's management and financial and legal advisors, and considered a number of factors. The following is a discussion of information and factors considered by BancorpSouth's Board of Directors in reaching this determination. This discussion is not intended to be exhaustive, but includes the material factors considered by BancorpSouth's Board of Directors. In the course of its deliberations with respect to the merger, BancorpSouth's Board of Directors discussed the anticipated impact of the merger on BancorpSouth, BancorpSouth's shareholders and various other constituencies. BancorpSouth's Board of Directors did not identify any material disadvantages expected to result from the merger during these discussions. In reaching its determination to approve and recommend the merger agreement, BancorpSouth's Board of Directors did not assign any relative or specific weights to the factors considered in reaching such determination, and individual members of BancorpSouth's Board of Directors may have given differing weights to different factors.

     The following includes the material factors that were considered by BancorpSouth's Board of Directors:

     - Its review, based in part on presentations by BancorpSouth's management, legal counsel and financial advisor, of:

       (1) the business, operations, technology, dividends, financial condition and earnings of First United on an historical and a prospective basis and of the combined company on a pro forma basis,

       (2) the historical stock price performance of First United common stock, and

       (3) the potential impact on the market value of BancorpSouth common stock following the merger;

     - The resulting relative interests of BancorpSouth shareholders in the common stock of the combined companies following the merger;

     - The fact that the merger would allow BancorpSouth shareholders to become shareholders in a company with combined assets of approximately $8.5 billion and operations in six mid-south states.

     - The opinion of Salomon Smith Barney Inc. that, as of the date of the opinion and based upon and subject to the considerations provided in that opinion and the analyses undertaken, the exchange ratio provided in the merger agreement was fair, from a financial point of view, to BancorpSouth (see "-- Fairness Opinion of BancorpSouth's Financial Advisor");

     - The similarity of First United's market areas to BancorpSouth's market areas and the fact that First United's market areas are located in states that are contiguous to the states in which BancorpSouth currently operates;

     - The terms of the merger agreement, including the amount and form of consideration to be received by First United shareholders in the merger, and the expectation that the merger will be a tax-free transaction to BancorpSouth, BancorpSouth shareholders and First United;

     - The general impact that the merger could be expected to have on the constituencies served by BancorpSouth, including its customers, employees and communities;

     - The anticipated cost savings, operating efficiencies and opportunities for revenue enhancement available to the combined companies from the merger, and the likelihood that these would be achieved following the merger; and

     - The terms of the stock option agreements between BancorpSouth and First United granting the other party the option to purchase shares of the granting party's common stock if certain events occur, including the risk that the option granted to First United might discourage third parties from offering to acquire BancorpSouth by increasing the cost of such an acquisition and that the option granted to BancorpSouth might discourage third parties from offering to acquire First United by increasing the cost of such an acquisition, while recognizing that the execution of the these options were a condition to the parties' willingness to enter into the merger agreement (see "THE MERGER AGREEMENT -- Stock Option Agreements").

     BASED ON A THOROUGH EVALUATION OF THESE FACTORS, BANCORPSOUTH'S BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF BANCORPSOUTH AND BANCORPSOUTH SHAREHOLDERS. BANCORPSOUTH'S BOARD OF DIRECTORS RECOMMENDS THAT BANCORPSOUTH SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FIRST UNITED'S REASONS FOR THE MERGER; RECOMMENDATION OF FIRST UNITED'S BOARD OF DIRECTORS

     First United's Board of Directors deliberated and approved the merger agreement at a Board meeting held on April 16, 2000. In reaching its determination to approve and adopt the merger agreement, First United's Board of Directors consulted with First United's management and financial and legal advisors, and considered a number of factors. The following is a discussion of the information and factors considered by First United's Board of Directors in reaching this determination. This discussion is not intended to be exhaustive, but includes the material factors considered by First United's Board of Directors. In the course of its deliberations with respect to the merger, First United's Board of Directors discussed the anticipated impact of the merger on First United, First United's shareholders and various other constituencies. First United's Board of Directors did not identify any material disadvantages expected to result from the merger during these discussions. In reaching its determination to approve and recommend the merger agreement, First United's Board of Directors did not assign any relative or specific weights to the factors considered in reaching such determination, and individual members of First United's Board of Directors may have given differing weights to different factors.

     The following includes the material factors that were considered by First United's Board of Directors:

     - Its familiarity with and review of First United's business, current operations and financial condition, including First United's capital position, asset quality and future growth prospects if it were to remain independent;

     - The favorable historical and estimated future growth of BancorpSouth's markets when compared to the historical and estimated future growth of First United's markets.

     - Its review, based in part on presentations by First United's management, legal counsel and financial advisors, of:

       (1) the business, operations, technology, dividends, financial condition and earnings of BancorpSouth on an historical and a prospective basis and of the combined company on a pro forma basis,

       (2) the historical stock price performance of BancorpSouth common stock, and

       (3) the potential impact on the market value of BancorpSouth common stock following the merger;

     - The difference between the current cash dividends per share of First United common stock and the pro forma equivalent dividends per share to current holders of First United common stock following the merger;

     - The resulting relative interests of First United shareholders in the common stock of the combined companies following the merger;

     - The presentations of Stephens Inc. and Stifel, Nicolaus & Company, Inc. to First United's Board of Directors, and the opinion of each of Stephens Inc. and Stifel, Nicolaus & Company, Inc. that, as of April 16, 2000 and based upon and subject to the procedures followed, assumptions made, matters considered and limitations on the analyses undertaken, the exchange ratio provided in the merger agreement was fair, from a financial point of view, to First United shareholders (see "-- Fairness Opinions of First United's Financial Advisors");

     - The terms of the merger agreement, including the amount and form of consideration to be received by First United shareholders in the merger, and the expectation that the merger will be a tax-free transaction to BancorpSouth, First United and First United shareholders, to the extent First United shareholders receive shares of BancorpSouth common stock;

     - The exchange ratio, which, based on the last sale price of $16.00 per share of BancorpSouth common stock as reported on the New York Stock Exchange on April 14, 2000, represented an indicated value of $18.00 per share of First United common stock to First United shareholders and a corresponding implied premium of 43% above the last reported sale price of $12.625 per share of First United common stock as quoted on the Nasdaq Stock Market on April 14, 2000;

     - The fact that the fixed exchange ratio would allow holders of First United common stock to benefit from any increase in the market price of BancorpSouth common stock prior to the merger while also subjecting them to the risk of declines in the market price of BancorpSouth common stock prior to the merger;

     - Its perception of the business risk of First United remaining competitive over the long term and the benefits of increased geographic diversification. In this regard, First United's Board of Directors noted that the combined company resulting from the merger would have a diversified market position, based on total deposits, in a number of attractive and growing markets in the mid-south region of the United States, and would possess improved financial resources, depth of management and economies of scale that should enable the combined company to compete more effectively in the financial services industry;

     - Its belief that First United has limited short term prospects for utilization of its excess capital in a manner that could be expected to enhance shareholder returns, and its familiarity with and review of the factors contributing to these limited prospects, including:

       (1) The limited trading volume of First United's common stock and the anticipated difficulty of effecting a large share repurchase program;

       (2) The possibility that a continued acquisition strategy would be constrained by the relatively low stock market valuation of First United's common stock; and

       (3) The undesirability of engaging in significant acquisitions on a purchase accounting basis given the amount of goodwill these acquisitions would be expected to generate based on prevailing pricing multiples in other financial institution mergers and acquisitions;

     - Its belief that the value of the consideration to be received in the merger would result in greater value than remaining independent, in light of First United's likely difficulty generating superior shareholder returns in the highly competitive conditions in which First United operates;

     - Its belief that BancorpSouth is an attractive strategic merger partner, given BancorpSouth's markets, operations, technology, management and prospective ability to compete in the highly competitive financial services industry and to generate superior shareholder returns;

     - The compatibility of First United and BancorpSouth and their opportunity to enhance their revenue by combining BancorpSouth's loan growth potential and First United's low-cost deposit-gathering capability, as well as the anticipated cost savings, operating efficiencies and other opportunities for revenue enhancement available to the combined companies from the merger, and the likelihood that these would be achieved following the merger;

     - The fact that James V. Kelley, Chairman, President and Chief Executive Officer of First United, would serve as President and Chief Operating Officer of BancorpSouth following the merger, and that the directors and officers of First United might otherwise be deemed to have interests in the merger other than their interests generally as First United shareholders (see "-- Interests of Certain Persons in the Merger"); and

     - The terms of the stock option agreements between BancorpSouth and First United granting the other party the option to purchase shares of the granting party's common stock if certain events occur, including the risk that the option granted to First United might discourage third parties from offering to acquire BancorpSouth by increasing the cost of such an acquisition and that the option granted to BancorpSouth might discourage third parties from offering to acquire First United by increasing the cost of such an acquisition, while recognizing that the execution of these options were a condition to the parties' willingness to enter into the merger agreement (see "THE MERGER AGREEMENT -- Stock Option Agreements").

     BASED ON A THOROUGH EVALUATION OF THESE FACTORS, FIRST UNITED'S BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF FIRST UNITED AND FIRST UNITED SHAREHOLDERS. FIRST UNITED'S BOARD OF DIRECTORS RECOMMENDS THAT FIRST UNITED SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

FAIRNESS OPINION OF BANCORPSOUTH'S FINANCIAL ADVISOR

     BancorpSouth retained Salomon Smith Barney to act as financial advisor in connection with the merger. Salomon Smith Barney rendered a written opinion to BancorpSouth's Board of Directors on April 16, 2000 to the effect that, based upon and subject to the considerations set forth in its opinion, Salomon Smith Barney's experience as investment bankers, its work described below and other factors it deemed relevant, as of April 16, 2000, the exchange ratio set forth in the merger agreement was fair from a financial point of view to BancorpSouth. On July 17, 2000, Salomon Smith Barney delivered a substantially identical written opinion, dated July 17, 2000, to BancorpSouth's Board of Directors, confirming Salomon Smith Barney's opinion dated April 16, 2000.

     The full text of Salomon Smith Barney's opinion dated July 17, 2000, which sets forth, among other things, the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus. The summary of Salomon Smith Barney's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Salomon Smith Barney's opinion is addressed to BancorpSouth's Board of Directors, and does not constitute a recommendation to any BancorpSouth shareholder as to how that shareholder should vote at the BancorpSouth special meeting. BancorpSouth's shareholders are urged to read Salomon Smith Barney's opinion carefully and in its entirety.

     In arriving at its opinion, Salomon Smith Barney:

     - Reviewed the merger agreement;

     - Held discussions with senior officers and other representatives and advisors of BancorpSouth and senior officers and other representatives and advisors of First United concerning the businesses, operations and prospects of BancorpSouth and First United;

     - Examined publicly available business and financial information relating to BancorpSouth and First United;

     - Examined financial forecasts and other information and data for BancorpSouth and First United which were provided to, or otherwise discussed with, Salomon Smith Barney by BancorpSouth's management and First United's management, including information relating to strategic implications and operational benefits anticipated to result from the merger;

     - Reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of the BancorpSouth common stock and First United common stock, the historical and forecasted earnings and other operating data of BancorpSouth and First United and the forecasted capitalization and financial condition of BancorpSouth and First United;

     - Considered, to the extent publicly available, the financial terms of other similar transactions that Salomon Smith Barney considered relevant in evaluating the exchange ratio;

     - Analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of BancorpSouth and First United;

     - Evaluated the pro forma financial impact of the merger on BancorpSouth;
       and

     - Conducted other analyses and examinations and considered other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney and further relied on the assurances of BancorpSouth's management and First United's management that they were not aware of any facts that would make any of that information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, including forecasts of cost savings and operating synergies forecasted by BancorpSouth's management to result from the merger, Salomon Smith Barney was advised by BancorpSouth's management and First United's management that the forecasts and other information and data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of BancorpSouth's management and First United's management as to the future financial performance of BancorpSouth and First United and the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney expressed no view with respect to the forecasts and other information and data or the assumptions on which they were based. Salomon Smith Barney assumed, with the consent of BancorpSouth's Board of Directors, that the merger will be treated as a tax-free reorganization for federal income tax purposes and that it qualifies, and will be accounted for, as a pooling of interests in accordance with generally accepted accounting principles (or "GAAP").

     Salomon Smith Barney has not made or been provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of BancorpSouth or First United nor has Salomon Smith Barney made any physical inspection of the properties or assets of BancorpSouth or First United. Salomon Smith Barney is not an expert in the evaluation of loan or lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect to the loan or lease portfolios and Salomon Smith Barney has neither made an independent evaluation of the adequacy of these allowances of BancorpSouth or First United, nor has Salomon Smith Barney reviewed any individual credit or lease files, and, as a result, Salomon Smith Barney has assumed that the aggregate allowances for these losses for each of BancorpSouth and First United are in the aggregate adequate to cover such losses. Salomon Smith Barney assumed that the merger will be completed in a timely fashion and in accordance with the terms of the merger agreement, and without further amendment of the merger agreement or waiver of any of the conditions to the merger contained in the merger agreement.

     Salomon Smith Barney's opinion relates to the relative values of BancorpSouth and First United. Salomon Smith Barney did not express any opinion as to what the value of BancorpSouth common stock actually will be when issued pursuant to the merger or the price at which BancorpSouth common stock will trade subsequent to the announcement or consummation of the merger. Salomon Smith Barney was not asked to consider, and Salomon Smith Barney's opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for BancorpSouth, BancorpSouth's underlying decision to proceed with or effect the merger or the effect of any other transaction in which BancorpSouth might engage. Salomon Smith Barney's opinion necessarily was based on information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney as of the date of the opinion. Although subsequent developments could affect Salomon Smith Barney's opinion, Salomon Smith Barney does not have any obligation to update or revise its opinion based upon circumstances or events after the date of the opinion.

     Salomon Smith Barney's advisory services and its opinion were provided for the information of BancorpSouth's Board of Directors in its evaluation of the proposed merger, and Salomon Smith Barney's opinion is not intended to be and does not constitute a recommendation to any BancorpSouth shareholder as to how that shareholder should vote on any matters relating to the proposed merger.

     In connection with rendering its opinion dated April 16, 2000, Salomon Smith Barney made a presentation to BancorpSouth's Board of Directors on April 16, 2000 with respect to the material analyses performed by Salomon Smith Barney in evaluating the fairness to BancorpSouth from a financial point of view of the exchange ratio in the merger. The following is a summary of this presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Salomon Smith Barney, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to April 16, 2000 and is not necessarily indicative of current or future market conditions. Salomon Smith Barney reviewed similar information in connection with rendering its opinion dated July 17, 2000, and Salomon Smith Barney's analyses confirmed that opinion.

     CALCULATION OF IMPLIED VALUE OF EXCHANGE RATIO. Salomon Smith Barney noted that the exchange ratio of 1.125 shares of BancorpSouth common stock for each share of First United common stock had an implied value of $18.00 per share of First United common stock based upon the closing price of BancorpSouth common stock on April 14, 2000, the trading day prior to the presentation by Salomon Smith Barney to BancorpSouth's Board of Directors on April 16, 2000, with the aggregate implied value of the consideration being $455 million.

     TRANSACTION PRICING MULTIPLES. Based on the exchange ratio of 1.125 and the closing price of BancorpSouth common stock on April 14, 2000 of $16.00, Salomon Smith Barney analyzed the implied per share transaction value of $18.00 as a multiple of First United's fully diluted book value per share, fully diluted tangible book value per share, earnings per share for 1999 and estimated earnings per share for the years 2000 and 2001. Salomon Smith Barney also analyzed the percentage premium to deposits and the per share transaction value as a premium to the closing market price of First United common stock on April 14, 2000. These analyses indicated the following:

                                                              FIRST UNITED    TRANSACTION
                                                               REFERENCE       VALUATION
                                                              ------------    -----------
                                                                 (DOLLARS IN MILLIONS,
                                                               EXCEPT PER SHARE AMOUNTS)
Price/Fully Diluted Book Value Per Share....................    $ 10.33           1.74x
Price/Fully Diluted Tangible Book Value Per Share...........       9.71           1.85x
Price/LTM Earnings Per Share................................       1.32          13.6x
Price/2000E Earnings Per Share..............................       1.40          12.9x
Price/2001E Earnings Per Share..............................       1.50          12.0x
Premium to Deposits.........................................      2,252           9.4%
Premium to Market Price -- One Day (April 14, 2000).........     12.625          42.6%

     Salomon Smith Barney based its analyses of price/fully diluted book value, price/fully diluted tangible book value, premium to deposits and price/LTM earnings on reference data at or for the year ended December 31, 1999. The estimates of earnings per share for 2000 and 2001 were based on median estimates as reported by Industrial Brokers Estimate System (or "IBES"). IBES is a data service that monitors and publishes compilations of earning estimates by selected research analysts regarding companies of interest to institutional investors.

     PRO FORMA MERGER ANALYSIS. Salomon Smith Barney reviewed selected balance sheet information and income statement information for each of BancorpSouth, First United and the combined company and performance ratios and capital and credit quality levels for BancorpSouth and First United as of or for the 12 month period ended December 31, 1999. Salomon Smith Barney also reviewed the non-interest income and non-interest expense contributions of each of BancorpSouth, First United and the combined company for the 12 month period ended December 31, 1999 and the loan and deposit portfolios of each of BancorpSouth, First United and the combined company as of December 31, 1999.

     Salomon Smith Barney reviewed the respective market share, in terms of deposits, of BancorpSouth for markets in Mississippi, Tennessee and Alabama and of First United for markets in Arkansas, Texas and Louisiana. Salomon Smith Barney analyzed the combined company's competitive position in the above markets which are served by BancorpSouth and First United and concluded that the combined company would have the fourth largest market share of 3.88% of the markets served. Salomon Smith Barney also analyzed the branch locations of each of BancorpSouth and First United.

     COMPARATIVE OPERATING RATIOS. Salomon Smith Barney reviewed comparative performance ratios, earnings and revenue growth and capital ratios and credit statistics ratios for the years 1995 through 1999 for BancorpSouth, First United and the combined company. Estimated diluted earnings per share growth rates and revenue per share growth rates were reviewed for the years 1995 through 1999 for BancorpSouth, First United and the combined company. In each case, Salomon Smith Barney also reviewed the comparable median statistics of the peer group set out below.

     FIRST UNITED PEER GROUP PUBLIC TRADING LEVELS ANALYSIS. Salomon Smith Barney determined a range of imputed values per share of First United common stock by analyzing the multiples of the current trading levels of the common stock of a number of First United peer institutions and by adjusting such levels by an assumed 27.2% change of control premium, to the institutions' estimated 2000 earnings per share and estimated 2001 earnings per share, based on IBES data as of April 14, 2000, fully diluted book value per share and fully diluted tangible book value per share. The First United peer group consisted of:

- National City Bancshares, Inc.

- Hancock Holding Company

- Republic Security Financial Corporation

- United National Bancorp

- First Busey Corporation

- First Financial Bankshares, Inc.

- Century South Banks, Inc.

- Alabama National BanCorporation

- Corus Bankshares, Inc.

- Chemical Financial Corporation

- Area Bancshares Corporation

- Mid-State Bancshares

- Mid-America Bancorp

- BT Financial Corporation

- First Charter Corporation

- Capital City Bank Group, Inc.

     The analysis indicated the following:

                                                                                          RANGE OF      MEDIAN VALUE
                                                                                         VALUES PER     PER SHARE OF
                                                                                       SHARE OF FIRST   FIRST UNITED
                                                         RANGE OF                          UNITED       COMMON STOCK
                                                        VALUES PER     MEDIAN VALUE     COMMON STOCK     IMPLIED BY
                                                      SHARE OF FIRST   PER SHARE OF      IMPLIED BY    RANGES OF PEER
                                                          UNITED       FIRST UNITED    RANGES OF PEER   GROUP PUBLIC
                                                       COMMON STOCK    COMMON STOCK     GROUP PUBLIC      TRADING
                                                        IMPLIED BY      IMPLIED BY        TRADING      LEVELS WITH AN
                                                      RANGES OF PEER  RANGES OF PEER   LEVELS WITH AN     ASSUMED
                            RANGE FOR    MEDIAN FOR    GROUP PUBLIC    GROUP PUBLIC    ASSUMED 27.2%       27.2%
                            PEER GROUP   PEER GROUP   TRADING LEVELS  TRADING LEVELS      PREMIUM         PREMIUM
                           ------------  ----------   --------------  --------------   --------------  --------------
Multiple of market price
  to:
  2000 EPS...............  9.0x -21.8x      10.7x     $12.65-$30.48       $14.97        $16.09-$38.77      $19.04
  2001 EPS...............  8.2x -19.4x      10.1x      12.27- 29.06        15.17         15.61- 36.97       19.29
  Diluted book value per
    share................  1.04x- 3.19x      1.47x     10.76- 32.92        15.15         13.69- 41.88       19.27
  Diluted tangible book
    value per share......  1.06x- 3.86x      1.67x     10.27- 37.48        16.19         13.06- 47.67       20.60

     PRECEDENT TRANSACTIONS ANALYSIS. Salomon Smith Barney analyzed publicly available financial, operating and stock market information for selected comparable domestic pooling of interests merger transactions in the banking industry. Salomon Smith Barney divided these transactions into the following three groups, in each case the first named company is the acquiror and the second named company is the acquired company in the transaction:

     - Recent Transactions. There were three transactions since January 31, 2000 with transaction values greater than $100 million. The transactions in this group were Wells Fargo & Company/First

       Security Corporation, National Commerce Bancorporation/CCB Financial Corporation and BB&T Corporation/One Valley Corporation.

     - Regional Transactions. There were 28 transactions since January 1, 1982 with acquired banks operating in Arkansas, Louisiana, Mississippi, Oklahoma, Tennessee, Missouri and Texas and with transaction values between $100 million and $1 billion. The transactions in this group were Wells Fargo & Company/Prime Bancshares, Inc., First American Corporation/Pioneer Bancshares, Inc., BancFirst Corporation/AmQuest Financial Corp., Cullen/Frost Bankers Inc./Overton Bancshares, Inc., Union Planters Corporation/Merchants Bancshares Inc., Mercantile Bancorporation, Inc./Horizon Bancorp, Inc., Hibernia Corporation/ArgentBank, Banc One Corporation/Liberty Bancorp, Inc., First Commercial Corporation/Southwest Bancshares, Inc., Mercantile Bancorporation, Inc./Mark Twain Bancshares, Inc., Norwest Corporation/Victoria Bankshares, Union Planters Corporation/Capital Bancorporation, Inc., First Commerce Corporation/Central Corporation, Mercantile Bancorporation, Inc./TCBankshares, Inc., Boatmen's Bancshares, Inc./Worthen Banking Corporation, Union Planters Corporation/Grenada Sunburst System Corp., First Commercial Corp./State First Financial Corp., NationsBank Corporation/Corpus Christi National Bank, Boatmen's Bancshares, Inc./First Amarillo Bancorporation, Banc One Corporation/Central Banking Group, Banc One Corporation/Team Bancshares, Inc., Boatmen's Bancshares, Inc./Centerre Bancorporation, Sovran Financial Corporation/Commerce Union Corporation, SunTrust Banks, Inc./Third National Corporation, Dominion Bankshares Corporation/Nashville City Bank & Trust Co., Commerce Union Corporation/Central South Bancorp, Inc., First Bancshares of Louisiana/ First National Bancorp, Inc. and Interfirst Corporation/First United Bancorporation, Inc.

     - National Transactions. There were nine transactions since January 1, 1999 between banks operating in the United States and with transaction values between $250 and $750 million. The transactions in this group were Carolina First Corporation/Anchor Financial Corporation, First Charter Corporation/Carolina First BancShares, Old Kent Financial Corporation/Grand Premier Financial, Inc., Centura Banks, Inc./Triangle Bancorp, BB&T Corporation/Premier Bancshares, Inc., Sky Financial Group/Mahoning National Bancorp, Inc., Zions Bancorporation/Pioneer Bancorporation, U.S. Bancorp/Bank of Commerce and Summit Bancorp/Prime Bancorp, Inc.

     Based on an implied transaction price of $18.00 per First United share and First United's financial data at, and for the year ended, December 31, 1999, Salomon Smith Barney calculated the following information in its comparability analysis:

                                                                     PRECEDENT TRANSACTION
                                                           -----------------------------------------
                                                                 RANGE          MEDIAN    THE MERGER
                                                           -----------------    ------    ----------
RECENT TRANSACTIONS
Ratio of implied offer price to acquired company's:
Latest 12 months earnings per share......................  11.2x   -   14.8x    14.7x       13.6x
Diluted Book value per share.............................  1.68x   -   2.59x     2.09x       1.74x
Diluted Tangible book value per share....................  2.29x   -   2.66x     2.39x       1.85x
Implied premium of offer price to market price on last
  trading day prior to announcement......................  25.1%   -   30.1%    27.2%       42.6%
Implied premium of offer price to market price 1 month
  prior to announcement..................................  18.7%   -   21.8%    20.6%       63.6%
Premium to Deposits......................................  14.0%   -   18.3%    15.0%        9.4%
Give-Get Ratio (LTM).....................................  0.67x   -   1.05x     0.86x       1.02x

                                                                     PRECEDENT TRANSACTION
                                                           -----------------------------------------
                                                                 RANGE          MEDIAN    THE MERGER
                                                           -----------------    ------    ----------
REGIONAL TRANSACTIONS
Ratio of implied offer price to acquired company's:
Latest 12 months earnings per share......................   7.3x   -   29.5x    15.7x       13.6x
Diluted Book value per share.............................  1.38x   -   4.90x     2.27x       1.74x
Diluted Tangible book value per share....................  1.45x   -   4.90x     2.29x       1.85x
Implied premium of offer price to market price on last
  trading day prior to announcement......................  (5.2)%  -   48.2%    20.6%       42.6%
Implied premium of offer price to market price 1 month
  prior to announcement..................................  15.8%   -   69.5%    32.2%       63.6%
Premium to Deposits......................................   4.0%   -   29.2%    11.6%        9.4%
Give-Get Ratio (LTM).....................................  0.59x   -   2.00x     1.26x       1.02x
NATIONAL TRANSACTIONS
Ratio of implied offer price to acquired company's:
Latest 12 months earnings per share......................  12.5x   -   28.3x    23.3x       13.6x
Diluted Book value per share.............................  2.08x   -   5.05x     3.49x       1.74x
Diluted Tangible book value per share....................  2.25x   -   5.05x     3.99x       1.85x
Implied premium of offer price to market price on last
  trading day prior to announcement......................  (7.3)%  -   63.5%    39.6%       42.6%
Implied premium of offer price to market price 1 month
  prior to announcement..................................  (1.0)%  -   70.7%    37.4%       63.6%
Premium to Deposits......................................  16.6%   -   42.0%    30.4%        9.4%
Give-Get Ratio (LTM).....................................  0.67x   -   1.64x     1.37x       1.02x

     The give-get ratio is the ratio of (1) the pro forma ownership stake of First United's shareholders in the combined company, to (2) First United's contribution to the combined company's net income for the 12 months period prior to the merger, in each case, derived before taking into account any cost savings or other synergies expected to result from the merger.

     Salomon Smith Barney applied the median percentage or ratio from each methodology listed above to the applicable statistics for First United to determine implied per share values for First United and then took the median of those results. From this information, Salomon Smith Barney imputed the following per share values of First United common stock:

                                                  RANGE                MEDIAN
                                              -------------            ------
RECENT TRANSACTIONS.........................  $13.26-$23.19            $18.48
REGIONAL TRANSACTIONS.......................  $14.54-$25.11            $20.61
NATIONAL TRANSACTIONS.......................  $15.12-$38.72            $29.94

     DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney performed a discounted cash flow analysis to estimate a range of implied values per share of First United common stock including synergies and merger related expenses. This range was determined by adding (1) the present value of the estimated future cash flow stream that First United could generate based on earnings forecasted for the period through December 31, 2003 and (2) the present value of a "terminal value" calculated by applying a terminal multiple to 2003 projected earnings.

     In calculating a terminal value of First United common stock at the end of the period, Salomon Smith Barney applied a range of multiples of 10.0x to 13.0x to forecasted earnings for 2003. The dividend stream and terminal values were then discounted back to March 31, 2000 using a discount rate of 11.3%, based on risk free rate of 5.8%, market risk premium of 5.5% and beta of 1.00, which rate Salomon Smith Barney viewed as the appropriate discount rate for a company with First United's risk characteristics.

     In performing this analysis, Salomon Smith Barney based the forecasted earnings per share of First United common stock on IBES earnings per share estimates for 2000 and 2001 and on IBES assumed growth rates for 2002 and 2003 for First United's earnings per share of 8.6%. Earnings were adjusted to reflect the after-tax cost savings, the after-tax merger related expense and after-tax revenue enhancement, based on BancorpSouth's management assumptions of synergies and the opportunity cost of incremental dividends from synergies. Salomon Smith Barney assumed an asset growth rate of half the earnings rate. Salomon Smith Barney further assumed that earnings in excess of those necessary to maintain a constant leverage ratio of 8.3% could be paid out to First United's shareholders as dividends. Based on these assumptions, the implied present value of First United common stock derived by Salomon Smith Barney ranged from $18.11 to $22.46 per share. If, instead of assuming an 8.6% net income growth rate in 2002 to 2003, growth as low as 7.5% or as high as 15.0% was assumed, the implied present value of First United common stock derived by Salomon Smith Barney would range from $17.92 to $24.13 per share.

     FORECASTED PRO FORMA FINANCIAL ANALYSIS. Salomon Smith Barney analyzed, at and for the years ending December 31, 2000, 2001 and 2002, the pro forma financial impact of the merger on both BancorpSouth's and First United's diluted earnings per share on both a GAAP basis and a cash basis, on the fully diluted book value per share and the fully diluted tangible book value per share, excluding BancorpSouth's management's estimate for after-tax merger-related costs in 2000 and 2001. For purposes of these analyses, Salomon Smith Barney assumed that the merger would close in the fourth quarter of 2000, utilized median IBES earnings per share estimates for BancorpSouth and First United for 2000 and 2001, and median IBES long-term growth rates for 2002. Salomon Smith Barney performed this analysis using BancorpSouth's management's assumptions with respect to after tax cost savings and revenue enhancements. Salomon Smith Barney's analysis of the merger showed that the merger, compared to the continued operation of BancorpSouth and First United on a stand alone basis, would be dilutive to BancorpSouth's estimated earnings per share by 1.7% in 2000 and accretive to BancorpSouth's GAAP estimated earnings per share by 0.9% and 3.8% in 2001 and 2002, respectively, dilutive to BancorpSouth's estimated cash earnings per share by 1.5% in 2000 and accretive to BancorpSouth's GAAP estimated cash earnings per share by 1.0% and 3.8% in 2001 and 2002, respectively, dilutive to BancorpSouth's book value per share by 2.8%, 2.5% and 1.8% at the end of 2000, 2001, and 2002, respectively, dilutive to BancorpSouth's tangible book value per share by 0.3% and 0.2% at the end of 2000 and 2001, respectively and accretive to BancorpSouth tangible book value per share by 0.3% starting at the end of 2002.

     CONTRIBUTION ANALYSIS. Salomon Smith Barney analyzed the relative contribution to selected pro forma financial measures that First United and BancorpSouth would each be making to the combined company and compared this to the pro forma ownership of the outstanding common stock of the combined company of First United shareholders and BancorpSouth shareholders. Salomon Smith Barney based its analyses on financial data at or for the 12 months ended December 31, 1999. Full credit for synergies was attributed to First United in 2002 for BancorpSouth projections.

     The following table compares the pro forma ownership of BancorpSouth and First United shareholders in the combined company based upon the information mentioned in the preceding paragraph:

                                                                  PRO FORMA             PRO FORMA
                                                                OWNERSHIP OF        OWNERSHIP OF FIRST
                                                                BANCORPSOUTH              UNITED
                                                             SHAREHOLDERS IN THE     SHAREHOLDERS IN
                                                                  COMBINED             THE COMBINED
                                                                   COMPANY               COMPANY
                                                             -------------------    ------------------
IMPLIED PRO FORMA OWNERSHIP................................         66.8%                 33.2%

                                                               BANCORPSOUTH'S         FIRST UNITED'S
                                                             CONTRIBUTION TO THE     CONTRIBUTION TO
                                                                  COMBINED             THE COMBINED
                                                                   COMPANY               COMPANY
                                                             -------------------    ------------------
INCOME STATEMENT FOR THE YEAR ENDED DECEMBER 31, 1999
  Net interest income......................................        67.5%                  32.5%
  Net interest income after provision for loan losses......        66.6%                  33.4%
  Total non-interest income................................        80.1%                  19.9%
  Net income...............................................        67.3%                  32.7%
  Net income with synergies................................        62.0%                  38.0%
BALANCE SHEET AS OF DECEMBER 31, 1999
  Total assets.............................................        68.4%                  31.6%
  Total liabilities........................................        68.7%                  31.3%
  Total liabilities and equity.............................        68.4%                  31.6%
  Total equity.............................................        65.7%                  34.3%

     HISTORICAL EXCHANGE RATIO ANALYSIS. Salomon Smith Barney analyzed the historical shareholder returns for each of BancorpSouth and First United for the last one, three, five and 10 year periods and compared such stock price appreciation and depreciation to the SSB Midcap Index and the S&P 500 Index. Salomon Smith Barney also analyzed the stock market performance for each of BancorpSouth and First United for the period from January 1, 1995 to April 14, 2000 and for each of 1995, 1996, 1997,1998 and 1999, including diluted earnings per share, diluted book value per share and dividends per share. For each of such years, Salomon Smith Barney also analyzed the stock price, ratio of price to last 12 months earnings and the ratio of price to the end of period book value and compared the median derived from each such analysis to an index of peer banks.

     Based on such analysis, Salomon Smith Barney calculated the ratio of the closing price per share of First United common stock to the closing price per share of BancorpSouth common stock for each trading day in the period from January 1, 1995 to April 14, 2000 and compared those ratios with the exchange ratio. The results of this calculation showed over this period a high stock price ratio of 1.5870, a low stock price ratio of 0.6260, median stock price ratios of 1.1347 and 0.9160 for the last five and one year periods, respectively, and a month-to-date median stock price ratio as of April 14, 2000 of 0.7140, compared to the exchange ratio of 1.1250 used in the merger. Based on this data, the 1.1250 exchange ratio represents a 29.1% discount to First United shareholders over the high stock price ratio, a 79.7% premium to First United shareholders over the low stock price ratio, a 1.0% discount and 22.8% premium to First United shareholders over the median stock price ratios for the last five and one year periods, respectively, and a 57.6% premium to First United shareholders over the month-to-date median stock price ratio as of April 14, 2000.

     GENERAL. The preceding discussion is a summary of the material financial analyses furnished by Salomon Smith Barney to the BancorpSouth Board of Directors but it does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentations to the BancorpSouth Board of Directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Salomon Smith Barney believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Salomon Smith Barney, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion.

     With regard to the First United peer group public trading levels or precedent transaction analyses summarized above, Salomon Smith Barney selected First United's peer group and transactions on the basis of various factors, including the size and location of the company; however, no company utilized as a comparison in these analyses, and no transaction utilized as a comparison in the precedent transaction analysis summarized above, is identical to BancorpSouth, First United or the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the First United peer group companies and other factors that could affect the transaction or public trading value of the First United peer group and transactions to which BancorpSouth and First United and the merger are being compared. In its analyses, Salomon Smith Barney made numerous assumptions with respect to BancorpSouth, First United, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BancorpSouth and First United. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of BancorpSouth, First United, BancorpSouth's Board of Directors, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates.

     Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness of the exchange ratio in the merger and were provided to BancorpSouth's Board of Directors in that connection. The opinion of Salomon Smith Barney was only one of the many factors taken into consideration by BancorpSouth's Board of Directors in making its determination to approve the merger agreement and the merger and to proceed with the merger. See "THE MERGER -- BancorpSouth's Reasons for the Merger; Recommendation of BancorpSouth's Board of Directors."

     Salomon Smith Barney is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. BancorpSouth selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's international reputation. Salomon Smith Barney and its predecessors and affiliates had previously rendered investment banking services to BancorpSouth unrelated to the merger, for which Salomon Smith Barney has received customary compensation.

     In the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of both BancorpSouth and First United for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in these securities. Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain other business relationships with BancorpSouth and First United and their respective affiliates.

     In its engagement letter with Salomon Smith Barney, BancorpSouth agreed to pay Salomon Smith Barney customary fees for its services rendered in connection with the merger, including the delivery of its opinion. A significant portion of Salomon Smith Barney's fees is contingent on completion of the merger or the receipt of a termination fee under the terms of the merger agreement. BancorpSouth has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Salomon Smith Barney against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

FAIRNESS OPINIONS OF FIRST UNITED'S FINANCIAL ADVISORS

     First United retained each of Stephens Inc. and Stifel, Nicolaus & Company, Inc. to provide its respective opinion of the fairness to First United shareholders, from a financial viewpoint, of the exchange ratio provided in the merger agreement. As part of their investment banking business, Stephens and Stifel each regularly engages in the valuation of securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. First United's Board of Directors retained each of Stephens and Stifel based upon its experience as a financial advisor in mergers and acquisitions of financial institutions and its knowledge of financial institutions. On April 16, 2000, Stephens and Stifel each rendered its opinion that, as of such date, the exchange ratio under the merger agreement was fair, from a financial point of view, to First United shareholders.

STEPHENS INC. Stephens Inc. has confirmed and updated its April 16, 2000 opinion in a written opinion dated July 17, 2000 that has been delivered to First United's Board of Directors. The full text of this opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations on the review undertaken, is attached as Annex D to this Joint Proxy Statement/Prospectus. First United shareholders are urged to read Stephens' opinion carefully and in its entirety. Stephens' opinion is addressed to First United's Board of Directors, and does not constitute a recommendation to any First United shareholder as to how First United's shareholders should vote at the First United special meeting.

     The following summary of Stephens' opinion is qualified in its entirety by reference to the full text of the opinion. The opinion is directed only to the fairness to First United shareholders from a financial point of view of the exchange ratio and does not address any other aspect of the proposed merger or any related transactions.

     In connection with its opinion, Stephens, among other things:

     - Reviewed certain publicly available financial statements and reports regarding BancorpSouth and First United;

     - Reviewed certain internal financial statements and other financial and operating data, including budgeted financial statements, concerning First United and BancorpSouth, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger prepared by BancorpSouth's management;

     - Discussed with First United's management and BancorpSouth's management the operations and future business prospects of First United and BancorpSouth and the anticipated financial consequences of the merger;

     - Reviewed the reported prices and trading activity for First United's common stock and BancorpSouth's common stock;

     - Compared the financial performance of First United and BancorpSouth and the prices and trading activity of First United's common stock and BancorpSouth's common stock with that of certain other publicly traded banking companies;

     - Reviewed the financial terms, to the extent publicly available, of certain other transactions in the banking industry;

     - Reviewed the merger agreement; and

     - Performed such other analyses and considered such other information as it deemed appropriate.

     Stephens relied on the accuracy and completeness of the information and financial data that it reviewed. Stephens' opinion is based upon the information that it reviewed. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that Stephens rendered only an informed opinion and not an appraisal or certification of value. With respect to forecasts of future performance, Stephens relied on consensus analyst estimates for First United and BancorpSouth published by Institutional Brokers Estimate System (or "IBES"). Stephens assumed, with First United's consent, that the expected synergies were reasonably prepared on bases reflecting the best currently available estimates and judgments of First United's management and BancorpSouth's management as to the expected future financial performance of First United and BancorpSouth. Stephens noted that it is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowance for loan losses, and assumed, with First United's consent, that allowances for loan losses for each of First United and BancorpSouth are, in the aggregate, adequate to cover such possible losses. In addition, Stephens did not assume responsibility for reviewing the liabilities of either First United or BancorpSouth or any individual credit files of their customers or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of First United or BancorpSouth. Stephens was not furnished with any of these evaluations or appraisals.

     Stephens assumed, with First United's consent, that there were no material changes in First United's or BancorpSouth's assets, liabilities, financial condition, results of operations, business or prospects since the respective dates of their last financial statements reviewed by Stephens. Stephens also assumed, with First United's consent, that any off-balance sheet activities of First United and BancorpSouth, including derivatives and other similar financial instruments, if any, would not materially and adversely affect the future financial condition or results of operations of First United and BancorpSouth. Stephens further assumed, with First United's consent, that in the course of obtaining the necessary regulatory and third party consents for the merger, no restrictions, including any divestiture requirements, amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the merger, and that the merger will be completed in accordance with the merger agreement and without any waiver by either party of any of the material conditions to its obligations under the merger agreement.

     In arriving at its opinion, Stephens performed a variety of financial analyses, the material portions of which are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Stephens. In addition, Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all the factors and analyses, could create a misleading view of the process underlying its analyses. Stephens did not draw any specific conclusions from or with regard to any one method of analysis. However, Stephens did not identify any one method of analysis which failed to support its opinion. The matters considered by Stephens in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond First United's and BancorpSouth's control. Any estimates incorporated in the analyses performed by Stephens are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and these estimated values are inherently subject to uncertainty. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. No public company or transaction involving public companies utilized as a comparison is identical to First United or BancorpSouth. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, it involves complex consideration and judgments concerning differences in financial and operating characteristics of the comparable companies utilized in Stephens' analyses.

     Stephens did not express any opinion as to the prices at which the BancorpSouth common stock will trade in the period following the announcement or completion of the proposed merger.

     Set forth below is a summary of the material analyses performed by Stephens in connection with its opinion delivered to First United on April 16, 2000.

     OFFER VALUATION. Stephens reviewed the terms of the proposed merger, including the exchange ratio and the aggregate transaction value, and also reviewed the implied value of the consideration offered based upon the last reported sale price of BancorpSouth's common stock of $16.00 per share on April 14, 2000, which indicated that the implied value of the consideration offered in the BancorpSouth proposal was $455 million. Stephens calculated the ratio of purchase price to First United's last 12 months earnings for the 12 months ended December 31, 1999 and to book value and tangible book value, which resulted in multiples of 13.6x, 1.75x and 1.87x, respectively.

     PRO FORMA MERGER ANALYSIS. Stephens reviewed the pro forma impact of the merger on First United's diluted operating earnings per share and diluted book value per share from 1995 through 1999 on a historical basis, and for 2000 and 2001 on an estimated basis. Earnings estimates for BancorpSouth were based on the median of analysts' estimates as published by IBES, which is a leading data service that monitors and publishes a compilation of earning estimates produced and provided by participating investment firms. Stephens assumed aggregate net cost savings and revenue enhancements of $4.5 million in 2001, amounts which were provided by BancorpSouth's management, resulting from the merger. This analysis showed that the merger was accretive (dilutive) to First United's diluted operating earnings per share for 1995, 1996, 1997, 1998 and 1999, by (0.7%), 0.4%, 5.9%, (3.2%) and 1.3%, respectively, and 3.4% and 8.2% accretive to First United's estimated pro forma equivalent earnings per share for 2000 and 2001. The analysis also showed that the merger was dilutive to First United's book value per share at December 31, 1999 by (3.5%).

     PRO FORMA CONTRIBUTION ANALYSIS. Stephens computed the contribution of First United and BancorpSouth to the combined entity's pro forma balance sheet and income statement at and for the year ended December 31, 1999. These relative contributions were compared to the pro forma ownership of the combined entity by shareholders of First United and BancorpSouth as summarized in the table below.

                                                               PRO FORMA OWNERSHIP IN THE
                                                                  COMBINED COMPANY BY:
                                                              ----------------------------
                                                              FIRST UNITED    BANCORPSOUTH
                                                              SHAREHOLDERS    SHAREHOLDERS
                                                              ------------    ------------
Implied Pro Forma Ownership (as of December 31, 1999).......     33.1%           66.9%

                                                              PRO FORMA CONTRIBUTION TO THE
                                                                   COMBINED COMPANY OF:
                                                              ------------------------------
                                                              FIRST UNITED     BANCORPSOUTH
                                                              -------------    -------------
Income Statement for the Year Ended December 31, 1999:
  Net interest income.......................................      31.6%            68.4%
  Non interest income.......................................      19.9%            80.1%
  Net income................................................      32.7%            67.3%
Balance Sheet as of December 31, 1999:
  Total Loans...............................................      26.5%            73.5%
  Allowance for loan losses.................................      25.2%            74.8%
  Total assets..............................................      31.6%            68.4%
  Total deposits............................................      31.9%            68.1%
  Total equity..............................................      34.3%            65.7%

     ANALYSIS OF RECENT BANK MERGER TRANSACTIONS. Stephens reviewed the consideration paid in 13 recent bank merger transactions announced between September 7, 1999 and April 7, 2000, with transaction values between $100 million and $1 billion. Based on BancorpSouth's closing price of $16.00 per share on April 14, 2000 and an implied transaction price of $18.00 per share of First United common stock, Stephens calculated the following information in its comparable transaction analysis.

                                                                    RECENT BANK TRANSACTIONS
                                             FIRST UNITED/    ------------------------------------
                                             BANCORPSOUTH      LOW       MEAN     MEDIAN     HIGH
                                             -------------    ------    ------    ------    ------
Transaction Price at Announcement to:
  Last Twelve Months E.P.S. ...............      13.60x       12.30x    22.30x    20.40x    42.00x
  Book Value Per Share.....................       1.75x        1.58x     2.74x     2.54x     4.09x
  Tangible Book Value Per Share............       1.87x        1.58x     2.87x     2.89x     4.40x
Acquiror Price to Last Twelve Months
  E.P.S. ..................................      13.30x       13.20x    16.90x    16.60x    21.70x
Premium to Market Prior to Announcement:
  One Day Prior............................      42.6%        (8.7%)     21.5%     17.9%     63.5%
  30 day Average...........................      58.0%          4.9%     33.1%     32.9%     70.9%

     In its presentation, Stephens noted that the transaction price to E.P.S. and transaction price to book value multiples on transactions in this industry have generally been declining. The decline in average transaction multiples is due to the recent decline in the number of bank mergers and the decline in bank stock prices over the past 18 months.

     DISCOUNTED CASH FLOW ANALYSIS. Stephens performed a discounted cash flow analysis to determine a range of present values per share of First United common stock assuming First United continued to operate as a stand-alone entity. This range was determined by adding (1) the present value of the estimated future dividend stream that First United could be expected to generate over the five-year period from 2000 through 2004, and (2) the present value of the "terminal value" of First United common stock at the end of the year 2004. To determine a projected dividend stream, Stephens assumed a dividend payout ratio of approximately 40%. The earnings projections which formed the bases for the dividends and the terminal value were adapted from IBES estimates for 2000 and 2001, and annual earnings growth rates of 7.7%, the historical five year compounded annual earnings per share growth rate for First United, and alternatively 10%, for estimating earnings for 2002 through 2004. The "terminal value" of First United common stock at the end of the period was determined by applying price-to-earnings multiples, ranging from 8x to 15x, to projected earnings for 2004. The dividend stream and terminal values were discounted to present values using discount rates of 12% to 14% which Stephens viewed as the appropriate discount rate range for a company with First United's risk characteristics. Based on the above assumptions, the fully diluted stand-alone value of First United common stock ranged from approximately $10 to $19 per share.

     COMPARISON OF SELECTED COMPANIES. Stephens reviewed and compared public market multiples and selected financial ratios of BancorpSouth to the publicly available corresponding data for a group of selected banks which Stephens deemed to be relevant. The group of banks selected consisted of BOK Financial Corporation, CCB Financial Corporation, Centura Banks, Inc., Cullen/Frost Bankers, Inc., First Citizens BancShares, Inc., First Virginia Banks, Inc., International Bancshares Corporation, National Commerce Bancorporation, Inc., One Valley Bancorp, Inc., Provident Bankshares Corporation, Inc., Trustmark Corporation, UMB Financial Corporation, United Bankshares, Inc. and Whitney Holding Corporation.

     Based on review of such information for the banks deemed comparable to BancorpSouth, Stephens determined, in each case based on company data as of or for the year ended December 31, 1999, and closing stock prices as of April 14, 2000:

     - That, with respect to the ratio of price to earnings per share for the year ended December 31, 1999, the banks comparable to BancorpSouth had a median of 12.2x compared to 13.3x for BancorpSouth;

     - That, with respect to the multiple of stock price to estimated earnings per share for 2000, the banks comparable to BancorpSouth, based on estimated earnings per share for 2000 as reported by IBES, had a median of 12.0x compared to 12.2x for BancorpSouth;

     - That, with respect to the multiple of stock price to estimated earnings per share for 2001, the banks comparable to BancorpSouth, based on estimated earnings per share for 2001 as reported by IBES, had a median of 11.1x compared to 11.0x for BancorpSouth;

     - That, with respect to the multiple of stock price to book value, the banks comparable to BancorpSouth had a median of 1.9x compared to 1.8x for BancorpSouth; and

     - That, with respect to the multiple of stock price to tangible book value, the banks comparable to BancorpSouth had a median of 2.1x compared to 1.9x for BancorpSouth.

     Stephens reviewed and compared public market multiples and selected financial ratios of First United to the publicly available corresponding data for a group of selected banks which Stephens deemed to be relevant. The group of banks selected consisted of BancFirst Corporation, Bank of the Ozarks, Inc., First Financial Bankshares, Inc., Hancock Holding Company, Peoples Holding Company, Simmons First National Corporation, Southwest Bancorp, Inc. and Texas Regional Bancshares, Inc.

     Based on review of such information for the banks deemed comparable to First United, Stephens determined, in each case based on company data as of or for the year ended December 31, 1999, and closing stock prices as of April 14, 2000:

     - That, with respect to the ratio of price to earnings per share for the year ended December 31, 1999, the banks comparable to First United had a median of 10.1x compared to 9.6x for First United;

     - That, with respect to the multiple of stock price to estimated earnings per share for 2000, the banks comparable to First United, based on estimated earnings per share for 2000 as reported by IBES, had a median of 9.0x compared to 9.0x for First United;

     - That, with respect to the multiple of stock price to estimated earnings per share for 2001, the banks comparable to First United, based on estimated earnings per share for 2001 as reported by IBES, had a median of 8.2x compared to 8.4x for First United;

     - That, with respect to the multiple of stock price to book value, the banks comparable to First United had a median of 1.3x compared to 1.2x for First United; and

     - That, with respect to the multiple of stock price to tangible book value, the banks comparable to First United had a median of 1.4x compared to 1.3x for First United.

     In rendering its opinion, Stephens considered certain other factors and performed other comparative analyses, including, among other things, analyses of:

     - The historical financial results of BancorpSouth and First United;

     - The historical trading prices and volume of the stock of BancorpSouth and First United; and

     - The market share and market demographics of BancorpSouth and First
       United.

     No other company or transaction used in the above analyses as a comparison is identical to BancorpSouth, First United or the proposed merger. Accordingly, an analysis of the results of the above analyses is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading multiples of the companies to which BancorpSouth, First United and the proposed merger are being compared.

     The foregoing is a summary of the material analyses performed by Stephens in connection with its opinion delivered to First United on April 16, 2000 and confirmed and updated on July 17, 2000. The summary set forth above does not purport to be a complete description of the analyses performed by Stephens. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Stephens believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses and of the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses. In addition, Stephens may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Stephens' view of the actual values of First United, BancorpSouth or the combined company. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

     In performing its analyses, Stephens made numerous assumptions with respect to industry performance, regulatory, general business and economic conditions and other matters, many of which are beyond the control of First United and BancorpSouth. The analyses performed by Stephens are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as part of Stephens' analysis of the fairness of the consideration to be received from a financial point of view in connection with the delivery of Stephens' opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future.

     COMPENSATION AND INTERESTS OF STEPHENS. Pursuant to the terms of Stephens' engagement as financial advisor, including rendering its opinion as to the fairness of the proposed transaction, First United has agreed to pay Stephens a fee equal to 0.30% of the transaction value determined at the time of the announcement of the merger, which amounts to a fee of approximately $1.37 million, of which $250,000 was paid upon issuance of the fairness opinion, and the balance of which is contingent, and payable on completion of the merger.

     First United also agreed to reimburse Stephens for its out-of-pocket expenses, including reasonable fees and disbursements of its outside legal counsel, incurred in connection with its engagement, and has agreed to indemnify Stephens, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, Stephens and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in the equity securities of First United and/or BancorpSouth. In that regard, Stephens is a market maker in First United's common stock. As of April 16, 2000, certain affiliates of Stephens collectively owned 2,391,038 shares of First United common stock, or approximately 9.5% of the outstanding shares of First United common stock, and will benefit from the merger in their capacities as a holder of First United's common stock to the same extent as other holders of First United's common stock.

STIFEL, NICOLAUS & COMPANY, INC. Stifel has confirmed and updated its April 16, 2000 opinion in a written opinion dated July 17, 2000 that has been delivered to First United's Board of Directors. The full text of this opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered, and limitations or the review undertaken, is attached as Annex E to this Joint Proxy Statement/Prospectus. First United shareholders are urged to read Stifel's opinion carefully and in its entirety. Stifel's opinion is addressed to First United's Board of Directors, and does not constitute a recommendation to any First United shareholder as to how First United's shareholders should vote at First United's special meeting.

     The following summary of Stifel's opinion is qualified in its entirety by reference to the full text of such opinion. Stifel's opinion relates only to the fairness to First United shareholders of the exchange ratio from a financial point of view and does not address any other aspect of the merger.

     In connection with its April 16, 2000 oral opinion and its written opinion dated July 17, 2000, Stifel reviewed, among other things:

     - The form of the merger agreement;

     - The financial statements of First United and BancorpSouth included in their respective annual reports on Form 10-K for the five years ended December 31, 1999, and their respective quarterly reports on Form 10-Q for the quarter ended September 30, 1999; and

     - Certain internal financial analyses and forecasts for First United and BancorpSouth prepared by their respective management.

     Stifel conducted conversations with First United's and BancorpSouth's senior management regarding recent developments and their financial forecasts for First United and BancorpSouth. In addition, Stifel spoke to members of First United's and BancorpSouth's senior management regarding factors which affect each entity's business. Stifel also compared certain financial and securities data of First United and BancorpSouth with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of First United and BancorpSouth, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of its opinion. Stifel also took into account its assessment of general economic, market and financial conditions, its experience in other transactions, its experience in securities valuations and its knowledge of the commercial banking and thrift industries generally.

     In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to it or that was otherwise reviewed by it, and did not assume any responsibility for independently verifying any of this information. With respect to the financial forecasts supplied to Stifel; including without limitation, projected cost savings and operating synergies resulting from the merger, Stifel assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of First United's management and BancorpSouth's management as to the future operating and financial performance of First United and BancorpSouth, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which Stifel could form its opinion. Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either First United or BancorpSouth since the date of the last financial statements made available to it. Stifel further assumed, without independent verification and with First United's consent, that the aggregate allowances for loan losses set forth in the financial statements of First United and BancorpSouth are in the aggregate adequate to cover all such losses.

     Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of First United's or BancorpSouth's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets. Stifel did not review loan or credit files of First United or BancorpSouth. Stifel relied on advice of First United's counsel as to all legal matters with respect to First United and the merger agreement. Stifel assumed, with First United's consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived.

     In rendering its opinion, Stifel assumed that the merger will be consummated as provided in the merger agreement, will constitute a tax-free reorganization as contemplated by the merger agreement and will qualify as a pooling of interests for accounting purposes. Stifel's opinion was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of April 16, 2000. Stifel's opinion does not imply any conclusion as to the price or trading range of First United common stock or BancorpSouth common stock, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities. Stifel's opinion also does not address First United's underlying business decision to effect the merger. First United did not authorize Stifel to, nor did Stifel, solicit indications of interest in a business combination with any other party.

     The financial forecasts for First United and BancorpSouth, estimates of cost savings and operating synergies resulting from the merger that were furnished to Stifel were prepared by First United's management and BancorpSouth's management and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As a matter of policy, First United and BancorpSouth do not publicly disclose internal management forecasts, projections or estimates of the type furnished to Stifel in connection with its analysis of the financial terms of the merger, and such forecasts and estimates were not prepared with a view towards public disclosure. These forecasts and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of the management of either First United or BancorpSouth, including, without limitation, factors related to the integration of First United and BancorpSouth and general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts and estimates.

     In connection with rendering its April 16, 2000 opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First United or BancorpSouth. Any estimates contained in Stifel's analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel's analyses was identical to First United or BancorpSouth or the merger. Accordingly, such analyses are not based solely on arithmetic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other.

     The following is a summary of the financial analyses performed by Stifel in connection with providing its opinion on April 16, 2000. In connection with its written opinion dated July 17, 2000, Stifel performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Stifel did not utilize any methods of analysis in addition to those described.

     PRO FORMA EFFECT OF THE MERGER. Stifel reviewed certain estimated future operating and financial information developed by First United and BancorpSouth and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger for the 12 month periods ending December 31, 2000 and December 31, 2001. Based on this analysis, Stifel compared certain of First United's estimated future per share results with such estimated figures for the pro forma combined entity. Stifel compared First United's estimated future stand-alone earnings per share with such estimated figures for the pro forma combined entity. On a pro forma basis, the merger is forecast to be accretive to First United's earnings per share for the 12 month periods ending December 31, 2000 and December 31, 2001. Stifel also reviewed certain historical financial information in order to determine the effect of the merger on First United's book value and tangible book value. Based on this analysis, at March 31, 2000, on a pro forma basis the merger is forecast to be dilutive to First United's book value per share and tangible book value per share. Stifel also compared First United's stand-alone common stock dividends per share with such estimated figures for the pro forma combined entity. On a pro forma basis, the merger is forecast to be accretive to First United's dividends per share.

     ANALYSIS OF BANK MERGER TRANSACTIONS. Stifel analyzed certain information relating to recent transactions in the banking industry, consisting of 197 acquisitions announced in the U.S. between April 16, 1999 and April 16, 2000, as well as a group of 36 acquisitions announced between April 16, 1999 and April 16, 2000, by sellers in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas. Stifel calculated the following ratios with respect to the merger and the selected transactions:

                                                                          U.S. BANKING INDUSTRY
                                                                          SELECTED TRANSACTIONS
                                                                    ----------------------------------
                                                   FIRST UNITED/       25TH                    75TH
RATIOS                                             BANCORPSOUTH     PERCENTILE    MEDIAN    PERCENTILE
------                                             -------------    ----------    ------    ----------
Deal Price Per Share/Book Value..................      173.0%         168.2%      224.2%      274.0%
Deal Price Per Share/Tangible Book Value.........      183.7%         171.9%      229.8%      293.6%
Adjusted Deal Price/6.50% Equity.................      209.3%         192.2%      260.9%      347.5%
Deal Price Per Share/Last 12 Months Earnings Per
  Share..........................................       13.5x          16.1x       20.6x       24.4x
Deal Price/Assets................................       17.0%          15.8%       20.2%       25.7%
Premium over Tangible Book Value/Deposits........        9.2%           7.4%       12.8%       19.8%
Deal Price/Deposits..............................       20.3%          18.3%       23.7%       30.6%

                                                                        MID-SOUTH BANKING INDUSTRY
                                                                          SELECTED TRANSACTIONS
                                                                    ----------------------------------
                                                   FIRST UNITED/       25TH                    75TH
RATIOS                                             BANCORPSOUTH     PERCENTILE    MEDIAN    PERCENTILE
------                                             -------------    ----------    ------    ----------
Deal Price Per Share/Book Value..................      173.0%         156.6%      188.2%      259.3%
Deal Price Per Share/Tangible Book Value.........      183.7%         153.7%      203.2%      266.0%
Adjusted Deal Price/6.50% Equity.................      209.3%         187.4%      228.0%      297.8%
Deal Price Per Share/Last 12 Months Earnings Per
  Share..........................................       13.5x          15.2x       18.0x       22.5x
Deal Price/Assets................................       17.0%          13.3x       17.8%       22.4%
Premium over Tangible Book Value/Deposits........        9.2%           6.8%        9.7%       14.0%
Deal Price/Deposits..............................       20.3%          14.6%       20.3%       26.1%

     This analysis resulted in a range of imputed values for First United common stock of between $21.05 and $27.56 based on the median multiples for the U.S. banking industry selected transactions, and between $18.01 and $24.07 based on the median multiples for mid-south banking industry selected transactions.

     Stifel also compared the selected ratios of First United and BancorpSouth to the recently announced pooling transaction between Wells Fargo & Company and First Security Corporation. As of the announcement date, April 10, 2000, Wells Fargo paid 157% of book value, 198% of tangible book value, 167% of adjusted deal price to 6.50% equity, 10.2x latest 12 months earnings per share, 12.1% of assets, 10.4% of premium over tangible book value to deposits, and 21.0% of deposits.

     PRESENT VALUE ANALYSIS. Applying discounted cash flow analysis to the theoretical future earnings and dividends of First United and BancorpSouth, Stifel compared the $18.00 value of one share of First United common stock under the terms of the merger agreement as of April 16, 2000 to the calculated future value of a First United share on a stand-alone basis and to the calculated future value of the 1.125 shares of the combined company that each holder of one share of First United common stock would receive under the terms of the merger agreement. The analysis was based upon management's projected earnings growth, a range of assumed price/earnings ratios, and a 15.0%, 17.5% and 20.0% discount rate. Stifel selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly traded comparable commercial banks. The stand-alone present value of First United common stock calculated on this basis ranged from $11.70 to $17.00 per share. The present value of the stock in the combined entity that the holders of one share of First United common stock would receive under the terms of the merger agreement calculated on this basis ranged from $13.20 to $19.00.

     CONTRIBUTION ANALYSIS. Stifel reviewed certain financial information for First United and BancorpSouth for the three month period ended March 31, 2000, including net revenues before and after provision for loan losses, net income before preferred dividends, extraordinary items, restructuring charges, total assets, net loans, total deposits and total equity. Stifel compared the percentage contribution of First United to the pro forma combined figures for First United and BancorpSouth and to the percentage of total outstanding BancorpSouth common stock that would be owned by the First United stockholders as a result of the merger. The contribution analysis showed that First United would contribute 31% of pro forma combined net revenues before provision for loan losses, 32% of pro forma combined net revenues after provision for loan losses, 32% of pro forma combined net income before preferred dividends, extraordinary items and restructuring charges, 32% of pro forma combined total assets, 27% of pro forma combined net loans, 31% of pro forma combined total deposits, and 35% of pro forma combined total equity. Under the terms of the merger agreement, First United shareholders would own 33% of the total outstanding shares of BancorpSouth common stock. Ownership figures are based on an exchange ratio of 1.125.

     ANALYSIS OF PREMIUM TO MARKET PRICE FOR MERGER TRANSACTIONS. Stifel analyzed the premiums paid to the then current market price one day, one week and one month prior to the date of announcement of a transaction for 550 transactions in the bank and thrift industries announced in the U.S. between April 6, 1995 and April 6, 2000. Stifel calculated the following ratios with respect to the merger and these transactions:

                                                                      TRANSACTIONS ANNOUNCED BETWEEN
                                                                     APRIL 6, 1995 AND APRIL 6, 2000
                                                                    ----------------------------------
                                                   FIRST UNITED/       25TH                    75TH
MARKET PREMIUM DATA                                BANCORPSOUTH     PERCENTILE    MEDIAN    PERCENTILE
-------------------                                -------------    ----------    ------    ----------
Premium to stock price 1 day prior to
  announcement...................................      42.6%           11.0%       21.5%       34.6%
Premium to stock price 1 week prior to
  announcement...................................      41.2%           14.3%       25.4%       41.2%
Premium to stock price 1 month to announcement...      63.6%           18.2%       30.5%       46.2%

     This analysis resulted in a range of imputed values for First United common stock of between $14.36 and $15.99 based on the median premiums for these transactions.

     COMPARISON OF SELECTED COMPANIES. Stifel reviewed and compared certain multiples and ratios for the merger with a peer group of nine selected banks with assets between $1 billion and $3 billion which Stifel deemed to be relevant. The group of selected banks consisted of BancFirst Corporation, First Financial Bankshares Inc., Mississippi Valley Bancshares Inc., National City Bancshares Inc., Simmons First National Corporation, Southwest Bancorp Inc., Southwest Bancorp. of Texas Inc., Sterling Bancshares Inc. and Texas Regional Bancshares. In order to calculate a range of imputed values for a share of First United common stock, Stifel applied a 30.6% control premium to the trading prices of the selected group of comparable companies and compared the resulting theoretical offer price to each of book value, tangible book value, adjusted 6.5% equity, latest 12 month earnings, estimated 2000 earnings as provided by Institutional Brokers Estimate System (or "IBES"), assets, tangible book value to deposits and deposits. Stifel then applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results of First United. This analysis resulted in a range of imputed values for First United common stock of between $16.84 and $22.14 based on the median multiples and ratios for the peer group. The 30.6% control premium selected by Stifel was based on a five year analysis of market premiums paid in bank and thrift merger transactions.

     Additionally, Stifel calculated the following ratios with respect to the nine selected comparable companies after application of the 30.6% control premium:

                                                                             NINE SELECTED COMPARABLE
                                                                                    COMPANIES
                                                         FIRST UNITED/   --------------------------------
RATIOS                                                   BANCORPSOUTH     MINIMUM     MEDIAN    MAXIMUM
------                                                   -------------   ----------   ------   ----------
Deal Price Per Share/Book Value........................      173.0%        138.3%     210.3%     351.8%
Deal Price Per Share/Tangible Book Value...............      183.7%        142.7%     226.0%     369.3%
Adjusted Deal Price/6.50% Equity.......................      209.3%        137.1%     250.8%     364.9%
Deal Price Per Share/Last 12 Months Earnings Per
  Share................................................       13.5x         10.7x      13.3x      26.3x
Deal Price Per Share/Estimated 2000 Earnings Per
  Share................................................       12.9x          9.4x      12.0x      19.8x
Deal Price/Assets......................................       17.0%         10.4%      18.3%      24.1%
Premium over Tangible Book Value/Deposits..............        9.2%          3.1%      12.1%      23.1%
Deal Price/Deposits....................................       20.3%         13.3%      22.4%      31.6%

     No company or transaction used in the above analyses as a comparison is identical to First United, BancorpSouth or the merger. Accordingly, an analysis of the results of the above analyses is not mathematical; rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. The foregoing analyses did not purport to be indicative of actual future results, or to reflect the prices at which First United common stock or BancorpSouth common stock may trade in the public markets.

     As described above, Stifel's opinion was among the many factors taken into consideration by First United's Board of Directors in making its determination to approve the merger.

     COMPENSATION AND INTERESTS OF STIFEL. Pursuant to the terms of Stifel's engagement, First United paid Stifel a nonrefundable cash fee of $250,000 upon the rendering of Stifel's opinion. First United has also agreed to reimburse Stifel for certain out-of-pocket expenses and has agreed to indemnify Stifel, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

     In the ordinary course of its business, Stifel actively trades equity securities of First United and BancorpSouth for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Stifel is acting as financial advisor to Texarkana First Financial Corporation in connection with the acquisition of Texarkana First Financial by First United. First United's Board of Directors was aware of Stifel's engagement and has waived any conflict or other claim which may arise from that engagement.

REGULATORY APPROVAL

     Completion of the merger is conditioned on, among other things, the receipt of approvals by the Federal Deposit Insurance Corporation, the Mississippi Department of Banking and Consumer Finance, the Arkansas State Bank Department, the Texas Department of Banking, the Louisiana Office of Financial Institutions and the Office of the Comptroller of the Currency. The Board of Governors of the Federal Reserve System waived its notification filing requirements with respect to the merger on June 16, 2000.

     As a Mississippi state non-member bank, BancorpSouth Bank must file an application with the FDIC for approval of the merger under Sections 18(c) and 18(d) of the Federal Deposit Insurance Act. The FDIC may disapprove the application if it finds that the merger tends to create or result in a monopoly, substantially lessen competition or would be in restraint of trade. BancorpSouth Bank filed this application with the FDIC on May 31, 2000. Following approval of the application by the FDIC, the United States Department of Justice would have between 15 and 30 calendar days to submit any adverse comments relating to competitive factors resulting from the merger.

     BancorpSouth filed an application with the Mississippi Department of Banking and Consumer Finance on May 31, 2000 for approval of the merger of First United's bank subsidiaries and trust company subsidiary into BancorpSouth Bank. Final approval of these bank mergers by the Mississippi Department of Banking and Consumer Finance is expected to be received following approval of the merger agreement by First United shareholders and BancorpSouth shareholders.

     First United and BancorpSouth filed a change of control application with the Arkansas State Bank Department on May 31, 2000 for approval of the merger. In addition to this application, BancorpSouth provided to the Arkansas State Bank Department a copy of the application filed with the FDIC and executed originals of certain documents required for completion of the merger. Preliminary approval of the merger by the Commissioner of the Arkansas State Bank Department was received on July 7, 2000.

     In connection with the merger of First United's Texas state bank subsidiaries into BancorpSouth Bank, First United and BancorpSouth filed an application with the Commissioner of the Texas Department of Banking on May 31, 2000. That application consists primarily of providing to the Texas Department of Banking notice to the public of the pending merger, a copy of the application filed with the FDIC, a copy of the waiver application filed with the Federal Reserve, certified copies of board and shareholder resolutions and an opinion of counsel. Approval of the merger by the Commissioner of the Texas Department of Banking is expected to be received by July 31, 2000.

     In connection with the merger of First United's Louisiana state bank subsidiaries into BancorpSouth Bank, on May 31, 2000 First United and BancorpSouth filed with the Commissioner of the Louisiana Office of Financial Institutions a notice of the pending merger, provided a copy of all applications filed with any federal agency in connection with the merger and paid a fee as prescribed by regulation of the Commissioner.

     In connection with the merger of First United's national bank subsidiaries into BancorpSouth Bank, First United filed a notice with the OCC on May 31, 2000 notifying the OCC of the merger and the identity of the resulting institution. Upon approval of the merger by the shareholders of First United and BancorpSouth and immediately prior to completion of the merger, each subsidiary national bank must return its original charter, branch authorizations and trust permits, if any, to the OCC and certify that it has shredded all OCC reports of examination.

ACCOUNTING TREATMENT

     BancorpSouth intends to account for the merger as a pooling of interests under generally accepted accounting principles. The merger is conditioned upon BancorpSouth receiving a letter from its independent certified public accountants that the merger will qualify for pooling of interests accounting treatment and First United receiving a letter from its independent certified public accountants that First United is a poolable entity under applicable accounting standards. The unaudited pro forma financial information included in this Joint Proxy Statement/Prospectus reflects the merger using the pooling of interests method of accounting. See "SUMMARY -- Comparative Unaudited Per Share Data" and "SELECTED HISTORICAL FINANCIAL DATA AND UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated U.S. federal income tax consequences of the merger to First United shareholders who hold First United common stock as a capital asset. The summary is based on the Internal Revenue Code, applicable Treasury regulations, and administrative rulings and court decisions in effect as of the date of this Joint Proxy Statement/Prospectus, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the merger and, in particular, may not address U.S. federal income tax considerations applicable to shareholders subject to special treatment under U.S. federal income tax law, such as non-U.S. persons, financial institutions, dealers in securities, insurance companies, tax-exempt entities, holders who acquired First United common stock upon the exercise of an employee stock option or right or otherwise as compensation, and holders who hold First United common stock as part of a hedge, straddle or conversion transaction. In addition, no information is provided herein with respect to the tax consequences of the merger under applicable foreign, state or local laws.

     BancorpSouth has received an opinion of Waller Lansden Dortch & Davis, PLLC, and First United has received an opinion of Mitchell, Williams, Selig, Gates & Woodyard, PLLC, that, as of the respective dates of the opinions, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that BancorpSouth and First United will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. It is a condition to the obligation of each of BancorpSouth and First United to complete the merger that their respective tax counsel confirm its opinion as of the closing date.

     The opinions of the parties' respective tax counsel regarding the merger have relied, and the opinions regarding the merger as of the closing date will each rely, on (1) representations and covenants made by BancorpSouth and First United, including those contained in certificates of officers of BancorpSouth and First United, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. In addition, the opinions of the parties' respective tax counsel have assumed, and the tax counsel's ability to provide the opinions at the closing of the merger will depend on, the absence of changes in existing facts or in law between the date of this Joint Proxy Statement/Prospectus and the closing date. If any of those representations, covenants or assumptions is inaccurate, the parties' respective tax counsel may not be able to provide one or more of the required opinions to be delivered at the closing of the merger and/or the tax consequences of the merger could differ from those described in the opinions that tax counsel have delivered. These opinions do not bind the Internal Revenue Service and do not preclude the IRS or the courts from adopting a contrary position. BancorpSouth and First United do not intend to obtain a ruling from the IRS on the tax consequences of the merger.

     BancorpSouth and First United expect that, for federal income tax purposes:

     - The merger will be treated as a reorganization within the meaning of
       Section 368(a) of the Internal Revenue Code;

     - No gain or loss will be recognized by BancorpSouth or First United as a result of the merger;

     - No gain or loss will be recognized by First United shareholders who exchange all of their respective First United common stock solely for BancorpSouth common stock pursuant to the merger, except with respect to cash received in lieu of a fractional share of BancorpSouth common stock; and

     - The aggregate tax basis of the BancorpSouth common stock received by First United shareholders who exchange all of their respective shares of First United common stock solely for BancorpSouth common stock pursuant to the merger will be the same as the aggregate tax basis of First United common stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received.

     Generally, cash received by a First United shareholder in lieu of a fractional share of BancorpSouth common stock will be treated as received in redemption of that fractional share interest, and the First United shareholder should generally recognize capital gain or loss for federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the share of First United common stock treated as redeemed. This gain or loss should be a long-term capital gain or loss if the holding period for shares of First United common stock is greater than one year at the effective time of the merger. Generally, in the case of individual shareholders, this capital gain will be taxed at a maximum rate of 20% (10%, if the gain would be taxed at 15% if it were treated as ordinary income) if the shareholder's holding period is more than one year. The holding period of a share of BancorpSouth common stock received in the merger, including a fractional share interest deemed received and redeemed as described in this paragraph above, will include the holder's holding period in First United common stock surrendered in exchange for BancorpSouth common stock.

     This discussion of material U.S. federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. ACCORDINGLY, FIRST UNITED SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND OF POTENTIAL CHANGES TO APPLICABLE TAX LAW.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of management of First United and First United's Board of Directors may be deemed to have interests in the merger that are in addition to their interests as First United shareholders generally. First United's Board of Directors was aware of these interests and considered them, among other matters, in approving the merger agreement.

     In particular, James V. Kelley, currently the Chairman, President and Chief Executive Officer of First United, will become President and Chief Operating Officer of BancorpSouth after the merger. Mr. Kelley has entered into a change in control agreement and a stock bonus agreement with BancorpSouth that are effective upon completion of the merger. These agreements replace and terminate Mr. Kelley's severance agreement with First United, which provided for severance payments to Mr. Kelley upon termination of his employment for any reason following a change in control of First United, in an amount equal to three times the sum of Mr. Kelley's annual base salary plus the greater of his target incentive bonus amount or his average incentive bonus for the prior two fiscal years, payable in a lump sum of cash or First United common stock. The change in control agreement with BancorpSouth provides that Mr. Kelley will receive a cash payment equal to three times the sum of Mr. Kelley's then annual base compensation and highest annual bonus for which he would be eligible in the event Mr. Kelley is terminated without cause or terminates his employment for cause within 24 months after a change in control of BancorpSouth. The stock bonus agreement provides that Mr. Kelley will receive 100,000 shares of BancorpSouth common stock upon completion of the merger as consideration for serving as President and Chief Operating Officer of BancorpSouth and for terminating his severance agreement with First United. The 100,000 shares will be released from escrow over a period of five years, with 20% of the shares being released each year, assuming certain performance requirements are satisfied, with the first release occurring on the first anniversary of the completion of the merger. Under Mr. Kelley's stock bonus agreement, in the event that Mr. Kelley's employment is terminated prior to the fifth anniversary of the merger by Mr. Kelley or by BancorpSouth for cause, Mr. Kelley will retain full ownership of the shares of BancorpSouth common stock that have then been released from escrow to him, and Mr. Kelley will lose all rights to the shares of BancorpSouth common stock then held in escrow. If Mr. Kelley terminates his employment after a change in control of BancorpSouth, however, he will be entitled to full ownership of all of the shares of BancorpSouth common stock issued under the stock bonus agreement. In his stock bonus agreement, Mr. Kelley has agreed that he will not compete with BancorpSouth Bank within a specified area.

     Various other officers of First United, including John G. Copeland, Chief Financial Officer of First United, and Jim N. Harwood, John Robert Graves and Gordon R. Lewis, Regional Chairmen of First United, are parties to severance or employment agreements with First United under which they may be entitled to severance payments and benefits upon termination of their employment following a change in control of First United. It is anticipated that the merger would constitute a change in control for purposes of these agreements.

     Directors and executive officers of First United will receive shares of BancorpSouth common stock in the merger on the same basis as other First United shareholders. The following chart shows the number of shares of BancorpSouth common stock that may be issued to directors and executive officers of First United in the merger:

Shares of First United common stock, including stock options exercisable within 60 days, beneficially owned by First
  United executive officers and directors as of July 10,
  2000......................................................   3,112,531
Shares of BancorpSouth common stock that may be received in
  the merger by First United executive officers and
  directors (based on such beneficial ownership)............   3,501,597

     Members of First United's Board of Directors have certain interests under the merger agreement regarding indemnification and continuation of liability insurance coverage following the merger. See "MERGER
AGREEMENT -- Indemnification."

COMPARISON OF RIGHTS OF SHAREHOLDERS

     At the effective time of the merger, First United shareholders will automatically become BancorpSouth shareholders (except for those First United shareholders who exercise dissenters' rights). BancorpSouth is a Mississippi corporation governed by provisions of the Mississippi Business Corporation Act and BancorpSouth's restated articles of incorporation and amended and restated bylaws. First United is an Arkansas corporation governed by provisions of the Arkansas Business Corporation Act of 1987, and First United's articles of incorporation, as amended, and restated bylaws. See "COMPARISON OF RIGHTS OF SHAREHOLDERS."

RESTRICTIONS ON RESALES BY AFFILIATES

     The shares of BancorpSouth common stock issuable to First United shareholders upon completion of the merger have been registered under the Securities Act of 1933. These shares may be traded freely without restriction by those shareholders who are not deemed to be "affiliates" of First United or BancorpSouth, as that term is defined in SEC rules under the Securities Act. An "affiliate" of a company generally includes its directors and executive officers and holders of a significant amount of the company's voting stock.

     Shares of BancorpSouth common stock received by those First United shareholders who are deemed to be affiliates of First United at the time of the First United special meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act. Under Rule 145, during the one-year period following completion of the merger, affiliates of First United may resell shares of BancorpSouth common stock received by them in the merger subject to limitations on the number of shares that may be sold during any three-month period and the manner in which the shares may be sold, including the use of a broker and non-solicitation of a buyer. Persons who are affiliates of BancorpSouth may resell shares of BancorpSouth common stock subject to similar limitations and certain filing requirements specified in Rule 144 under the Securities Act.

     SEC guidelines regarding the pooling of interests method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. SEC guidelines indicate that the pooling of interests method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own, or shares of a corporation they receive in connection with a merger, during the period beginning 30 days before the merger is consummated and ending when financial results covering at least 30 days of post-merger operations of the combined companies have been published.

     First United has agreed in the merger agreement to use its reasonable best efforts to cause each person who is an affiliate, for purposes of Rule 145 under the Securities Act and for purposes of qualifying the merger for pooling of interests accounting treatment, to deliver to BancorpSouth a written agreement intended to ensure compliance with the Securities Act and to preserve the ability of the merger to be accounted for as a pooling of interests.

     BancorpSouth has agreed in the merger agreement to use its best efforts to publish financial results covering at least 30 days of post-merger combined operations, as contemplated by Accounting Series Release No. 135 issued by the SEC, as soon as reasonably practicable after such financial results are available and in conjunction with BancorpSouth's quarterly press releases regarding, among other things, its earnings in the previous quarter. BancorpSouth will publish these results by press release or the making of an appropriate filing under the Securities Exchange Act of 1934.

                              THE MERGER AGREEMENT

     The following summary of certain terms and provisions of the merger agreement is qualified in its entirety by reference to the merger agreement, which is incorporated into this document by reference and, with the exception of exhibits and schedules to the merger agreement, is attached as Annex A to this Joint Proxy Statement/Prospectus.

EXCHANGE OF CERTIFICATES

     BancorpSouth will deposit with SunTrust Bank, Atlanta, as the exchange agent for the merger, certificates representing the shares of BancorpSouth common stock and cash to be paid in lieu of fractional shares to which a holder of certificates formerly representing First United common stock would otherwise be entitled based on the exchange ratio.

     Within three business days after the date on which the effective time of the merger occurs, the exchange agent will mail to each holder of record of a certificate formerly representing First United common stock a form letter of transmittal for use in exchanging such shareholder's First United certificates for consideration due under the merger agreement. Upon surrender of a First United certificate for exchange and cancellation to the exchange agent, together with a duly executed letter of transmittal, the holder of a First United certificate will be entitled to receive the number of whole shares of BancorpSouth common stock and cash for any fractional shares to which such holder has become entitled in accordance with the merger agreement. BancorpSouth will pay to each First United shareholder who would otherwise be entitled to a fractional share of BancorpSouth common stock, after taking into account all First United certificates delivered by the shareholder, an amount in cash to be paid in lieu of fractional shares, without interest, determined by multiplying such fraction by the average of the last sale prices of BancorpSouth common stock as reported on the New York Stock Exchange for the three trading days immediately preceding the merger. First United certificates so surrendered will immediately be canceled. No interest will be paid or accrued on any cash to be paid upon such surrender, whether in lieu of fractional shares of BancorpSouth common stock or with respect to unpaid dividends or distributions thereon.

     FIRST UNITED SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

     Any part of the BancorpSouth common stock certificates and cash deposited with the exchange agent that remains unclaimed by First United shareholders for 12 months after the merger will be paid to BancorpSouth. After such time, First United shareholders may look only to BancorpSouth for unpaid dividends and distributions on First United common stock deliverable in respect of each share of First United common stock held by the shareholder, in each case, without interest. None of First United, BancorpSouth or the exchange agent, or any other person, will be liable to any former First United shareholder for any amounts properly delivered to a public official under applicable abandoned property, escheat or similar laws.

     If any certificate formerly representing First United common stock is lost, stolen or destroyed, BancorpSouth can require the holder to give an affidavit of that fact and to post a bond in an amount that BancorpSouth or the exchange agent may direct as indemnity against any claim that may be made with respect to this First United certificate. Upon making such affidavit and/or posting such bond, the exchange agent will issue the consideration due under the merger agreement.

     No dividends or other distributions with respect to BancorpSouth common stock declared after the merger and payable to BancorpSouth shareholders of record will be paid to the holder of any unsurrendered First United certificate until the holder of the certificate surrenders the First United certificate. After the proper surrender of a First United certificate, the record holder of the certificate will receive any such dividends or other distributions, without any interest, which the holder would have received if he or she had exchanged his First United certificate immediately after the merger.

CONDITIONS TO THE MERGER

     The obligations of First United and BancorpSouth to complete the merger are subject to the satisfaction (or waiver, where legally allowed), at or prior to the effective time of the merger, of a number of conditions, which are set forth in the merger agreement. These conditions include:

     - Approval of the merger agreement by First United shareholders;

     - Approval of the merger agreement by BancorpSouth shareholders;

     - The New York Stock Exchange listing the shares of BancorpSouth common stock to be issued to First United shareholders as consideration under the merger agreement;

     - Receipt of the required regulatory approvals, including approval by the FDIC;

     - The absence of any legal prohibition to completion of the merger;

     - The accuracy of the parties' representations and performance of the parties' obligations under the merger agreement; and

     - Receipt of the required tax opinions.

     The obligation of BancorpSouth to complete the merger is also conditioned upon BancorpSouth receiving a pooling letter from KPMG LLP, certified public accountants for BancorpSouth, dated as of the closing date of the merger, that the merger may be accounted for using the pooling of interests method of accounting.

     The obligation of First United to complete the merger is also conditioned upon First United receiving a pooling letter from Arthur Andersen LLP, certified public accountants for First United, dated as of the closing date of the merger, that First United is a poolable entity under applicable accounting standards.

     We cannot guarantee that the required regulatory approvals will be obtained or that all of the other conditions precedent to the merger will be satisfied or, where legally permitted, waived by the party permitted to do so.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after approval of the merger by First United shareholders or BancorpSouth shareholders, as set forth in the merger agreement, including by mutual consent of BancorpSouth and First United. In addition, the merger agreement may be terminated by either party if:

     - A governmental entity issues a final order prohibiting the merger or (subject to a 60 day waiting period) rejects an application for a required regulatory approval;

     - The merger is not completed on or before December 31, 2000;

     - BancorpSouth shareholders or First United shareholders fail to approve the merger agreement;

     - The other party materially breaches its representations or covenants set forth in the merger agreement and fails to cure that breach within the prescribed time limit;

     - BancorpSouth's Board of Directors or First United's Board of Directors has withdrawn or changed in a manner adverse to the other party its approval of the merger, or its recommendation to its shareholders that such shareholders approve the merger agreement; or

     - Their respective independent certified public accountants do not deliver a pooling letter.

     BancorpSouth may terminate the merger agreement if First United enters into any letter of intent, agreement in principle, or acquisition or similar agreement related to any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First United or any of its subsidiaries or any proposal, inquiry or offer to acquire in any manner all or 10% or greater interest in, or all or a substantial portion of the assets of, First United or any of its subsidiaries, other than the transactions described in this Joint Proxy Statement/Prospectus. BancorpSouth also may terminate the merger agreement if the cash it must pay to First United shareholders for fractional shares and dissenters' rights exceeds the amount permissible to account for the merger as a pooling of interests.

     First United's Board of Directors may elect to terminate the merger agreement if:

     - The average closing price of BancorpSouth common stock for the 20 consecutive full trading days ending at the close of trading on the day on which BancorpSouth receives the last applicable federal and state regulatory consent required for completion of the merger declines at least 20% below $15.75 per share, the closing price of BancorpSouth common stock on April 17, 2000; and

     - The quotient of (i) that 20 day average, divided by (ii) $15.75 is at least 20% less than the quotient of (x) the average closing price of an index consisting of a weighted average of similarly situated publicly-held banks and bank holding companies for the same 20 trading day period, divided by (y) the average closing price of the index on April 17, 2000.

First United must notify BancorpSouth of its decision to so terminate the merger agreement during the 10 day period commencing two days after BancorpSouth receives the last applicable federal and state regulatory consent required for completion of the merger. After BancorpSouth receives this termination notice, it may elect to increase the exchange ratio to equal the lesser of:

     - The quotient of (i) the product of (A) 0.80, multiplied times (B) $15.75, multiplied times (C) the exchange ratio (as then in effect), divided by
       (ii) that 20 day average closing price of BancorpSouth common stock; or

     - The quotient of (i) the product of (A) the quotient of the index's 20 trading day average closing price divided by the index's average closing price on April 17, 2000, multiplied times (B) the exchange ratio (as then in effect), divided by (ii) the quotient of the 20 trading day average closing price of BancorpSouth common stock divided by $15.75.

If BancorpSouth elects to increase the exchange ratio within five days after receiving First United's termination notice, it must give prompt written notice to First United and the merger agreement will remain in effect, except that all references to the exchange ratio will then mean the increased exchange ratio.

     In the event of termination of the merger agreement, the merger agreement will become void and have no effect, except with respect to the parties' obligations regarding confidential information and expenses as set forth in the merger agreement. Termination also will not relieve or release a breaching party from liability or damages for its willful breach of the merger agreement.

CONDUCT OF BUSINESS PRIOR TO THE MERGER AND OTHER COVENANTS

     In the merger agreement, First United and BancorpSouth agreed that, except as expressly contemplated or permitted by the merger agreement or with the prior written consent of the other party, each will carry on their respective businesses in the ordinary course consistent with past practice. Each of the parties also agreed to refrain from engaging in, or permitting its subsidiaries to engage in, certain activities which are described in the merger agreement.

     First United has agreed to refrain from:

     - Declaring or paying any dividends on, or making other distributions in respect of, any of its capital stock during any period, except that First United may declare and pay regular quarterly cash dividends in a manner consistent with past practice, and with usual and regular record and payment dates in accordance with past practice, provided that the amount of such dividends may be adjusted to take into account the exchange ratio and the cash dividends paid by BancorpSouth during the same period;

     - Issuing or acquiring its capital stock;

     - Issuing any options or other securities convertible into or exchangeable for its capital stock other than under First United's employee stock option plan consistent with past practice;

     - Amending its articles of incorporation or bylaws;

     - Making capital expenditures in excess of $250,000 in the aggregate;

     - Entering into any new line of business, except for Internet banking;

     - Engaging in a material acquisition of another business;

     - Taking any action intended or reasonably expected to result in any of its representations and warranties in the merger agreement being or becoming untrue, or in any of the conditions to the merger set forth in the merger agreement not being satisfied;

     - Changing its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles or regulatory accounting principles;

     - Adopting or amending any employee benefit plan or compensation arrangement, except that First United may amend its 1994 Equity Participation Plan to delete the provision that would terminate unexercised options granted under it in the event of a change in control of First United and except as otherwise requested by BancorpSouth;

     - Taking any action that would disqualify the merger as a pooling of interests;

     - Entering into any loans in an original principal amount in excess of $2.5 million or renewing, or committing to renew, any existing loans in a principal amount in excess of $4.0 million;

     - Incurring any indebtedness other than in the ordinary course of business consistent with past practice;

     - Filing any application to relocate or terminate the operations of any of its or its subsidiaries' banking offices;

     - Taking any action or entering into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any required regulatory approval;

     - Disposing of any material assets other than in the ordinary course of business consistent with past practice; or

     - Entering into, renewing, amending or terminating any material contract, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the merger.

     BancorpSouth has agreed to refrain from:

     - Amending its articles of incorporation or bylaws;

     - Taking any action intended or reasonably expected to result in any of its representations and warranties in the merger agreement being or becoming untrue, or in any of the conditions to the merger set forth in the merger agreement not being satisfied;

     - Changing its methods of accounting in effect at December 31, 1999, except as required by changes in generally accepted accounting principles or regulatory accounting principles;

     - Taking any action or entering into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any required regulatory approval;

     - Taking any action that would disqualify the merger as a pooling of interests;

     - Selling, leasing, encumbering or otherwise disposing of any of its material assets, properties or other rights or agreements other than in the ordinary course of business consistent with past practice; or

     - Engaging in a material acquisition of another business.

     In addition, First United agreed that, prior to the merger, it will not authorize or permit any of its officers, directors, employees or agents to, directly or indirectly, solicit, initiate, facilitate, encourage or participate in any inquiries, proposals, discussions or negotiations relating to a tender or exchange offer, merger, consolidation or other business combination involving First United or the acquisition of a substantial portion of its capital stock or assets. First United agreed to immediately cease and terminate any existing activities, discussions or negotiations previously conducted with any parties other than BancorpSouth with respect to any of these activities, and to notify BancorpSouth immediately if it receives any such inquiry or proposal or request for information. First United also agreed to promptly inform BancorpSouth in writing of all of the relevant details with respect to any such inquiry or proposal or request for information, including the material terms and conditions and the identity of the person or group making such request, proposal or inquiry. Additionally, First United agreed to keep BancorpSouth fully informed of the status and details of any such request, proposal or inquiry.

     First United further agreed that it would not provide third parties with any nonpublic information relating to any such inquiry or proposal. It may, however, communicate information about any such inquiry or proposal to its shareholders if, in the judgment of First United's Board of Directors, the communication is required under applicable law. In addition, First United may, and may authorize and permit its officers, directors, employees or agents to, provide or cause to be provided such information and participate in such discussions or negotiations if First United's Board of Directors has determined that the failure to do so could cause the members of First United's Board of Directors to breach their fiduciary duties under applicable laws.

     The merger agreement also contains certain other agreements relating to the conduct of the parties prior to the merger, including, among other things, those requiring each party:

     - To apply for and obtain all consents and approvals required to complete the merger;

     - To afford to the other party and its representatives access during normal business hours to all of such party's information concerning its business, properties and personnel as the other party may reasonably request;

     - To take all actions required to comply with any legal requirements to complete the merger.

     First United agreed to cause each director, executive officer and other person who is an "affiliate" of First United for purposes of Rule 145 under the Securities Act, and for purposes of qualifying the merger for pooling of interests accounting treatment, to deliver to BancorpSouth a written agreement intended to ensure compliance with the Securities Act and to preserve the ability of the merger to be accounted for as a pooling of interests.

     BancorpSouth and First United each agreed to call and hold a special meeting of their respective shareholders and, through their respective Boards of Directors, to recommend the merger agreement for approval to their respective shareholders. BancorpSouth also agreed to cause the shares of BancorpSouth common stock to be issued in the merger to be approved for listing on the New York Stock Exchange.

INDEMNIFICATION

     BancorpSouth agreed to provide indemnification to the officers, directors and employees of First United to the full extent permitted by law after the merger and to provide, for three years after the merger, directors' and officers' liability insurance for the directors and officers of First United to the maximum extent available at an annual premium not to exceed 150% of the amount expended by First United as of April 16, 2000.

AMENDMENT OF THE MERGER AGREEMENT

     Subject to compliance with applicable law, the merger agreement may be amended by First United and BancorpSouth, by action taken or authorized by their respective Boards of Directors, at any time before or after the BancorpSouth shareholders and/or the First United shareholders approve the merger agreement. However, after any approval of the merger agreement by First United shareholders, there may not be, without further approval of the First United shareholders, any amendment of the merger agreement which reduces the amount or changes the form of the consideration due under the merger agreement, other than as contemplated in the merger agreement. The merger agreement provides that it may not be amended except by an instrument in writing signed on behalf of BancorpSouth and First United.

WAIVER

     Prior to the merger, BancorpSouth and First United may extend the time for the performance of any of the obligations or other acts of the other party to the merger agreement, waive any inaccuracies in the representations or warranties of the other party contained in the merger agreement or waive compliance with any of the agreements or conditions of the other party contained in the merger agreement.

EXPENSES

     Each party to the merger agreement will bear all expenses incurred by it in connection with the merger agreement and the merger.

STOCK OPTION AGREEMENTS

  BANCORPSOUTH'S OPTION TO PURCHASE SHARES OF FIRST UNITED COMMON STOCK

     In connection with the execution of the merger agreement, First United granted to BancorpSouth an option to purchase from First United up to 5,056,959 shares of First United common stock at an exercise price of $12.625 per share. This number of shares is subject to adjustment in certain circumstances, but the number of shares may not exceed 19.9% of the shares of First United common stock outstanding immediately prior to exercise of the option. First United granted the option to BancorpSouth as an inducement for BancorpSouth to enter into the merger agreement. A copy of the option agreement is included as Annex F to this Joint Proxy Statement/Prospectus. This description is qualified in its entirety by reference to the full text of that option agreement.

     The option granted to BancorpSouth is intended to increase the likelihood that the merger will be completed. Consequently, certain aspects of the option may have the effect of discouraging persons from considering or proposing a competing acquisition of all or a significant part of First United's assets or common stock. The acquisition of First United other than by BancorpSouth could cause the option to become exercisable. The existence of the option could significantly increase the cost to a potential acquirer of acquiring First United compared to its cost had the option not been granted. That increased cost might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer proposing to pay a lower per share price to acquire First United than it might otherwise have proposed to pay. The exercise or repurchase of the option may prohibit any other acquirer of First United from accounting for an acquisition of First United using the pooling of interests accounting method for a period of two years.

     The number of shares of First United common stock subject to the option granted to BancorpSouth will be increased or decreased, as appropriate, to the extent that additional shares of First United common stock are either (1) issued or otherwise become outstanding after April 16, 2000 or (2) redeemed, repurchased, retired or otherwise cease to be outstanding after April 16, 2000, such that, after such issuance, the number of shares of First United common stock subject to the option will continue to equal 19.9% of the shares of First United common stock then issued and outstanding. In the event of any change in, or distributions in respect of, the number of shares of First United common stock that would be prohibited by the merger agreement, the type and number of shares of First United common stock purchasable upon exercise of the option, and the option price, will also be adjusted in such a manner as will fully preserve the economic benefits of the option.

     BancorpSouth may exercise the option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined in Section 2(c) of the option agreement) and a Subsequent Triggering

Event (as defined in Section 2(d) of the option agreement) have occurred prior to the occurrence of an Exercise Termination Event (as defined in Section 2(b) of the option agreement). BancorpSouth may exercise the option only if BancorpSouth has sent to First United written notice of such exercise within 90 days following the Subsequent Triggering Event, subject to extension as provided in the option agreement.

     The terms "Initial Triggering Event" and "Subsequent Triggering Event" generally relate to attempts by one or more third parties to acquire a significant interest in First United. Any exercise of the option will be deemed to occur on the date such notice of exercise is sent.

     As of the date of this Joint Proxy Statement/Prospectus, BancorpSouth and First United are not aware that an Initial Triggering Event or a Subsequent Triggering Event has occurred.

     Neither BancorpSouth nor First United may assign any of its rights and obligations under the option to any other person without the express written consent of the other party. However, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, BancorpSouth, subject to the terms of the option, may assign, in whole or in part, its rights and obligations under the option. BancorpSouth may not assign its rights under the option until the date 15 days after the date on which the Federal Reserve approves an application by BancorpSouth to acquire the shares of First United common stock subject to the option, except in:

     - A widely dispersed public distribution;

     - A private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of First United;

     - An assignment to a single party for the purpose of conducting a widely dispersed public distribution on BancorpSouth's behalf; or

     - Any other manner approved by the Federal Reserve.

     BancorpSouth may, at any time following a Repurchase Event (as defined in Section 7(d) of the option agreement) and prior to the occurrence of an Exercise Termination Event, surrender the option to First United in exchange for a cash fee equal to $22.5 million plus, if applicable, any purchase price BancorpSouth previously paid for First United common stock acquired upon exercise of a portion of the option, and minus, if applicable, the excess of the net price, if any, received by BancorpSouth pursuant to the sale of any of those previously acquired shares of First United common stock to any unaffiliated party, over BancorpSouth's purchase price for such shares.

     At BancorpSouth's request following a Repurchase Event, First United must repurchase the option for a price equal to the product of (1) the amount by which the Market/Offer Price (as defined in Section 7(a) of the option agreement) exceeds the exercise price under the option, multiplied times (2) the number of shares of First United common stock then subject to the option. In addition, following a Repurchase Event, at the request of a holder of shares of First United common stock acquired upon exercise of the option, First United must purchase the shares of First United common stock at the Market/Offer Price. Similarly, at First United's request following a Repurchase Event, First United may repurchase the option and any shares of First United common stock acquired upon exercise of the option at those same terms.

     BancorpSouth's total profit under the option may not exceed $22.5 million.

     Certain rights and obligations under the option are subject to receipt of required regulatory approvals. The approval of the Federal Reserve is required for the acquisition by BancorpSouth of more than 5% of the outstanding shares of First United common stock.

  FIRST UNITED'S OPTION TO PURCHASE SHARES OF BANCORPSOUTH COMMON STOCK

     In connection with the execution of the merger agreement, BancorpSouth granted to First United an option to purchase from BancorpSouth up to 11,245,425 shares of BancorpSouth common stock at an exercise price of $16.00 per share. This number of shares is subject to adjustment in certain circumstances, but the number of shares may not exceed 19.9% of the shares of BancorpSouth common stock outstanding immediately prior to exercise of the option. BancorpSouth granted the option to First United as an inducement for First United to enter into the merger agreement. The option agreement is included as Annex G to this Joint Proxy Statement/Prospectus. This description is qualified in its entirety by reference to the full text of this option agreement.

     The option granted to First United is intended to increase the likelihood that the merger will be completed. Consequently, certain aspects of the option may have the effect of discouraging persons from considering or proposing an acquisition of all or a significant part of BancorpSouth's assets or common stock. The acquisition of BancorpSouth could cause the option to become exercisable. The existence of the option could significantly increase the cost to a potential acquirer of acquiring BancorpSouth compared to its cost had the option not been granted. That increased cost might discourage a potential acquirer from considering or proposing an acquisition or might result in a potential acquirer proposing to pay a lower per share price to acquire BancorpSouth than it might otherwise have proposed to pay. The exercise or repurchase of the option may prohibit any other acquirer of BancorpSouth from accounting for an acquisition of BancorpSouth using the pooling of interests accounting method for a period of two years.

     The number of shares of BancorpSouth common stock subject to the option granted to First United will be increased or decreased, as appropriate, to the extent that additional shares of BancorpSouth common stock are either (1) issued or otherwise become outstanding after April 16, 2000 or (2) redeemed, repurchased, retired or otherwise cease to be outstanding after April 16, 2000, such that, after such issuance, the number of shares of BancorpSouth common stock subject to the option will continue to equal 19.9% of the shares of BancorpSouth common stock then issued and outstanding. In the event of any change in, or distributions in respect of, the number of shares of BancorpSouth common stock that would be prohibited by the merger agreement, the type and number of shares of BancorpSouth common stock purchasable upon exercise of the option, and the option price, will also be adjusted in such a manner as will fully preserve the economic benefits of the option.

     First United may exercise the option, in whole or in part, subject to regulatory approval, if both an Initial Triggering Event (as defined in Section 2(c) of the option agreement) and a Subsequent Triggering Event (as defined in
Section 2(d) of the option agreement) have occurred prior to the occurrence of an Exercise Termination Event (as defined in Section 2(b) of the option agreement). First United may exercise the option only if First United has sent to BancorpSouth written notice of such exercise within 90 days following such Subsequent Triggering Event, subject to extension as provided in the option agreement.

     The terms "Initial Triggering Event" and "Subsequent Triggering Event" generally relate to attempts by one or more third parties to acquire a significant interest in BancorpSouth. Any exercise of the option will be deemed to occur on the date such notice of exercise is sent.

     As of the date of this Joint Proxy Statement/Prospectus, First United and BancorpSouth are not aware that an Initial Triggering Event or a Subsequent Triggering Event has occurred.

     Neither BancorpSouth nor First United may assign any of its rights and obligations under the option to any other person without the express written consent of the other party. However, if a Subsequent Triggering Event occurs prior to an Exercise Termination Event, First United, subject to the terms of the option, may assign, in whole or in part, its rights and obligations under the option. First United may not assign its rights under the option until the date 15 days after the date on which the Federal Reserve approves an application by First United to acquire the shares of BancorpSouth common stock subject to the option, except in:

     - A widely dispersed public distribution;

     - A private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of BancorpSouth;

     - An assignment to a single party for the purpose of conducting a widely dispersed public distribution on First United's behalf; or

     - Any other manner approved by the Federal Reserve.

     First United may, at any time following a Repurchase Event (as defined in Section 7(d) of the option agreement) and prior to the occurrence of an Exercise Termination Event, surrender the option to BancorpSouth in exchange for a cash fee equal to $22.5 million plus, if applicable, any purchase price First United previously paid for BancorpSouth common stock acquired upon exercise of a portion of the option, and minus, if applicable, the excess of the net price, if any, received by First United pursuant to the sale of any of those previously acquired shares of BancorpSouth common stock to any unaffiliated party, over First United's purchase price of such shares.

     At First United's request following a Repurchase Event, BancorpSouth must repurchase the option for a price equal to the product of (1) the amount by which the Market/Offer Price (as defined in Section 7(a) of the option agreement) exceeds the exercise price under the option, multiplied times (2) the number of shares of BancorpSouth common stock then subject to the option. In addition, following a Repurchase Event, at the request of a holder of shares of BancorpSouth common stock acquired upon exercise of the option, BancorpSouth must purchase the shares of BancorpSouth common stock at the Market/Offer Price. Similarly, at BancorpSouth's request following a Repurchase Event, BancorpSouth may repurchase the option and any shares of BancorpSouth common stock acquired upon exercise of the option on those same terms.

     First United's total profit under the option may not exceed $22.5 million.

     Certain rights and obligations under the option are subject to receipt of required regulatory approvals. The approval of the Federal Reserve is required for the acquisition by First United of more than 5% of the outstanding shares of BancorpSouth common stock.

                 MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

BOARD OF DIRECTORS

     After the merger, BancorpSouth's Board of Directors initially will be comprised of 13 directors, including the nine directors of BancorpSouth immediately prior to the merger and four members of First United's Board of Directors who are to be designated by First United. These four First United directors are to be appointed to fill the three classes of BancorpSouth directors as equally as possible, given existing vacancies in these classes. In the event that any of these four First United directors fails to serve his or her initial term as a BancorpSouth director, then, in considering nominees to fill that vacancy on BancorpSouth's Board of Directors, BancorpSouth's nominating committee will first consider a person selected by the remaining First United directors.

     BancorpSouth Bank's initial Board of Directors following the merger will be comprised of the directors of BancorpSouth Bank immediately prior to the merger, the four First United directors appointed to BancorpSouth's Board of Directors following the merger and three other members of First United's Board of Directors who are to be designated by First United.

     BancorpSouth anticipates that it will elect two additional members of the BancorpSouth Board of Directors at BancorpSouth's 2001 annual meeting of shareholders, and that BancorpSouth's nominating committee will nominate one of these three other First United directors appointed to BancorpSouth Bank's Board of Directors for election to one of those positions.

MANAGEMENT

     Following the merger, Aubrey B. Patterson, currently the Chairman, President and Chief Executive Officer of BancorpSouth, will continue to serve as Chairman and Chief Executive Officer of BancorpSouth, and James V. Kelley, currently the Chairman of the Board, President and Chief Executive Officer of First United, will serve as President and Chief Operating Officer of BancorpSouth.

EMPLOYEE BENEFITS

     BancorpSouth has agreed that employees of First United and its subsidiaries will be eligible to participate in BancorpSouth's employee benefit plans in a manner comparable to that of similarly situated employees of BancorpSouth or BancorpSouth Bank. Prior service with First United will be treated as service with BancorpSouth, except to the extent that such treatment would result in a duplication or increase in benefits. Prior service with First United and its subsidiaries will not be treated as service for purposes of accrual of pension benefits. Each BancorpSouth plan will waive pre-existing condition limitations to the same extent waived under the applicable First United plan. First United employees are to be given credit for amounts paid under a First United employee benefit plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of BancorpSouth's employee benefit plan.

     At the effective time of the merger, BancorpSouth and its subsidiaries are to assume and honor employment, severance and other compensation agreements and arrangements existing prior to April 16, 2000 between First United and its subsidiaries and their directors, officers and employees.

     First United and BancorpSouth agreed to cooperate and take all reasonable actions after the merger to merge any employee benefit plan of First United that is intended to be qualified under Section 401(a) of the Internal Revenue Code into BancorpSouth's appropriate tax-qualified retirement plan so that the merger of such plan satisfies the requirements of Section 414(l) of the Internal Revenue Code. No First United employee benefit plan will be merged into BancorpSouth's appropriate tax-qualified retirement plan if First United's plan is not fully funded under Section 412 of the Internal Revenue Code and Section 302 of the Employee Retirement Income Security Act of 1974, or if the merger of the plans would jeopardize the tax-qualified status of a BancorpSouth plan.

                                 THE COMPANIES

BANCORPSOUTH

     GENERAL. BancorpSouth is a bank holding company organized under the laws of the state of Mississippi with commercial banking and financial services operations in Mississippi, Tennessee and Alabama. Its principal subsidiary is BancorpSouth Bank. BancorpSouth's principal office is located at One Mississippi Plaza, Tupelo, Mississippi 38804 and its telephone number is (662) 680-2000.

     DESCRIPTION OF BUSINESS. BancorpSouth Bank has its principal office in Tupelo, Lee County, Mississippi, and conducts a general commercial banking, trust, insurance and investment services business through 167 banking and mortgage locations and 170 ATM's in 87 communities throughout Mississippi, western Tennessee and parts of Alabama. BancorpSouth Bank has grown through the acquisition of other banks, the purchase of assets from federal regulators and through the opening of new branches and offices. In addition, BancorpSouth Bank operates investment services, consumer finance, credit life insurance and insurance agency subsidiaries. At March 31, 2000, BancorpSouth Bank had total deposits of approximately $4.98 billion and total assets of approximately $5.84 billion.

     BancorpSouth, through its subsidiaries, provides a range of financial services to individuals and small-to-medium size businesses. Various types of checking accounts, both interest bearing and non-interest bearing, are available. Savings accounts and certificates of deposit with a range of maturities and interest rates are available to meet the needs of customers. Other services include safe deposit and night depository facilities. Limited 24-hour banking with automated teller machines is provided in most of its principal markets. BancorpSouth Bank is an issuing bank for MasterCard and overdraft protection is available to approved MasterCard holders maintaining checking accounts with BancorpSouth Bank.

     BancorpSouth offers a variety of services through BancorpSouth Bank's trust department, including personal trust and estate services, certain employee benefit accounts and plans, including individual retirement accounts, and limited corporate trust functions.

     COMPETITION. Vigorous competition exists in all major areas where BancorpSouth is engaged in business. BancorpSouth Bank competes for available loans and depository accounts with state and national commercial banks as well as savings and loan associations, insurance companies, credit unions, money market mutual funds, automobile finance companies and financial services companies. None of these competitors is dominant in the entire area served by BancorpSouth.

     The principal areas of competition in the banking industry center on a financial institution's ability and willingness to provide credit on a timely and competitively priced basis, to offer a sufficient range of deposit and investment opportunities at a competitive price and maturity, and to offer personal and other services of sufficient quality and at competitive prices. BancorpSouth and its subsidiaries believe they compete effectively in each of these areas.

     LENDING ACTIVITIES. BancorpSouth Bank's lending activities include both commercial and consumer loans. Loan originations are derived from a number of sources including real estate broker referrals, mortgage loan companies, direct solicitation by BancorpSouth Bank's loan officers, present savers and borrowers, builders, attorneys, walk-in customers and, in some instances, other lenders. BancorpSouth Bank has established disciplined and systematic procedures for approving and monitoring loans that vary depending on the size and nature of the loan.

     COMMERCIAL LENDING. BancorpSouth Bank offers a variety of commercial loan services including term loans, lines of credit, equipment and receivable financing and agricultural loans. A broad range of short-to-medium term commercial loans, both secured and unsecured are made available to businesses for working capital, including inventory and receivables, business expansion, including acquisition and development of real estate and improvements, and the purchase of equipment and machinery. At times, BancorpSouth Bank also makes construction loans to real estate developers for the acquisition, development and construction of residential subdivisions.

     Commercial loans are granted based on the borrower's ability to generate cash flow to support its debt obligations and other cash related expenses. A borrower's ability to repay commercial loans is substantially dependent on the success of the business itself and on the quality of its management. As a general practice, BancorpSouth Bank takes as collateral a security interest in any available real estate, equipment, inventory, receivables or other personal property, although such loans may also be made infrequently on an unsecured basis. Generally, BancorpSouth Bank requires personal guaranties of its commercial loans to offset the risks associated with such loans.

     BancorpSouth Bank has very little exposure as an agricultural lender. Crop production loans are either fully supported by the collateral and financial strength of the borrower, or else a 90% loan guaranty is obtained through the Farmers Home Administration on such loans.

     RESIDENTIAL CONSUMER LENDING. A portion of BancorpSouth Bank's lending activities consists of the origination of fixed and adjustable rate residential mortgage loans secured by owner-occupied property located in BancorpSouth Bank's primary market areas. Home mortgage lending is unique in that a broad geographic territory may be serviced by originators working from strategically placed offices either within BancorpSouth Bank's traditional banking facilities or from affordable storefront locations in commercial buildings. In addition, BancorpSouth Bank offers construction loans, second mortgages home improvement loans and home equity lines of credit. BancorpSouth Bank has received an "outstanding" CRA rating from the FDIC after its most recent examination.

     BancorpSouth Bank finances the construction of individual, owner-occupied houses on the basis of written underwriting and construction loan management guidelines. First mortgage construction loans are made to solvent and competent contractors on both a pre-sold and a "speculation" basis. Such loans are also made to qualified individual borrowers and are generally supported by a take-out commitment from a permanent lender. BancorpSouth Bank makes residential construction loans to individuals who intend to erect owner occupied housing on a purchased parcel of real estate. The construction phase of these loans have certain risks, including the viability of the contractor, the contractor's ability to complete the project and changes in interest rates.

     In most cases, BancorpSouth Bank will sell its mortgage loans of 15 or more years in term in the secondary market. The sale to the secondary market allows BancorpSouth Bank to hedge against the interest rate risks related to such lending operations. This brokerage arrangement allows BancorpSouth Bank to accommodate its clients' demands while eliminating the interest rate risk for the 15 to 30 year period generally associated with such loans. After the sale of a loan, BancorpSouth Bank's only involvement is to act as a servicing agent.

     BancorpSouth Bank in most cases requires title, fire, extended casualty insurance, and, where required by applicable regulations, flood insurance to be obtained by the borrower. BancorpSouth Bank maintains its own errors and omissions insurance policy to protect against loss in the event of failure of a mortgagor to pay premiums on fire and other hazard insurance policies. Mortgage loans originated by BancorpSouth Bank customarily include a "due on sale" clause giving BancorpSouth Bank the right to declare a loan immediately due and payable in the event, among other matters, that the borrower sells or otherwise disposes of the real property subject to a mortgage. In general, BancorpSouth Bank enforces due on sale clauses. Borrowers are typically permitted to refinance or repay loans at their option without penalty.

     NON-RESIDENTIAL CONSUMER LENDING. Non-residential consumer loans made by BancorpSouth Bank include loans for automobiles, recreation vehicles, boats, personal, secured and unsecured, and deposit account secured loans. In addition, BancorpSouth Bank provides federally insured or guaranteed student loans to students at major universities and community colleges in BancorpSouth Bank's market areas. BancorpSouth Bank also conducts various indirect lending activities through established retail companies in its market areas. Non-residential consumer loans are attractive to BancorpSouth Bank because they typically have a shorter term and carry higher interest rates than that charged on other types of loans. Non-residential consumer loans, however, do pose additional risks of collectability when compared to traditional types of loans granted by commercial banks such as residential mortgage loans.

     BancorpSouth Bank also issues credit cards solicited on the basis of applications received through referrals from BancorpSouth Bank's branch networks. BancorpSouth Bank generally has a small portfolio of credit card receivables outstanding. Credit card lines are underwritten using conservative credit criteria, including past credit history and debt-to-income ratios, similar to the credit policies applicable to other personal consumer loans. Historically, BancorpSouth Bank believes that its credit card losses have been well-below industry norms.

     Consumer loans are granted based on employment and financial information solicited from prospective borrowers as well as credit records collected from various reporting agencies. Stability of the borrower, willingness to pay and credit history are the primary factors to be considered. The availability of collateral is also a factor considered in making such a loan. BancorpSouth Bank seeks collateral that can be assigned and has good marketability with a clearly adequate margin of value. The geographic area of the borrower is another consideration with preference given to borrowers in BancorpSouth Bank's market area.

     OTHER FINANCIAL SERVICES. BancorpSouth Bank's consumer finance subsidiaries extend consumer loans to individuals and entities that may not satisfy BancorpSouth Bank's lending standards, and operate in Mississippi, Tennessee and Alabama.

     BancorpSouth Bank's insurance service subsidiaries serve as agents in the sale of title, life, automobile, homeowners, farmowners and other commercial insurance policies, and operate in Mississippi, Tennessee and Alabama. On June 30, 1999, Stewart Sneed Hewes, Inc. and its affiliated companies merged with one of BancorpSouth Bank's insurance services subsidiaries. Founded in 1905, Stewart Sneed Hewes specialized in commercial lines of insurance and offered a full line of property and casualty, life, health and employee benefits products and services. Stewart Sneed Hewes was one of the largest insurance brokerage organizations in Mississippi.

     BancorpSouth Bank's investment services subsidiary provides brokerage, investment advisory and asset management services, and operates in Mississippi, Tennessee and Alabama.

FIRST UNITED

     DESCRIPTION OF BUSINESS. First United is a multi-bank holding company organized under the laws of the state of Arkansas with commercial banking and financial services operations in Arkansas, Louisiana and Texas. First United is headquartered in El Dorado, Arkansas and was incorporated in 1980 for the purpose of holding all the outstanding stock of the First National Bank of El Dorado. Between 1981 and 1988, First United acquired fifteen other banks in different cities within Arkansas, Louisiana and Texas and has made several other recent acquisitions. First United has 11 wholly-owned bank subsidiaries and a wholly-owned trust company subsidiary. At March 31, 2000, First United had total assets of approximately $2.72 billion and total deposits of approximately $2.27 billion.

     First United's bank subsidiaries offer customary services of banks of similar size and similar markets, including interest-bearing and non-interest-bearing deposit accounts, commercial, real estate and personal loans, correspondent banking services and safe deposit box activities. First United's trust company subsidiary provides trust services and fiduciary functions of First United's bank subsidiaries which provide such services except that FirstBank and City Bank & Trust of Shreveport, each a First United bank subsidiary, continue to act as the fiduciary for all of their accounts and First United Bank, a First United bank subsidiary, maintains a limited number of its accounts on a full service basis.

     COMPETITION. The banking business is highly competitive. The banking and trust subsidiaries of First United compete actively with national and state banks, savings and loan associations, trust companies, securities dealers, mortgage bankers, finance companies and insurance companies. Competition is based upon interest rates offered on deposit accounts, interest rates charged on loans, fees and service charges, the quality and scope of the services rendered, the convenience of banking facilities and, in the case of loans to commercial borrowers, relative lending limits.

     RECENT DEVELOPMENT. On May 15, 2000, First United and Texarkana First Financial Corporation, a Texas corporation and a bank holding company, entered into a merger agreement that provides that

Texarkana First Financial and its wholly-owned subsidiary, First Federal Savings and Loan Association of Texarkana, will each merge with a subsidiary of First United. First Federal conducts a general savings and loan business through six offices in Ashdown, DeQueen, Hope, Nashville and Texarkana, Arkansas and Texarkana, Texas. At March 31, 2000, Texarkana First Financial had total assets of approximately $206 million, total loans of approximately $171 million and total deposits of approximately $153 million. First United will acquire all of the outstanding Texarkana First Financial common stock for approximately $37.5 million in cash. That merger will be accounted for as a purchase and First United's management anticipates that the earnings impact of the merger will be accretive to operating results for 2000. First United anticipates that that merger will close in the third quarter of 2000. On May 15, 2000, BancorpSouth and First United amended their merger agreement to permit First United to enter into the merger agreement with Texarkana First Financial. BancorpSouth and First United believe that the merger with Texarkana First Financial will not cause a material delay in completing the proposed merger between First United and BancorpSouth.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

BANCORPSOUTH

     BancorpSouth common stock is listed on the New York Stock Exchange under the symbol "BXS." As of July 10, 2000, BancorpSouth common stock was held of record by 8,171 persons. The following table sets forth the high and low sale prices for BancorpSouth common stock as reported on the New York Stock Exchange, and cash dividends declared per share of BancorpSouth common stock, for the periods indicated:

                                                      STOCK PRICES
                                                  --------------------    CASH DIVIDENDS
                                                  HIGH(1)      LOW(1)       PER SHARE
                                                  --------    --------    --------------
2000
  First Quarter...............................    $16.6250    $14.0000        $0.13
  Second Quarter..............................     17.2500     14.0000         0.13
  Third Quarter (through July 10, 2000).......     15.0000     13.8125           --
1999
  First Quarter...............................    $19.4375    $15.7500        $0.12
  Second Quarter..............................     19.1250     15.8125         0.12
  Third Quarter...............................     19.3750     15.3750         0.12
  Fourth Quarter..............................     17.5000     16.3125         0.13
1998
  First Quarter...............................    $24.0000    $20.6250        $0.11
  Second Quarter..............................     23.0625     20.3125         0.11
  Third Quarter...............................     22.4375     16.8125         0.11
  Fourth Quarter..............................     21.5625     17.7500         0.12

---------------
(1) Adjusted to reflect a two-for-one stock split of BancorpSouth common stock, effected in the form of a 100% stock dividend as of May 15, 1998.

FIRST UNITED

     First United common stock is quoted on the Nasdaq Stock Market under the symbol "UNTD." As of July 10, 2000, First United common stock was held of record by 1,871 persons. The following table sets forth the high and low sale prices for First United common stock as reported on the Nasdaq Stock Market, and cash dividends declared per share of First United common stock, for the periods indicated:

                                                      STOCK PRICES
                                                   -------------------    CASH DIVIDENDS
                                                   HIGH(1)     LOW(1)       PER SHARE
                                                   --------    -------    --------------
2000
  First Quarter................................    $14.2500    $10.000        $0.125
  Second Quarter...............................     16.8750     10.500         0.145
  Third Quarter (through July 10, 2000)........     16.5000     15.250            --
1999
  First Quarter................................    $20.1250    $13.500        $0.115
  Second Quarter...............................     18.8125     14.500         0.125
  Third Quarter................................     18.4375     14.000         0.125
  Fourth Quarter...............................     17.6250     13.375         0.125
1998
  First Quarter................................    $26.7500    $19.500        $0.100
  Second Quarter...............................     28.5000     23.500         0.115
  Third Quarter................................     25.5000     17.625         0.115
  Fourth Quarter...............................     21.6250     16.500         0.115

---------------
(1) Adjusted to reflect a two-for-one stock split of First United common stock, effected in the form of a 100% stock dividend as of June 30, 1998.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     First United shareholders, whose rights are currently governed by First United's articles of incorporation, as amended, and restated bylaws and by the Arkansas Business Corporation Act of 1987, will become shareholders of BancorpSouth upon completion of the merger. As such, the rights of the former First United shareholders will thereafter be governed by BancorpSouth's restated articles of incorporation and amended and restated bylaws and by the Mississippi Business Corporation Act.

     While it is impractical to summarize all of the pertinent differences, set forth below are the material differences between the rights of First United shareholders under First United's governing documents and law and the rights of BancorpSouth shareholders under BancorpSouth's governing documents and law.

VOTING RIGHTS; CUMULATIVE VOTING; ACTION BY WRITTEN CONSENT

     BANCORPSOUTH. BancorpSouth's articles of incorporation provide that each issued and outstanding share of BancorpSouth common stock entitles the holder to one vote on each matter with respect to which shareholders are entitled to vote. BancorpSouth's governing documents do not provide cumulative voting by shareholders. BancorpSouth's bylaws provide that shareholders may take action by the unanimous written consent of all shareholders entitled to vote on any matter.

     FIRST UNITED. First United's articles of incorporation provide for cumulative voting by First United shareholders in elections of members of First United's Board of Directors. Cumulative voting entitles each First United shareholder to cast a total number of shares equal to the product of (1) the number of directors being elected, multiplied times (2) the number of shares held in the shareholder's name as of the record date. This total number of votes may be cast for one candidate or distributed among as many candidates as the shareholder desires. In voting on any matter other than the election of directors, such as approval of the merger agreement, each First United shareholder entitled to vote on the matter is entitled to one vote for each share of First United common stock held by the shareholder. While First United's governing documents are silent, the Arkansas Business Corporation Act of 1987 provides that (1) shareholders may take action to increase the capital stock or bond indebtedness of First United by the unanimous written consent of all shareholders entitled to vote on the matter; and (2) shareholders having not less than the minimum number of votes that would be necessary to take any other action may act by written consent.

CHANGE OF CONTROL

     BANCORPSOUTH. BancorpSouth's governing documents and shareholders rights plan contain several provisions which make a change of control of BancorpSouth more difficult to accomplish without the approval of BancorpSouth's Board of Directors, including the following:

     - BancorpSouth's Board of Directors is divided into three classes so that approximately one-third of the directors will be subject to reelection at each annual meeting of the shareholders of BancorpSouth;

     - Two-thirds of the shares of BancorpSouth common stock entitled to vote are required to constitute a quorum for the transaction of any business at a special meeting of shareholders. A majority of the shares of BancorpSouth common stock entitled to vote are required to constitute a quorum at an annual meeting of shareholders;

     - BancorpSouth's bylaws provide that a vote of at least 80% of the outstanding shares of BancorpSouth common stock is required to increase the maximum number of members of BancorpSouth's Board of Directors unless BancorpSouth's Board recommends such an increase;

     - BancorpSouth's articles of incorporation provide that the affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of BancorpSouth is required in the event that BancorpSouth's Board of Directors does not recommend to BancorpSouth shareholders a vote in favor of a merger or consolidation of BancorpSouth with, or a sale or lease of all or substantially all of the assets of BancorpSouth to, any person or entity;

     - The affirmative vote of the holders of not less than 80% of the outstanding shares of voting stock of BancorpSouth, as well as at least 67% of the outstanding shares of voting stock of BancorpSouth not held by a person owning or controlling 20% or more of BancorpSouth's voting stock, is required for the approval of a merger, consolidation, or sale or lease of all or substantially all of BancorpSouth's assets with or to a controlling person, except in certain instances; and

     - BancorpSouth has implemented a shareholders rights plan (which is commonly referred to as a "poison pill") under which a common stock purchase right attaches to and trades with each share of BancorpSouth common stock (including shares of BancorpSouth common stock to be issued to First United shareholders in connection with the merger). Upon the occurrence of certain events, including the acquisition of, or tender offer for, 20% or more of the outstanding shares of BancorpSouth common stock by any person or entity, then the holders of each such purchase right (except those held by the person acquiring the shares or making the tender offer) will be entitled to purchase one share of BancorpSouth common stock at a price equal to 50% of the then current market price.

     FIRST UNITED. First United's governing documents do not provide for the staggered election of members of First United's Board of Directors. Directors of First United are elected annually for a one-year term and hold office until the next succeeding annual meeting of First United's shareholders and until their successors have been elected and qualified, subject to earlier resignation and removal. A majority of the shares of First United common stock entitled to vote are required to constitute a quorum at an annual meeting of shareholders and a special shareholders meeting. The minimum and maximum number of directors of First United provided in First United's articles of incorporation may not be increased or decreased. First United cannot effect a transaction where a purchaser would acquire control of First United, whether by merger, consolidation, purchase of stock or otherwise, such as the proposed merger of BancorpSouth and First United, except upon the approval of two-thirds of all issued and outstanding shares of First United common stock that are entitled to vote at a duly called meeting of shareholders. First United has not adopted a shareholders rights plan.

SHAREHOLDER NOMINATIONS AND PROPOSALS

     BANCORPSOUTH. BancorpSouth's bylaws provide that proposals by BancorpSouth shareholders of business to be considered, or nominations by shareholders for election of directors, at an annual meeting of shareholders must be stated in writing and filed with BancorpSouth's corporate Secretary not later than 90 calendar days and not earlier than 120 calendar days prior to the first anniversary date of the preceding year's annual meeting. If the annual meeting is more than 30 calendar days from the anniversary date of the preceding year's annual meeting, notice by the shareholders must be delivered not earlier than 120 calendar days prior to the annual meeting and no later than the later of 90 calendar days prior to the annual meeting or 10 calendar days following the day that BancorpSouth first publicly announces the date of the annual meeting.

     BancorpSouth shareholders who wish to nominate any person for election to BancorpSouth's Board of Directors at a special meeting of shareholders must deliver written notice to BancorpSouth's corporate Secretary not earlier than 120 calendar days prior to the special meeting and not later than the later of 90 calendar days prior to the special meeting or 10 calendar days following the day on which BancorpSouth first publicly announces the date of the special meeting.

     BancorpSouth's bylaws also require that any shareholder notice of nomination for election of a director provide certain information concerning the shareholder and his or her nominee, including, among other things, the information regarding the nominee as would be required to be included in a proxy statement filed under the proxy rules of the SEC, and the consent of the nominee to serve as a director of BancorpSouth if elected.

     The chairman of the meeting may refuse to acknowledge any shareholder proposals or nominations that are not made in compliance with these procedures.

     FIRST UNITED. First United's governing documents do not contain any provisions which require First United shareholders to provide advance notice to First United prior to proposing business or nominating persons at an annual meeting or a special meeting of shareholders.

BOARD OF DIRECTORS

     BANCORPSOUTH. BancorpSouth's Board of Directors consists of between nine and 24 members, as determined from time to time by BancorpSouth's Board of Directors, and on the date of this Joint Proxy Statement/Prospectus consisted of nine members. The vote of at least 80% of the outstanding shares of BancorpSouth common stock is required to increase the maximum number of members of BancorpSouth's Board of Directors unless BancorpSouth's Board of Directors recommends such an increase. Any vacancy arising from a director's early retirement from BancorpSouth's Board of Directors or an increase in the number of members of BancorpSouth's Board of Directors is to be filled by vote of the shareholders of BancorpSouth. The members of the BancorpSouth's Board of Directors are divided into three classes, with the classes elected for staggered three-year terms. Each director of BancorpSouth must own at least $200 of par value of unencumbered shares of BancorpSouth common stock.

     FIRST UNITED. First United's Board of Directors consists of between three and 25 members, as determined from time to time by First United's shareholders and on the date of this Joint Proxy Statement/Prospectus First United's Board of Directors consisted of 14 members. Any vacancy or an increase in the number of members of First United's Board of Directors is to be filled by majority vote of the First United directors then in office. Each First United director is elected to serve a one-year term. First United's shareholders elect all directors at their annual meeting or, if the annual meeting is not held, at a special meeting called for the purpose of the election of directors. Directors of First United are not required to be shareholders of First United.

REMOVAL OF DIRECTORS

     BANCORPSOUTH. BancorpSouth's governing documents provide that a director of BancorpSouth may be removed by the affirmative vote of a majority of the entire Board of Directors of BancorpSouth and by BancorpSouth's shareholders, only for cause, at a special meeting called for the purpose of removing such director.

     FIRST UNITED. While First United's governing documents are silent as to the removal of directors, the Arkansas Business Corporation Act of 1987 provides that First United's shareholders may remove a director with or without cause at a shareholder meeting called for the purpose of removing the director. The notice of such a shareholder meeting must state that the purpose, or one of the purposes, of the meeting is the removal of the director. A director may not be removed, however, if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal.

AUTHORIZED CAPITAL STOCK

                                               CLASS OF STOCK    AUTHORIZED SHARES    PAR VALUE PER SHARE
                                               --------------    -----------------    -------------------
First United.................................       Common           50,000,000              $1.00
                                                 Preferred              500,000              $1.00
BancorpSouth.................................       Common          500,000,000              $2.50

RIGHTS OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

     BANCORPSOUTH. BancorpSouth's governing documents provide that a special meeting of BancorpSouth's shareholders may be called by the Chief Executive Officer or Secretary of BancorpSouth, or by the holders of not less than a majority of the shares of BancorpSouth common stock entitled to vote at such meeting.

     FIRST UNITED. First United's bylaws provide that a special meeting of the First United shareholders may be called by the Chairman, President, Secretary or by the First United Board of Directors, or any three shareholders owning in the aggregate not less than 25% of the shares of First United common stock.

                      WHERE YOU CAN FIND MORE INFORMATION

     BancorpSouth has filed with the SEC under the Securities Act a registration statement on Form S-4 that registers the distribution to First United shareholders of the shares of BancorpSouth common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contain additional relevant information about BancorpSouth, First United and BancorpSouth common stock. The rules and regulations of the SEC allow BancorpSouth and First United to omit certain information included in the registration statement from this Joint Proxy Statement/Prospectus.

     In addition, each of BancorpSouth and First United files reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following locations of the SEC:

Public Reference Room           New York Regional Office        Chicago Regional Office
450 Fifth Street, N.W.          7 World Trade Center            Citicorp Center
Room 1024                       Suite 1300                      500 West Madison Street
Washington, D.C. 20549          New York, New York 10048        Suite 1400
                                                                Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like BancorpSouth and First United, which file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about BancorpSouth at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows BancorpSouth and First United to "incorporate by reference" information into this Joint Proxy Statement/Prospectus from documents that they have previously filed with the SEC. This means that BancorpSouth and First United can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about BancorpSouth and First United and their respective financial condition, operations and business. The information incorporated by reference is considered to be a part of this Joint Proxy Statement/Prospectus, except for any information that is superseded by other information contained directly in this Joint Proxy Statement/Prospectus or in documents filed by First United or BancorpSouth with the SEC after the date of this Joint Proxy Statement/Prospectus. Information incorporated from another document is considered to have been disclosed to you whether or not you chose to read the document.

     This Joint Proxy Statement/Prospectus incorporates by reference the following documents with respect to BancorpSouth:

     - BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1999;

     - BancorpSouth's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     - BancorpSouth's Current Report on Form 8-K dated January 28, 2000;

     - BancorpSouth's Current Report on Form 8-K dated April 17, 2000;

     - BancorpSouth's Current Report on Form 8-K dated April 27, 2000;

     - BancorpSouth's Current Report on Form 8-K dated May 9, 2000;

     - The description of BancorpSouth common stock contained in BancorpSouth's Registration Statement on Form 8-A dated May 14, 1997; and

     - The description of BancorpSouth Common Stock Purchase Rights contained in BancorpSouth's Registration Statement on Form 8-A dated May 14, 1997.

     BancorpSouth incorporates by reference additional documents that BancorpSouth may file with the SEC between the date of this Joint Proxy Statement/Prospectus and the completion of the merger. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     This Joint Proxy Statement/Prospectus incorporates by reference the following documents with respect to First United:

     - First United's Annual Report on Form 10-K for the year ended December 31, 1999;

     - First United's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     - First United's Current Report on Form 8-K dated April 18, 2000; and

     - The description of First United common stock contained in First United's Registration Statement on Form 8-A dated April 23, 1984.

     First United incorporates by reference additional documents that First United may file with the SEC between the date of this Joint Proxy
Statement/Prospectus and the completion of the merger. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     BancorpSouth has supplied all information contained or incorporated by reference in this Joint Proxy Statement/Prospectus relating to BancorpSouth and BancorpSouth Bank, as well as all pro forma financial information.

     First United has supplied all information contained in this Joint Proxy Statement/Prospectus relating to First United and its subsidiaries.

     You can obtain copies of the documents incorporated by reference in this Joint Proxy Statement/Prospectus with respect to BancorpSouth and First United without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Joint Proxy Statement/Prospectus, by requesting them in writing or by telephone from BancorpSouth or First United at the following:

BancorpSouth, Inc.                          First United Bancshares, Inc.
One Mississippi Plaza                       Main and Washington Streets
Tupelo, Mississippi 38804                   El Dorado, Arkansas 71730
(662) 680-2000                              (870) 863-3181
Attention: Cathy S. Freeman, Secretary      Attention: John G. Copeland, Secretary

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS FROM BANCORPSOUTH OR FIRST UNITED, PLEASE DO SO BY AUGUST 17, 2000 TO RECEIVE THEM BEFORE THE BANCORPSOUTH AND FIRST UNITED SPECIAL MEETINGS. You can also obtain copies of these documents from the SEC through the SEC's Internet world wide web site or at the SEC's address described in this section above.

     You should rely only on the information contained in or incorporated by reference in this Joint Proxy Statement/Prospectus in considering how to vote your shares. Neither BancorpSouth nor First United has authorized anyone to provide you with information that is different from the information in this document. This Joint Proxy Statement/Prospectus is dated July 17, 2000. You should not assume that the information contained in this document is accurate as of any date other than that date. Neither the mailing of this Joint Proxy Statement/Prospectus nor the issuance of BancorpSouth common stock in the merger shall create any implication to the contrary.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This Joint Proxy Statement/Prospectus contains certain forward-looking statements about the financial condition, results of operations and business of BancorpSouth and First United and about the combined companies following the merger. These statements concern the cost savings, revenue enhancements and other advantages the companies expect to obtain from the merger, the anticipated impact of the merger on BancorpSouth's financial performance, tax consequences and accounting treatment of the merger, receipt of regulatory approvals, market prices of BancorpSouth common stock and First United common stock and earnings estimates for the combined company. These statements appear in several sections of this Joint Proxy Statement/Prospectus, including "SUMMARY," "THE
MERGER -- Reasons for the Merger" and "THE MERGER -- Fairness Opinion." Also, the forward-looking statements generally include any of the words "believes," "expects," "anticipates," "intends," "estimates," "should," "will" or "plans" or similar expressions.

     Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BancorpSouth and First United, and of the combined companies, may differ materially from those expressed in these forward-looking statements. Many of the factors that could influence or determine actual results are unpredictable and not within the control of BancorpSouth or First United. In addition, neither BancorpSouth nor First United intends to, nor are they obligated to, update these forward-looking statements after this Joint Proxy Statement/Prospectus is distributed, even if new information, future events or other circumstances have made them incorrect or misleading as of any future date. For all of these statements, BancorpSouth and First United claim the protection of the safe harbor for forward-looking statements provided in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

     Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities:

     - Cost savings the companies expect from the merger might not be fully realized or realized within the time frame the companies anticipate;

     - Revenues following the merger may be lower than expected;

     - Loss of deposits, customers or revenues following the merger may be greater than anticipated;

     - Competitive pressure among financial services providers in the mid-south region of the United States or in the financial services industry generally may increase significantly;

     - Costs or difficulties related to regulatory requirements involved in combining the companies, including the subsidiary banks, may be greater than expected;

     - Interest rates may change in such a way as to reduce the companies' margins;

     - General economic or monetary conditions, either nationally or regionally, may be less favorable than expected, resulting in a deterioration in credit quality or a diminished demand for the companies' services and products;

     - Changes in laws or government rules, or the way in which courts interpret these laws or rules, may adversely affect the companies' businesses; and

     - Business conditions, inflation or securities markets may undergo significant change.

                                 LEGAL MATTERS

     Riley, Ford, Caldwell & Cork, P.A., Tupelo, Mississippi, counsel to BancorpSouth, will pass upon the validity of the shares of BancorpSouth common stock to be issued in the merger. Waller Lansden Dortch & Davis, PLLC, Nashville, Tennessee, special counsel to BancorpSouth, will pass upon certain legal matters concerning the merger on behalf of BancorpSouth. Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas, counsel to First United, will pass upon certain legal matters concerning the merger on behalf of First United.

                                    EXPERTS

     The consolidated financial statements of BancorpSouth as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference in this Joint Proxy Statement/Prospectus and in the registration statement on Form S-4 in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of First United at December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, incorporated by reference in this Joint Proxy Statement/Prospectus and in the registration statement on Form S-4, have been audited by Arthur Andersen LLP, independent certified public accountants, as set forth in their reports. The financial statements referred to above have been incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the authority of Arthur Andersen LLP as an expert in giving these reports.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                               BANCORPSOUTH, INC.

                                      AND

                         FIRST UNITED BANCSHARES, INC.

                           DATED AS OF APRIL 16, 2000

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
  ARTICLE I            THE MERGER..................................................   A-2
       1.1             The Merger..................................................   A-2
       1.2             Effective Time..............................................   A-2
       1.3             Effects of the Merger.......................................   A-2
       1.4             Conversion of First United Common Stock.....................   A-3
       1.5             Stock Options...............................................   A-4
       1.6             BancorpSouth Common Stock...................................   A-4
       1.7             Articles of Incorporation...................................   A-4
       1.8             Bylaws......................................................   A-4
       1.9             Directors and Officers......................................   A-5
       1.10            Tax Consequences; Accounting Treatment......................   A-5
  ARTICLE II           EXCHANGE OF SHARES..........................................   A-5
       2.1             BancorpSouth to Make Shares Available.......................   A-5
       2.2             Exchange of Shares..........................................   A-5
  ARTICLE III          DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND
                       WARRANTIES..................................................   A-6
       3.1             Disclosure Schedules........................................   A-6
       3.2             Standards...................................................   A-7
  ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF FIRST UNITED..............   A-7
       4.1             Corporate Organization......................................   A-7
       4.2             Capitalization..............................................  A-11
       4.3             Authority; No Violation.....................................  A-12
       4.4             Consents and Approvals......................................  A-13
       4.5             Reports.....................................................  A-13
       4.6             Financial Statements........................................  A-13
       4.7             Broker's Fees...............................................  A-14
       4.8             Absence of Certain Changes or Events........................  A-14
       4.9             Legal Proceedings...........................................  A-14
       4.10            Taxes.......................................................  A-15
       4.11            Employees...................................................  A-15
       4.12            First United Information....................................  A-16
       4.13            Compliance with Applicable Law..............................  A-17
       4.14            Certain Contracts...........................................  A-17
       4.15            Agreements with Regulatory Agencies.........................  A-17
       4.16            Business Combination Provision; Takeover Laws...............  A-17
       4.17            Environmental Matters.......................................  A-18
       4.18            Approvals...................................................  A-18
       4.19            Insurance...................................................  A-18
       4.20            Year 2000...................................................  A-18
       4.21            Accounting for the Merger; Reorganization...................  A-19
  ARTICLE V            REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH..............  A-19
       5.1             Corporate Organization......................................  A-19
       5.2             Capitalization..............................................  A-19
       5.3             Authority; No Violation.....................................  A-20
       5.4             Consents and Approvals......................................  A-21
       5.5             Reports.....................................................  A-21
       5.6             Financial Statements; SEC Reports...........................  A-21

                                                                                     PAGE
                                                                                     ----
       5.7             Broker's Fees...............................................  A-22
       5.8             Absence of Certain Changes or Events........................  A-22
       5.9             Legal Proceedings...........................................  A-22
       5.10            Taxes.......................................................  A-22
       5.11            Employees...................................................  A-22
       5.12            BancorpSouth Information....................................  A-23
       5.13            Compliance with Applicable Law..............................  A-23
       5.14            Ownership of First United Common Stock; Affiliates and
                       Associates..................................................  A-23
       5.15            Agreements with Regulatory Agencies.........................  A-23
       5.16            Approvals...................................................  A-23
       5.17            Environmental Matters.......................................  A-23
       5.18            Insurance...................................................  A-24
       5.19            Accounting for the Merger; Reorganization...................  A-24
  ARTICLE VI           COVENANTS RELATING TO CONDUCT OF BUSINESS...................  A-24
       6.1             Covenants of First United...................................  A-24
       6.2             Covenants of BancorpSouth...................................  A-27
       6.3             Mutual Covenant.............................................  A-27
  ARTICLE VII          ADDITIONAL AGREEMENTS.......................................  A-27
       7.1             Regulatory Matters..........................................  A-27
       7.2             Access to Information.......................................  A-28
       7.3             Shareholder Meetings........................................  A-29
       7.4             Legal Conditions to Merger..................................  A-29
       7.5             Affiliates..................................................  A-29
       7.6             NYSE Listing................................................  A-29
       7.7             Employee Benefit Plans; Existing Agreements.................  A-29
       7.8             Indemnification of First United Directors and Officers......  A-30
       7.9             Additional Agreements.......................................  A-31
       7.10            Coordination of Dividends...................................  A-31
       7.11            Stock Option Agreements.....................................  A-31
       7.12            Publication of Combined Results.............................  A-31
       7.13            Reasonable Best Efforts.....................................  A-31
       7.14            BancorpSouth Board of Directors.............................  A-32
       7.15            First United -Texas Subsidiary Merger.......................  A-32
  ARTICLE VIII         CONDITIONS PRECEDENT........................................  A-32
       8.1             Conditions to Each Party's Obligation To Effect the
                       Merger......................................................  A-32
       8.2             Conditions to Obligations of BancorpSouth...................  A-33
       8.3             Conditions to Obligations of First United...................  A-33
  ARTICLE IX           TERMINATION AND AMENDMENT...................................  A-34
       9.1             Termination.................................................  A-34
       9.2             Effect of Termination.......................................  A-37
       9.3             Amendment...................................................  A-37
       9.4             Extension; Waiver...........................................  A-37
  ARTICLE X            GENERAL PROVISIONS..........................................  A-37
       10.1            Closing.....................................................  A-37
       10.2            Nonsurvival of Representations, Warranties and Agreements...  A-37
       10.3            Expenses....................................................  A-38
       10.4            Notices.....................................................  A-38
       10.5            Interpretation..............................................  A-38
       10.6            Defined Terms...............................................  A-39
       10.7            Counterparts................................................  A-39

                                                                                     PAGE
                                                                                     ----
       10.8            Entire Agreement............................................  A-39
       10.9            Governing Law...............................................  A-39
       10.10           Enforcement of Agreement....................................  A-39
       10.11           Severability................................................  A-39
       10.12           Publicity...................................................  A-40
       10.13           Assignment; Successors; Third Party Beneficiaries...........  A-40

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of April 16, 2000 ("Agreement"), between BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth"), and FIRST UNITED BANCSHARES, INC., an Arkansas corporation ("First United," and collectively with BancorpSouth, the "Holding Companies").

                                   RECITALS:

     WHEREAS, BancorpSouth is the parent corporation of BancorpSouth Bank, a Mississippi banking corporation ("BancorpSouth Bank");

     WHEREAS, First United is the sole shareholder of the following entities:
(i) The First National Bank of El Dorado, a national banking association organized under the laws of the United States ("El Dorado"), (ii) First National Bank of Magnolia, a national banking association organized under the laws of the United States ("Magnolia"), (iii) Merchants and Planters Bank, N.A. of Camden, a national banking association organized under the laws of the United States ("Merchants"), (iv) The City National Bank of Fort Smith, a national banking association organized under the laws of the United States ("Fort Smith"), (v) The Bank of North Arkansas, an Arkansas banking corporation ("North Arkansas"),
(vi) FirstBank, a Texas banking corporation ("FirstBank"), (vii) First United Bank, an Arkansas banking corporation ("FU Bank"), (viii) Fredonia State Bank, a Texas banking corporation ("Fredonia"), (ix) City Bank & Trust of Shreveport, a Louisiana banking corporation ("City Bank"), (x) Citizens National Bank of Hope, a national banking association organized under the laws of the United States ("Citizens"), (xi) First Republic Bank, a Louisiana banking corporation ("Republic"), and (xii) First United Trust Company, N.A., a national association organized under the laws of the United States ("First United Trust") (El Dorado, Magnolia, Merchants, Fort Smith, North Arkansas, FirstBank, FU Bank, Fredonia, City Bank, Citizens, Republic and First United Trust shall collectively be referred to for purposes of this Agreement as the "First United Banks");

     WHEREAS, First United is the sole shareholder of First United of Texas, Inc., an Arkansas corporation ("First United-Texas"), which is the sole shareholder of Fredonia and First Bank;

     WHEREAS, BancorpSouth and First United have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein in which
(i) First United will merge with and into BancorpSouth (the "Holding Company Merger") and (ii) each of the First United Banks will merge with and into BancorpSouth Bank (collectively, the "Bank Mergers"), each subject to the terms and conditions set forth herein (the Holding Company Merger and the Bank Mergers, collectively, the "Merger");

     WHEREAS, concurrently with the execution and delivery of this Agreement, the parties are entering into Stock Option Agreements (the "Stock Option Agreements") pursuant to which each of the parties shall grant to the other an option to acquire, under certain circumstances, up to 19.9% of the party's outstanding shares of common stock;

     WHEREAS, the parties intend that the Merger be treated as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS, the parties intend that the Merger be accounted for under the pooling of interests method of accounting; and

     WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Mergers.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   AGREEMENT:

                                   ARTICLE I

                                   THE MERGER

     1.1 The Merger.

     (a) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the "MBCA") and the Arkansas Business Corporation Act of 1987 (the "ABCA"), at the Effective Time (as defined in Section 1.2), First United shall merge with and into BancorpSouth. BancorpSouth shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Holding Company Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Corporation shall continue to be "BancorpSouth, Inc." Upon consummation of the Holding Company Merger, the separate corporate existence of First United shall terminate.

     (b) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Banking Act (the "MBA"), the National Bank Act (the "NBA"), the Arkansas Banking Code of 1997 (the "ABA"), the Louisiana Banking Law (the "LBL") and the Texas Finance Code (the "TBA"), as applicable, at the Effective Time, each of the First United Banks shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the surviving banking corporation (hereinafter sometimes called the "Surviving Bank") in each of the Bank Mergers, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the Bank Mergers, the separate corporate existence of each of the First United Banks shall terminate.

     1.2 Effective Time.

     (a) The Holding Company Merger shall become effective as set forth in the articles of merger (the "Holding Company Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Secretary of State of the State of Mississippi (the "Mississippi Secretary") and the Secretary of State of the State of Arkansas (the "Arkansas Secretary") with respect to the Holding Company Merger.

     (b) The Bank Mergers shall become effective as set forth in the respective articles of merger (the "Bank Articles of Merger," and together with the Holding Company Articles of Merger, the "Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Mississippi Department of Banking and Consumer Finance (the "Mississippi Department"), the Arkansas State Bank Department (the "Arkansas Department"), the Texas Department of Banking (the "Texas Department"), the Louisiana Office of Financial Institutions (the "Louisiana Department"), the Office of the Comptroller of the Currency of the United States Department of Treasury (the "OCC") and the Arkansas Secretary with respect to the Bank Mergers, but shall occur immediately after the Holding Company Merger.

     (c) The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

     1.3 Effects of the Merger.

     (a) At and after the Effective Time, the Holding Company Merger shall have the effects set forth in Section 79-4-11.06 of the MBCA and Section 4-27-1106 of the ABCA.

     (b) At and after the Effective Time, the Bank Mergers shall have the effects set forth in, as applicable, Section 81-5-85 of the MBA, Section 23-48-604 of the ABA, Section 6:355 of the LBL, Section 32.301 of the TBA and
Section 3(e) of the NBA (12 U.S.C. sec. 215a(e)).

     1.4 Conversion of First United Common Stock.

     (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $1.00 per share, of First United (the "First United Common Stock") issued and outstanding immediately prior to the Effective Time (other than First United Dissenting Shares (as defined in this Section below) and other than shares of First United Common Stock held directly or indirectly by BancorpSouth or First United or any of their respective Subsidiaries (as defined in Section 3.2 hereof), except for Trust Account Shares and DPC shares (as such terms are defined in this Section below), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.125 shares (the "Exchange Ratio"), based upon the representations contained in Section 4.2, of the common stock, par value $2.50 per share, of BancorpSouth ("BancorpSouth Common Stock"), together with the number of BancorpSouth Rights (as defined in Section 5.2) associated therewith. There shall be no adjustment in the Exchange Ratio in the event of any change in the price of BancorpSouth Common Stock, First United Common Stock or any other matter, other than for Anti-Dilution Events (as defined in this Section below).

     (b) All of the shares of First United Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of First United Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of First United Common Stock represented by such Certificate have been converted pursuant to this
Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of First United Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (any such event, an "Anti-Dilution Event"), the Exchange Ratio shall be adjusted to result in the same aggregate consideration being delivered to First United's shareholders as would have been received had such Anti-Dilution Event not occurred.

     (c) At the Effective Time, all shares of First United Common Stock that are owned directly or indirectly by BancorpSouth or First United or any of their respective Subsidiaries, other than shares of First United Common Stock (i) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or First United, as the case may be, being referred to herein as "Trust Account Shares") and (ii) held by BancorpSouth or First United or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of First United Common Stock, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or First United, being referred to herein as "DPC Shares"), shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by First United or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

     (d) Notwithstanding anything in this Agreement to the contrary, shares of First United Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Sections 4-27-1301 et seq. of the ABCA ("First United Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such First United Dissenting Shares in accordance with the provisions of Sections 4-27-1301 et seq. of the ABCA; provided, however, that (i) if any holder of First United Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Sections 4-27-1301 et seq. of the ABCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of First United Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Sections 1.4(a) and 1.4(b) and Article II hereof.

     (e) BancorpSouth may terminate this Agreement if cash payments in respect of fractional shares or dissenter's rights exceed the amount permissible for the utilization of pooling of interests method of accounting with respect to the Merger.

     (f) At the Effective Time, all shares of El Dorado common stock ("El Dorado Common Stock"), Magnolia common stock ("Magnolia Common Stock"), Merchants common stock ("Merchants Common Stock"), Fort Smith common stock ("Fort Smith Common Stock"), North Arkansas common stock ("North Arkansas Common Stock"), FirstBank common stock ("FirstBank Common Stock"), FU Bank common stock ("FU Bank Common Stock"), Fredonia common stock ("Fredonia Common Stock"), City Bank common stock ("City Bank Common Stock"), Citizens common stock ("Citizens Common Stock"), Republic common stock ("Republic Common Stock"), and First United Trust common stock ("First United Trust Common Stock"), shall be canceled and shall cease to exist and no stock of BancorpSouth or BancorpSouth Bank, or other consideration shall be delivered in exchange therefor.

     1.5 Stock Options. At the Effective Time, each option granted by First United to purchase shares of First United Common Stock (each a "First United Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of First United Common Stock and shall be promptly replaced by an option issued under and subject to the appropriate stock option plan of BancorpSouth to purchase shares of BancorpSouth Common Stock in an amount and at an exercise price determined as provided below:

          (i) The number of shares of BancorpSouth Common Stock to be subject to the new option shall be equal to the product of the number of shares of First United Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of BancorpSouth Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

          (ii) The exercise price per share of BancorpSouth Common Stock under the new option shall be equal to the exercise price per share of First United Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) and pooling of interests method of accounting rules shall override anything to the contrary contained herein. The duration of the new option shall be the same as the original option.

     1.6 BancorpSouth Common Stock. Except for shares of BancorpSouth Common Stock owned by First United or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of BancorpSouth as contemplated by Section 1.4 hereof, the shares of BancorpSouth Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.

     1.7 Articles of Incorporation. At the Effective Time, the Amended and Restated Articles of Incorporation of BancorpSouth, as in effect at the Effective Time, shall be the articles of incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated Articles of Association of BancorpSouth Bank, as in effect at the Effective Time, shall be the articles of association of the Surviving Bank.

     1.8 Bylaws. At the Effective Time, the Bylaws of BancorpSouth, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the articles of incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of BancorpSouth Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the

Surviving Bank until thereafter amended in accordance with applicable law and the articles of association of the Surviving Bank.

     1.9 Directors and Officers. Except as provided in Section 7.14, the directors and officers of BancorpSouth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The directors and officers of BancorpSouth Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the articles of association and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

     1.10 Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined in Section 4.6).

                                   ARTICLE II

                               EXCHANGE OF SHARES

     2.1 BancorpSouth to Make Shares Available. At or prior to the Effective Time, BancorpSouth shall deposit, or shall cause to be deposited, with SunTrust Bank, Atlanta, N.A. or other bank or trust company (the "Exchange Agent") selected by BancorpSouth and reasonably satisfactory to First United, for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of BancorpSouth Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of First United Common Stock.

     2.2 Exchange of Shares.

     (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares into which the shares of First United Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor and the Exchange Agent shall mail to such holder within three business days of such surrender (i) a certificate representing that number of whole shares of BancorpSouth Common Stock to which such holder of First United Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

     (b) No dividends or other distributions declared after the Effective Time with respect to BancorpSouth Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article
II. After the surrender of a Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Common Stock represented by such Certificate.

     (c) If any certificate representing shares of BancorpSouth Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no transfers on the stock transfer books of First United of the shares of First United Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in this Article II.

     (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BancorpSouth Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BancorpSouth Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of the issuance of any such fractional share, BancorpSouth shall pay to each former stockholder of First United who otherwise would be entitled to receive a fractional share of BancorpSouth Common Stock an amount in cash equal to the product of (x) the Closing Price (as defined below), times (y) the fraction of a share of BancorpSouth Common Stock which such holder would otherwise be entitled to receive pursuant to Article I hereof. The "Closing Price" means the average of the last reported sale prices of BancorpSouth Common Stock, as reported by the New York Stock Exchange ("NYSE") Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually agreeable to the parties), for the three NYSE trading days immediately preceding the Closing Date.

     (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of First United for 12 months after the Effective Time shall be paid to BancorpSouth. Any shareholders of First United who have not theretofore complied with this Article II shall thereafter look only to BancorpSouth for payment of their shares of BancorpSouth Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BancorpSouth Common Stock deliverable in respect of each share of First United Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BancorpSouth, First United, the Exchange Agent or any other person shall be liable to any former holder of shares of First United Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BancorpSouth, the posting by such person of a bond in such amount as BancorpSouth may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE III

       DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS AND WARRANTIES

     3.1 Disclosure Schedules. On or prior to the date hereof, each of BancorpSouth and First United has delivered to the other party a schedule (in the case of First United, the "First United Disclosure Schedule," and in the case of BancorpSouth, the "BancorpSouth Disclosure Schedule," and, generally, a "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of First United, or Article V, in the case of BancorpSouth, or to one or more of such party's covenants contained in Article VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect (as defined in Section 3.2 below) with respect to either First United or BancorpSouth, respectively.

     3.2 Standards.

     (a) No representation or warranty of First United contained in Article IV, or of BancorpSouth contained in Article V, shall be deemed untrue or incorrect for any purpose under this Agreement as a consequence of the existence or absence of any fact, circumstance or event, unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Article IV, in the case of First United, or Article V, in the case of BancorpSouth, has had or could be reasonably expected to have a Material Adverse Effect with respect to (i) First United or (ii) BancorpSouth, respectively.

     (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to BancorpSouth or First United, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally,
(C) any action or omission of First United or BancorpSouth or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (D) any expenses incurred by such party where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby; or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby. Changes in the market price of First United Common Stock or BancorpSouth Common Stock shall not be considered Material Adverse Effects or otherwise considered a material change or circumstance for any purpose.

     (c) As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company or other person, entity or organization, whether incorporated or unincorporated, with respect to which such party owns, directly or indirectly, 50% or more of the equity or ownership interests, or an amount of voting securities or ownership interests sufficient to elect at least a majority of its board of directors or other governing body.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF FIRST UNITED

     Subject to Article III, First United hereby represents and warrants to BancorpSouth as follows:

     4.1 Corporate Organization.

     (a) First United is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. First United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. First United is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Articles of Incorporation and Bylaws of First United, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United has no Subsidiaries other than the First United Banks, First United-Texas and First Bankers Insurance Services, LLC, an Arkansas limited liability company

("First United Insurance"), and except for the First United Banks, First United-Texas and First United Insurance, First United does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly (other than as set forth in
Section 4.1(a) of First United Disclosure Schedule), any shares of capital stock or any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (b) El Dorado is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of El Dorado are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund ("BIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. El Dorado has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of El Dorado, copies of which have previously or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. El Dorado has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (c) Magnolia is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Magnolia are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Magnolia has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Magnolia, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Magnolia has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (d) Merchants is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Merchants are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Merchants has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Merchants, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Merchants has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (e) Fort Smith is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Fort Smith are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Fort Smith has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The

Articles of Association and Bylaws of Fort Smith, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Fort Smith has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (f) North Arkansas is an Arkansas state bank duly organized, validly existing and in good standing under the laws of the State of Arkansas. The deposit accounts of North Arkansas are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. North Arkansas has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of North Arkansas, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. North Arkansas has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (g) FirstBank is a Texas state bank duly organized, validly existing and in good standing under the laws of the State of Texas. The deposit accounts of FirstBank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. FirstBank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of FirstBank, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. FirstBank has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (h) FU Bank is an Arkansas state bank duly organized, validly existing and in good standing under the laws of the State of Arkansas. The deposit accounts of FU Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. FU Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of FU Bank, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. FU Bank has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (i) Fredonia is a Texas state bank duly organized, validly existing and in good standing under the laws of the State of Texas. The deposit accounts of Fredonia are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Fredonia has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Fredonia, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Fredonia has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (j) City Bank is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. The deposit accounts of City Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. City Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of City Bank, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. City Bank has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (k) Citizens is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Citizens are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Citizens has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Citizens, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Citizens has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, except First United Insurance and Citizen's Investment Services, Inc., an Arkansas corporation.

     (l) Republic is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. The deposit accounts of Republic are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Republic has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Republic, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Republic has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, except Eagle Premium Assistance Corporation, a Louisiana corporation, and First Republic Agricultural Credit Corporation, a Louisiana corporation.

     (m) First United Trust is a national association duly organized, validly existing and in good standing under the laws of the United States. The trust accounts of First United Trust are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. First United Trust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Incorporation and Bylaws of First United Trust, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United Trust has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (n) First United Insurance is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. First United Insurance has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Organization and Operating Agreement of First United Insurance, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United Insurance has no Subsidiaries and does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

     (o) First United-Texas is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. First United-Texas has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. First United-Texas is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and Bylaws of First United-Texas, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United-Texas has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of capital stock or any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, except for Fredonia and FirstBank.

     (p) The minute books of First United and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1994 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

     4.2 Capitalization.

     (a) The authorized capital stock of First United consists of 50,000,000 shares of First United Common Stock and 500,000 shares of preferred stock, $1.00 par value (the "First United Preferred Stock"). There are 25,297,444 shares of First United Common Stock issued and outstanding and no shares of First United Common Stock held by First United as treasury stock. There are no shares of First United Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (i) (A) 4% of the outstanding shares of First United Common Stock reserved for issuance pursuant to First United's 1999 Employee's Long-Term Incentive Plan (the "1999 Plan") and (B) 300,000 shares of First United Common Stock reserved for issuance under First United's 1994 Equity Participation Plan (together with the 1999 Plan, the "First United Option Plans"), and (ii) 5,056,959 shares of First United Common Stock reserved for issuance upon exercise of the option (the "BancorpSouth Option") to be issued to BancorpSouth pursuant to the Stock Option Agreements. There are no shares of First United Preferred Stock issued or outstanding, held in First United's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of First United Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and were issued in compliance with and are currently free of all preemptive rights, with no personal liability attaching to the ownership thereof. Except for (i) the BancorpSouth Option, and (ii) options outstanding under the First United Option Plans to purchase a total of

415,114 shares of First United Common Stock (the "Plan Options"), First United does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First United Common Stock or First United Preferred Stock or any other equity security or Capital Stock of First United or any securities representing the right to purchase or otherwise receive any shares of First United Common Stock or any other equity security or Capital Stock of First United. Set forth in Section 4.2(a) of the First United Disclosure Schedules is a complete and correct list, for each of the Plan Options, of the names of the optionees, the date of grant, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised.

     (b) Except as set forth in Section 4.2(b) of First United Disclosure Schedule, First United owns, directly or indirectly, all of the issued and outstanding shares of the capital stock and equity securities of each of First United's Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by applicable federal law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. First United owns 51% of the outstanding membership interests of First United Insurance, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such membership interests are duly authorized validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. First United's Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any of First United's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any of First United's Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which First United or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or equity securities of any of First United's Subsidiaries.

     4.3 Authority; No Violation.

     (a) First United has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreements and, upon the receipt of requisite approval by the shareholders of First United of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Boards of Directors of First United. The Board of Directors of First United has directed that this Agreement and the transactions contemplated hereby be submitted to First United's shareholders for approval at a meeting of such shareholders and First United has approved, or promptly after the date hereof and prior to the Closing Date will approve, this Agreement and the transactions contemplated hereby, and the Board has directed officers of First United to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of each of the First United Banks. Except for the adoption of this Agreement by the requisite vote of First United's shareholders, no other proceedings on the part of First United or its Subsidiaries are necessary to approve this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, except for the approval, which will occur promptly after the date hereof, of this Agreement by the board directors of each of First United's Subsidiaries as set forth in
Section 6.3 herein. This Agreement and the Stock Option Agreements have been duly and validly executed and delivered by First United, and this Agreement constitutes a valid and binding obligation of First United, enforceable against First United in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement or the Stock Option Agreements by First United, nor the consummation by First United of the transactions contemplated hereby or thereby, nor compliance by First United with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of First United or the articles of incorporation, bylaws or similar governing documents of any of First United's Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First United or any of its Subsidiaries, or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or, except as provided in Section 4.14, the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under (except as provided in Section 4.14), accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First United or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First United or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     4.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the OCC, the Federal Trade Commission (the "FTC") and the Department of Justice ("DoJ"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the United States Securities and Exchange Commission ("SEC") of a registration statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, or any other registration statement on Form S-4 used in connection with the Merger, the "S-4") in which will be included as a prospectus a definitive joint proxy statement relating to the respective meetings of shareholders of First United and BancorpSouth to be held in connection with this Agreement and the transactions contemplated herein (the "Proxy Statement"), (d) the approval of this Agreement by the requisite vote of the shareholders of First United, (e) the filing of the Articles of Merger with, as applicable, the OCC, the Mississippi Secretary, the Arkansas Secretary, the Mississippi Department, the Arkansas Department, the Texas Department and the Louisiana Department and (f) approval for listing of BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (i) the execution and delivery by First United of this Agreement and the Stock Option Agreements and (ii) the consummation by First United and its Subsidiaries of the Merger and the other transactions contemplated hereby and thereby.

     4.5 Reports. First United and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1994 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any Federal Reserve Bank, (iv) the OCC, (v) any state banking commissions, including without limitation the Arkansas Department, the Texas Department and the Louisiana Department, or any other state regulatory authority (each a "State Regulator"),
(vi) the SEC, and (vii) any self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First United and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of First United, investigation into the business or operations of First United or any of its Subsidiaries since December 31, 1994. There is no unresolved outstanding violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First United or any of its Subsidiaries that cannot be resolved with reasonable effort and within a reasonable time.

     4.6 Financial Statements.

     (a) The consolidated financial statements of First United and its subsidiaries (the "First United Financial Statements"), including consolidated statements of condition, statements of earnings, changes in shareholders' equity and cash flows; SEC Reports and related notes, included in the First United SEC Reports (as defined in this section below) fairly present the consolidated financial position of First United and its Subsidiaries as of the respective date thereof, and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of First United and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such First United Financial Statements (including the related notes, where applicable) complies with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such First United Financial Statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q. The books and records of First United and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     (b) First United's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995, and all other reports, registration statements, definitive proxy statements or information statements filed by First United or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under the securities regulations of the SEC, in the form filed (collectively, the "First United SEC Reports") with the SEC as of the date filed, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as described in Section 4.6(b) of the First United Disclosure Schedules, First United has timely filed all First United SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First United SEC Reports complied with the published rules and regulations of the SEC with respect thereto.

     4.7 Broker's Fees. Except for Stephens Inc., the fees of which are set forth in that certain agreement with First United dated as of April 12, 2000, and Stifel Nicholas & Co., the fees of which are set forth in that certain agreement with First United dated as of April 13, 2000, true and correct copies of which agreements have been provided to BancorpSouth, neither First United nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreements.

     4.8 Absence of Certain Changes or Events.

     (a) Except as disclosed in any First United SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 1999, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to First United.

     (b) Except as disclosed in any First United SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 1999, First United and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

     (c) Section 4.8(c) of the First United Disclosure Schedule sets forth a true and correct list of all stock options granted since December 31, 1999. Except as set forth in Section 4.8(c) of the First United Disclosure Schedule, neither First United nor any of its Subsidiaries has increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1999, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in cash and in the ordinary course of business consistent with past practices) or granted any stock option.

     4.9 Legal Proceedings. Except as set forth in a First United SEC Report or as disclosed pursuant to Section 4.15, listed in Section 4.9 of the First United Disclosure Schedule are all pending or, to First United's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First United or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreements, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of First United or any of its Subsidiaries. Except as set forth in a First United SEC Report or as disclosed pursuant to Section 4.15, neither First United nor any of its Subsidiaries is a party to any, and there are no pending or, to First United's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First United or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreements, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of First United or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect with respect to First United. There is no injunction, order, judgment, decree or unique regulatory restriction imposed upon First United, any of its Subsidiaries or the assets of First United or any of its Subsidiaries.

     4.10 Taxes.

     (a) Each of First United and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted) all Tax Returns (as defined in this Section below) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of First United (in accordance with GAAP) for all Taxes (as defined in this Section below) shown to be due on such Tax Returns. Neither First United nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, except with respect to Tax Returns for the year ended December 31, 1999. With respect to each taxable period of First United and its Subsidiaries, the federal and state income Tax Returns of First United and its Subsidiaries have either been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, except as disclosed in Section 4.10(a) of the First United Disclosure Schedule.

     (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

     4.11 Employees.

     (a) Section 4.11(a) of First United Disclosure Schedule sets forth a true, complete and correct list (all of which are collectively referred to as the "Plans") of all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit, or welfare plan, or employment, consulting, change in control, independent contractor, professional services, confidentiality, or non-competition agreement or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which
(i) is now or was for the last five (5) years, (unless a determination letter was obtained on termination and if it is a defined benefit plan the termination was a standard termination under ERISA Section 4041(b)) maintained or contributed to by First United or an ERISA Affiliate (as hereinafter defined), or (ii) with respect to which First United or any ERISA Affiliate has any obligations to any current or former officer, Employee, service provider, or the dependents of any thereof, and regardless of whether funded, or (iii) which could result in the imposition of liability or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not now due or to become due to First United or any ERISA Affiliate.

     (b) First United has heretofore provided to BancorpSouth, or will provide to BancorpSouth within seven days following the date hereof, with respect to each of the Plans true and correct copies of each of the following documents, as applicable: (i) the Plan document; (ii) the actuarial report, if any, for such Plan for each of the last three years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan, (iv) the Internal Revenue Service Form 5500 annual reports for such Plan for each of the last three years, and (v) the most recent summary plan description and related summaries of material modifications.

     (c) To the knowledge of First United, there have been no prohibited transactions or breaches of fiduciary duty with respect to the Plans. To the knowledge of First United, each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of First United, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither First United nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of First United no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to First United of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of First United, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

     (d) To the knowledge of First United, no written or oral representations have been made to any Employee or former Employee of First United promising or guaranteeing any employer payment or funding, and no Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any former Employee of First United for any period of time beyond the end of the current plan year (except to the extent of coverage required under Title I, Part 6, of ERISA). Except as set forth in Section 4.14(a) of the First United Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting, of payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of First United. No Plans or other contracts or arrangements provide for payments that would be triggered by the consummation of the transactions contemplated by this Agreement that would subject any person to excise tax under
Section 4999 of the Code (i.e., "golden parachute" taxes). All compensation amounts that have been paid or are payable are or will become deductible by First United or BancorpSouth pursuant to Section 162 of the Code.

     (e) For the purpose of this Section 4.11, the term "ERISA Affiliate" shall mean (i) any related company or trade or business that is required to be aggregated with First United under Code Sections 414(b), (c), (m) or (o); (ii) any other company, entity or trade or business that has adopted or has ever participated in any Plan; and (iii) any predecessor or successor company or trade or business of First United or any entity described in 4.11(f)(i) and
(f)(ii).

     (f) For the purpose of this Section 4.11, the term "Employee" shall be considered to include individuals rendering personal services to First United as independent contractors and leased employees as defined in Code Section 414(n) and the regulations promulgated pursuant thereto.

     (g) No lien, security interests or other encumbrances exist with respect to any of the assets of First United, which were imposed pursuant to the terms of the Code or ERISA and to the knowledge of First United no condition exists or could occur that would result in the imposition of such liens, security interests or encumbrances arising from or relating to the Plans.

     4.12 First United Information. The information relating to First United and its Subsidiaries which is provided to BancorpSouth by First United or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to BancorpSouth or any of its Subsidiaries) will comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

     4.13 Compliance with Applicable Law. First United and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First United or any of its Subsidiaries, and neither First United nor any of its Subsidiaries has received notice, and First United does not know, of any violations of any of the above.

     4.14 Certain Contracts.

     (a) Set forth in Section 4.14(a) of the First United Disclosure Schedule is a list of any contract or agreement (whether written or oral) to which, First United or any of its Subsidiaries is a party to or bound by any contract or agreement (whether written or oral) (i) with respect to the employment of any employees, officers, directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from BancorpSouth, First United, the Surviving Corporation or any of their respective Subsidiaries to any employee, officer, director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the First United SEC Reports, (iv) which is not terminable on 90 days or less notice involving the payment of more than $100,000 per annum, or (v) which materially restricts the conduct of any line of business by First United or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a) is referred to herein as a "First United Contract." First United has previously provided to BancorpSouth true and correct copies of each First United Contract.

     (b) Each First United Contract described in clause (iii) of Section 4.14(a) is valid and binding and in full force and effect with respect to the obligations of First United or its Subsidiaries and, to the knowledge of First United, is valid and binding and in full force and effect with respect to the obligations of the counterparties thereto. First United and each of its Subsidiaries has performed all obligations required to be performed by it to date under each First United Contract described in clause (iii) of Section 4.14(a). Except as set forth in Section 4.14(b) of the First United Disclosure Schedules, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of First United or any of its Subsidiaries under any First United Contract described in clause
(iii) of Section 4.14(a). No other party to any First United Contract described in clause (iii) of Section 4.14(a) is, to the knowledge of First United, in default in any respect thereunder.

     4.15 Agreements with Regulatory Agencies. Neither First United nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has First United or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

     4.16 Business Combination Provision; Takeover Laws. First United, its Subsidiaries, and this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, are not subject to or are exempt from, the requirements of any "moratorium", "control share", "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws").

     4.17 Environmental Matters.

     (a) Except as disclosed in Section 4.17 of the First United Disclosure Schedules, each of First United and its Subsidiaries and, to the knowledge of First United, each of the Participation Facilities and the Loan Properties (each as defined in this Section below), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of First United, threatened, before any Governmental Entity or other forum in which First United, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by First United or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) Except as disclosed in Section 4.17 of the First United Disclosure Schedules, to the knowledge of First United, during the period of (i) First United's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) First United's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) First United's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of First United, prior to the period of (i) First United's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) First United's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) First United's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 4.17: (i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which First United or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which First United or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     4.18 Approvals. First United knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and each of the Bank Mergers) should not be obtained.

     4.19 Insurance. First United and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as First United's management reasonably has determined to be prudent in accordance with industry practices. All of such policies are in full force and effect; First United and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by First United have been filed in due and timely fashion.

     4.20 Year 2000. The mission critical computer software operated by First United and/or any of its Subsidiaries is currently capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. Neither First United nor any of its Subsidiaries have experienced any disruptions, computer or equipment failures or malfunctions, work stoppages or similar events related to the Year 2000. Neither First United nor any of its Subsidiaries has received, nor to its knowledge are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserves Supervision and

Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998) or similar notice from any state banking authority.

     4.21 Accounting for the Merger; Reorganization. First United has no reason to believe that the Merger will fail to qualify (i) for pooling of interests method of accounting under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

     Subject to Article III, BancorpSouth hereby represents and warrants to First United as follows:

     5.1 Corporate Organization.

     (a) BancorpSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. BancorpSouth is duly registered as a bank holding company under the BHC Act. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth (the "BancorpSouth Governing Documents"), copies of which have previously been made available to First United, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (b) BancorpSouth Bank is a Mississippi state bank validly existing and in good standing. The deposit accounts of BancorpSouth Bank are insured by the FDIC through the BIF or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of BancorpSouth's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth Bank (the "BancorpSouth Bank Governing Documents"), copies of which have previously been made available to First United, are true and correct copies of such documents as in effect as of the date of this Agreement.

     (c) The minute books of BancorpSouth and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1994 (or the date of incorporation if later) of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

     5.2 Capitalization.

     (a) The authorized capital stock of BancorpSouth consists of 500,000,000 shares of BancorpSouth Common Stock. As of April 14, 2000, 57,304,252 shares of BancorpSouth Common Stock were issued, 794,575 shares of BancorpSouth Common Stock were held in BancorpSouth's treasury and 56,509,677 shares of BancorpSouth Common Stock were outstanding. As of the date of this Agreement, no shares of BancorpSouth Common Stock were reserved for issuance, except shares reserved for issuance upon exercise of the option to be issued to First United pursuant to the Stock Option Agreements (the "First United Option"), employee benefit plans, stock option plans and BancorpSouth's shareholder rights plan pursuant to which holders of BancorpSouth Common Stock are granted certain attached rights that are exercisable under certain circumstances (the "BancorpSouth Rights"). All of the issued and outstanding shares of BancorpSouth Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the plans and arrangements referred to above with respect to reserved shares and BancorpSouth's dividend reinvestment plan, BancorpSouth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BancorpSouth Common Stock or any other equity securities of BancorpSouth or any securities representing the right to purchase or otherwise receive any shares of BancorpSouth Common Stock. The shares of BancorpSouth Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) Exhibit 21 to BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1999 sets forth a true and correct list of all material Subsidiaries of BancorpSouth as of the date of this Agreement. BancorpSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of BancorpSouth, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary owned as of the date hereof by BancorpSouth has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of BancorpSouth calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

     5.3 Authority; No Violation.

     (a) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of BancorpSouth. The Board of Directors of BancorpSouth has directed that this Agreement and the transactions contemplated hereby be submitted to BancorpSouth's shareholders for approval at a meeting of such shareholders and BancorpSouth has approved, or promptly after the date hereof and prior to the Closing Date will approve, this Agreement and the transactions contemplated hereby, and the Board has directed officers of BancorpSouth to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of the BancorpSouth Bank. Except for the adoption of this Agreement by the requisite vote of BancorpSouth's shareholders, no other corporate proceedings on the part of BancorpSouth or the BancorpSouth's Subsidiaries are necessary to approve this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, except for the approval, which will occur after the date hereof, of this Agreement by the board of directors of each of First United's Subsidiaries as set forth in Section 6.3 herein. Each of this Agreement and the Stock Option Agreements has been duly and validly executed and delivered by BancorpSouth and constitutes a valid and binding obligation of BancorpSouth, enforceable against BancorpSouth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

     (b) Neither the execution and delivery of this Agreement or the Stock Option Agreements by BancorpSouth, nor the consummation by BancorpSouth of the transactions contemplated hereby or thereby, nor compliance by BancorpSouth with any of the terms or provisions hereof or thereof, will (i) violate any provision of the BancorpSouth Governing Documents or the BancorpSouth Bank Governing Documents, or (ii) assuming that the consents and approvals referred to in
Section 5.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BancorpSouth or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BancorpSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which

BancorpSouth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

     5.4 Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, the FDIC, the FTC, and the DoJ, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the SEC of the S-4, (d) the approval of this Agreement by the requisite vote of the shareholders of BancorpSouth, (e) the filing of the Articles of Merger with the OCC, the Mississippi Secretary, the Arkansas Secretary, the Mississippi Department, the Arkansas Department, the Texas Department and the Louisiana Department, (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of BancorpSouth Common Stock pursuant to this Agreement and (g) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (i) the execution and delivery by BancorpSouth of this Agreement and the Stock Option Agreement and (ii) the consummation by BancorpSouth and BancorpSouth Bank of the Merger and the other transactions contemplated hereby.

     5.5 Reports. BancorpSouth and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1994 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for matters disclosed pursuant to
Section 5.15 and normal examinations conducted by a Regulatory Agency in the regular course of the business of BancorpSouth and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of BancorpSouth, investigation into the business or operations of BancorpSouth or any of its Subsidiaries since December 31, 1994. Except for matters disclosed pursuant to Section 5.15, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BancorpSouth or any of its Subsidiaries.

     5.6 Financial Statements; SEC Reports.

     (a) The consolidated financial statements of BancorpSouth and its subsidiaries (the "BancorpSouth Financial Statements"), including consolidated statements of condition, statements of earnings, changes in shareholders' equity and cash flows; SEC Reports and related notes, included in the BancorpSouth SEC Reports (as defined in this section below) fairly present the consolidated financial position of BancorpSouth and its Subsidiaries as of the respective date thereof, and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of BancorpSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such BancorpSouth Financial Statements (including the related notes, where applicable) complies with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such BancorpSouth Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q. The books and records of BancorpSouth and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

     (b) BancorpSouth's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995, and all other reports, registration statements, definitive proxy statements or information statements filed by BancorpSouth or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or under the securities regulations of the SEC, in the form filed (collectively, the "BancorpSouth SEC Reports") with the SEC as of the date filed, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. BancorpSouth has timely filed all BancorpSouth SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all BancorpSouth SEC Reports complied with the published rules and regulations of the SEC with respect thereto.

     5.7 Broker's Fees. Except for Salomon Smith Barney, Inc. and J.P. Morgan Securities Inc., neither BancorpSouth nor any Subsidiary of BancorpSouth, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreements.

     5.8 Absence of Certain Changes or Events. Except as disclosed in any BancorpSouth SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 1999, BancorpSouth and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

     5.9 Legal Proceedings. Except as set forth in a BancorpSouth SEC Report or as disclosed pursuant to Section 5.15 hereto, neither BancorpSouth nor any of its Subsidiaries is a party to any and there are no pending or, to BancorpSouth's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BancorpSouth or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreements, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of BancorpSouth or any of it Subsidiaries. There is no injunction, order, judgment, decree or regulatory restriction imposed upon BancorpSouth, any of its Subsidiaries or the assets of BancorpSouth or any of its Subsidiaries.

     5.10 Taxes. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, each of BancorpSouth and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of BancorpSouth (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, as of the date hereof, neither BancorpSouth nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding.

     5.11 Employees.

     (a) Section 5.11(a) of the BancorpSouth Disclosure Schedule sets forth a true, complete and correct list of each (i) deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); (ii) "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iii) each employment, termination or severance agreement; and (iv) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "BancorpSouth Plans") by BancorpSouth, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "BancorpSouth ERISA Affiliate"), all of which together with BancorpSouth would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of BancorpSouth, any Subsidiary or any BancorpSouth ERISA Affiliate.

     (b) Except as disclosed in Section 5.11(b) of the BancorpSouth Disclosure Schedule, to BancorpSouth's knowledge, each of the BancorpSouth Plans is in compliance with the applicable provisions of the Code and ERISA; each of the BancorpSouth Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of BancorpSouth, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no BancorpSouth Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither BancorpSouth nor any BancorpSouth ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of BancorpSouth no proceedings have been instituted to terminate any

BancorpSouth Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any BancorpSouth Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to BancorpSouth of incurring a liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA; no BancorpSouth Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no BancorpSouth Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of BancorpSouth, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BancorpSouth Plans or any trusts related thereto.

     5.12 BancorpSouth Information. The information relating to BancorpSouth and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to First United or any of its Subsidiaries) will comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

     5.13 Compliance with Applicable Law. BancorpSouth and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and other than matters addressed by
Section 5.15 have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BancorpSouth or any of its Subsidiaries and neither BancorpSouth nor any of its Subsidiaries knows of, or has received notice, and BancorpSouth does not know, of any violations of any of the above.

     5.14 Ownership of First United Common Stock; Affiliates and Associates. As of the date hereof, neither BancorpSouth nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of First United (other than Trust Account Shares and DPC Shares).

     5.15 Agreements with Regulatory Agencies. Neither BancorpSouth nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "BancorpSouth Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BancorpSouth or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any BancorpSouth Regulatory Agreement.

     5.16 Approvals. BancorpSouth knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and each of the Bank Mergers) should not be obtained.

     5.17 Environmental Matters.

     (a) Except as disclosed in Section 5.17 of the BancorpSouth Disclosure Schedules, each of BancorpSouth and its Subsidiaries and, to the knowledge of BancorpSouth, each of the Participation Facilities and the Loan Properties (each as defined in this Section below), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

     (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of BancorpSouth, threatened, before any Governmental Entity or other forum in which BancorpSouth, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or
(ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by BancorpSouth or any of its Subsidiaries, any Participation Facility or any Loan Property;

     (c) Except as disclosed in Section 5.17 of the BancorpSouth Disclosure Schedules, to the knowledge of BancorpSouth, during the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of BancorpSouth, prior to the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

     (d) The following definitions apply for purposes of this Section 5.17: (i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which BancorpSouth or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which BancorpSouth or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

     5.18 Insurance. BancorpSouth and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as BancorpSouth's management reasonably has determined to be prudent in accordance with industry practices. All of such policies are in full force and effect; BancorpSouth and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by BancorpSouth have been filed in due and timely fashion.

     5.19 Accounting for the Merger; Reorganization. BancorpSouth has no reason to believe that the Merger will fail to qualify (i) for pooling of interests method of accounting under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

                                   ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     6.1 Covenants of First United. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement and the Stock Option Agreements or with the prior express written consent of BancorpSouth, First United and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the First United Disclosure Schedule or as otherwise contemplated by this Agreement and the Stock Option Agreements or as expressly consented to in writing in advance by BancorpSouth, First United shall not, and shall not permit any of its Subsidiaries to:

          (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock during any period, other than dividends distributions by a Subsidiary of First United to First United; provided, however, that First United may declare and pay regular quarterly cash dividends in a manner consistent with, and with usual and regular record and payment dates in accordance with, past practice, except that the amount of such dividends may be adjusted to reflect the payout that would have been received with respect to First United Common Stock on a pro forma basis, taking into account the Exchange Ratio and the amount of cash dividends declared and paid by BancorpSouth during the same period;

          (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of First United or any Subsidiary of First United, or any securities convertible into or exercisable for any shares of the capital stock of First United or any Subsidiary of First United, except for purchases of First United Common Stock pursuant to First United's employee stock ownership plan (the "ESOP") and, subject to the terms and conditions of this Agreement, consistent with First United's past practice, (ii) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than pursuant to the ESOP consistent with past practice, except, in the case of clauses (ii) and
     (iii), for the issuance of First United Common Stock (A) upon the exercise or fulfillment of rights or options issued or existing pursuant to the First United Option Plans all to the extent outstanding and in existence on the date of this Agreement and in accordance with their current terms or
     (B) pursuant to the Stock Option Agreements;

          (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

          (d) directly or indirectly, (i) solicit, initiate, encourage, facilitate, entertain or accept any Acquisition Proposal (as defined in this subsection below), or (ii) participate or engage in any discussions or negotiations with any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or
     (iii) provide any nonpublic information to any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iv) make any Acquisition Proposal to any person or entity other than BancorpSouth and BancorpSouth Bank, or (v) enter into any agreement with respect to any Acquisition Proposal, or (vi) otherwise facilitate any effort or attempt to make an Acquisition Proposal, or (vii) authorize or permit any of its officers, directors, employees, representatives or agents to do any of the foregoing; provided, however, that in response to an unsolicited, bona-fide written Acquisition Proposal, First United after giving notice of such to BancorpSouth, may do the following if the Board of Directors of First United determines in good faith that it must do so to comply with its fiduciary duties: (i) communicate information about such Acquisition Proposal to First United's shareholders if required under applicable law, and (ii) authorize and permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants, financial advisors, or agents to, (A) participate or engage in such discussions or negotiations, or (B) provide or cause to be provided nonpublic information. First United will immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations previously or currently conducted with any persons or entities other than BancorpSouth and BancorpSouth Bank with respect to any Acquisition Proposal or any of the foregoing. First United will notify BancorpSouth immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, First United, and First United will promptly (within 24 hours) inform BancorpSouth in writing of all of the relevant details with respect to the foregoing, including the material terms and conditions of such request or Acquisition Proposal and the identity of the person or group making such request or proposal. First United will keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First United or any Subsidiary of First United or any proposal, inquiry or offer to acquire in any manner all or 10% or greater equity interest in, or all or a substantial portion of the assets of, First United or any Subsidiary of First United, other than the transactions contemplated or permitted by this Agreement and the Stock Option Agreements;

          (e) make any capital expenditures other than those which are (i) set forth in Section 6.1 of the First United Disclosure Schedule or (ii) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, and in any event are in an amount of no more than $250,000 in the aggregate, or except as necessary to comply with applicable regulatory guidelines or requirements;

          (f) enter into any new line of business, except for Internet banking;

          (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or entity or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to First United, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

          (h) except as contemplated by Article III hereof, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in
     Article VIII not being satisfied;

          (i) change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by First United's independent auditors;

          (j) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code, (i) adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between First United or any Subsidiary of First United and one or more of its current or former directors, officers or employees, except that First United may amend its 1994 Equity Participation Plan to delete the provision thereof regarding termination of options granted under such plan in the event that the options are unexercised at the effective time of a change in control of First United, (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the cash compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof, or
     (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

          (k) take or permit to be taken any action which would disqualify the Merger as a pooling of interests for accounting purposes or a reorganization under Section 368(a) of the Code;

          (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

          (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

          (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

          (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which First United or any of its Subsidiaries is a party or by which First United or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which First United or any of its affiliates is a party as of the date hereof;

          (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

          (q) enter or commit to enter into any new loans in an original principal amount in excess of $2,500,000, or renew, or commit to renew, any existing loans in a principal amount in excess of $4,000,000; or

          (r) agree or commit to do any of the foregoing.

     6.2 Covenants of BancorpSouth. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement and the Stock Option Agreements or with the prior express written consent of First United, BancorpSouth and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.2 of the BancorpSouth Disclosure Schedule or as otherwise contemplated by this Agreement and the Stock Option Agreements or as expressly consented to in writing in advance by First United, BancorpSouth shall not, and shall not permit any of its Subsidiaries to:

          (a) except as contemplated by Article III hereof, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in
     Article VIII not being satisfied;

          (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

          (c) change its methods of accounting in effect at December 31, 1999, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by BancorpSouth's independent auditors;

          (d) take or permit to be taken any action which would disqualify the Merger as a pooling of interests for accounting purposes or a reorganization under Section 368(a) of the Code;

          (e) amend its Restated Articles of Incorporation, Bylaws or other similar governing documents;

          (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or entity or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to BancorpSouth, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

          (g) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or

          (h) agree or commit to do any of the foregoing.

     6.3 Mutual Covenant. Each of First United and BancorpSouth shall cause the boards of directors of each of First United's Subsidiaries and BancorpSouth Bank, respectively, to consider and act to approve this Agreement promptly after the date hereof and prior to the Closing Date.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1 Regulatory Matters.

     (a) BancorpSouth and First United shall promptly prepare and file with the SEC the Proxy Statement, and BancorpSouth shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of First United and BancorpSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of First United and BancorpSouth shall thereafter mail the Proxy Statement to its respective shareholders as promptly as practicable. BancorpSouth shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Holding Company Merger and the Bank Mergers). First United and BancorpSouth shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to First United or BancorpSouth, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

     (c) BancorpSouth and First United shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BancorpSouth, First United or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) BancorpSouth and First United shall promptly furnish each other with copies of written communications received by BancorpSouth or First United, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

     7.2 Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, attorneys, financial advisors and other representatives (each, a "Representative") of the other party, access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. In addition, First United and each of its Subsidiaries shall permit a Representative of BancorpSouth to have access to the premises and observe the operations of First United or any of its Subsidiaries, as the case may be, without interfering with the operations of First United or any of its Subsidiaries and only during normal business hours and to attend each meeting of their respective Boards of Directors and committees thereof (other than during discussions regarding this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby). Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would reasonably violate or prejudice the rights of its customers or its relationship with such customers, reasonably jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Such party shall identify the nature of the limitation on access and disclosure, and the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information furnished pursuant to Section 7.2(a) shall be subject to, and the parties shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated as of April 11, 2000 (the "Confidentiality Agreement"), between BancorpSouth and First United.

     (c) Notwithstanding anything in the Confidentiality Agreement or any other agreement to the contrary, no provision of the Confidentiality Agreement or investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein and the parties shall remain responsible to the extent provided herein, subject to Section 10.2.

     7.3 Shareholder Meetings. Each of First United and BancorpSouth shall take all steps in accordance with applicable law necessary to duly call, give notice of, convene and hold a meeting of its respective shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Each of First United and BancorpSouth will, through its respective Board of Directors, recommend to its respective shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its respective shareholders in connection with this Agreement; provided, however, that each of First United's and BancorpSouth's respective Boards of Directors may submit this Agreement and the transactions contemplated herein to its respective shareholders for approval without recommendation pursuant to Section 4-27-1103 of the ABCA and Section 79-4-11.03 of the MBCA, respectively, if such Board of Directors determines in good faith that it must do so in order to comply with its fiduciary duties.

     7.4 Legal Conditions to Merger. Each of BancorpSouth and First United shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by First United or BancorpSouth or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

     7.5 Affiliates. First United shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, and for purposes of qualifying the Merger for pooling of interests accounting treatment) of such party to deliver to BancorpSouth, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5.

     7.6 NYSE Listing. BancorpSouth shall make all filings required of it to cause the shares of BancorpSouth Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

     7.7 Employee Benefit Plans; Existing Agreements.

     (a) As of the Effective Time, to the extent permissible under the terms of the BancorpSouth Plans, the employees of First United and its Subsidiaries (the "First United Employees") shall be eligible to participate in BancorpSouth's employee benefit plans in which similarly situated employees of BancorpSouth or BancorpSouth Bank participate, to the same extent as similarly situated employees of BancorpSouth or BancorpSouth Bank (it being understood that inclusion of First United Employees in BancorpSouth's employee benefit plans may occur at different times with respect to different plans).

     (b) With respect to each BancorpSouth Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits) service with First United (or predecessor employers to the extent First United provides past service credit) shall be treated as service with BancorpSouth; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each BancorpSouth Plan shall waive pre-existing condition limitations to the same extent waived under the applicable First United Plan. First United Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the BancorpSouth Plan.

     (c) As of the Effective Time, except as otherwise agreed, BancorpSouth shall assume and honor and shall cause the appropriate Subsidiaries of BancorpSouth to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between First United or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the First United Disclosure Schedule.

     (d) BancorpSouth and First United agree to cooperate and take all reasonable actions to effect the merger of any employee benefit plan that is intended to be qualified under Section 401(a) of the Code into the appropriate tax-qualified retirement plan of BancorpSouth after the Merger is completed, so that such plan merger satisfies the requirements of Section 414(l) of the Code; provided, however, that BancorpSouth shall not be obligated to effect such a merger of a plan unless such plan is fully funded under Section 412 of the Code and Section 302 of ERISA, to the extent applicable, and the merger would not jeopardize the tax-qualified status of any BancorpSouth Plan.

     (e) If requested by BancorpSouth, prior to the Effective Time, First United shall freeze, terminate, amend or take other action with respect to any Plan that BancorpSouth, in its sole discretion, deems advisable and not inconsistent with this Agreement, and provide all required notices to participants and appropriate governmental agencies; provided, that First United may nevertheless freeze its defined benefit pension plan even without any such request by BancorpSouth.

     7.8 Indemnification of First United Directors and Officers.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of First United or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of First United, any of the Subsidiaries of First United or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, BancorpSouth shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth; provided, however, that (1) BancorpSouth shall have the right to assume the defense thereof and upon such assumption BancorpSouth shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BancorpSouth elects not to assume such defense or if counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between BancorpSouth and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth, and BancorpSouth shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BancorpSouth shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless an ethical conflict of interest arises for such firm of counsel in representing all Indemnified Parties), (3) BancorpSouth shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) BancorpSouth shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BancorpSouth thereof, provided that the failure to so notify shall not affect the obligations of BancorpSouth under this Section 7.8 except to the extent such failure to notify materially prejudices BancorpSouth. BancorpSouth's obligations under this
Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.

     (b) BancorpSouth shall cause each person serving as a director or officer of First United immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by First United (provided that BancorpSouth may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall BancorpSouth be required to expend on an annual basis more than 150% of the current amount expended by First United (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if BancorpSouth is unable to maintain or obtain the insurance called for by this Section 7.8(b), BancorpSouth shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

     (c) In the event BancorpSouth or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BancorpSouth assume the obligations set forth in this section.

     (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

     7.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BancorpSouth.

     7.10 Coordination of Dividends. After the date of this Agreement each of BancorpSouth and First United shall coordinate with the other the declaration of any dividends in respect of First United Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of First United Common Stock may (to the extent allowed by law and declared) receive one, but not more than one, dividend for any calendar quarter or other period with respect to their shares of First United Common Stock and any shares of BancorpSouth Common Stock any holder of First United Common Stock receives in exchange thereof in the Merger.

     7.11 Stock Option Agreements. Contemporaneously with the execution and delivery of this Agreement, First United and BancorpSouth shall execute and deliver the Stock Option Agreements.

     7.12 Publication of Combined Results. As soon as reasonably practicable after the date that at least 30 days of combined financial results of First United and BancorpSouth are available and in conjunction with BancorpSouth's quarterly press releases regarding, among other things, its earnings in the previous quarter, BancorpSouth shall publish such results by press release or the making of an appropriate filing under the Exchange Act.

     7.13 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of BancorpSouth and First United agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     7.14 BancorpSouth Board of Directors. The initial Board of Directors of the Surviving Corporation shall be comprised of 13 members, nine of which shall be the directors of BancorpSouth as of the Effective Time (the "Initial BancorpSouth Directors") and four of which shall be directors of First United as of the Effective Time who are designated therefor by First United (the "Initial First United Directors"). The Initial BancorpSouth Directors shall serve in the classes to which they were elected or appointed and the Initial First United Directors shall be appointed to fill classes designated as equally as possible given existing vacancies. If any of the Initial First United Directors shall fail for any reason to serve the initial term to which he was appointed, the nominating committee of the Surviving Corporation shall first consider nominees for that vacancy nominated by a majority of the remaining Initial First United Directors. The initial Board of Directors of the Surviving Bank shall be comprised of the members of the Board of Directors of BancorpSouth Bank as of the Effective Time, the Initial First United Directors and three other directors of First United as of the Effective Time who are designated therefor by First United (the "Initial First United Bank Directors"). It is anticipated that two additional members will be elected to the Board of Directors of the Surviving Corporation at the annual meeting of shareholders to be held in 2001, and the nominating committee of the Surviving Corporation will nominate one of the Initial First United Bank Directors as a candidate for one of those positions.

     7.15 First United-Texas Subsidiary Merger. Prior to the Closing, First United shall cause First United-Texas to be merged with and into First United.

                                  ARTICLE VIII

                              CONDITIONS PRECEDENT

     8.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the requisite votes of the shareholders of First United and the shareholders of BancorpSouth under applicable law.

          (b) Listing of Shares. The shares of BancorpSouth Common Stock which shall be issued to the shareholders of First United upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

          (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

          (f) Pooling Treatment. KPMG LLP, certified public accountants for BancorpSouth, shall have delivered a letter dated the Effective Time and addressed to BancorpSouth, to the effect that the Merger will qualify for pooling of interests accounting treatment under applicable accounting standards if consummated in accordance with this Agreement. Arthur Andersen LLP, certified public accountants for First United, shall have delivered a letter dated the Effective Time and addressed to First United, to the effect that First United is a poolable entity under applicable accounting standards. First United shall use its best efforts to procure drafts of such letters from its accountants and provide them to BancorpSouth and its respective counsel no later than 10 business days prior to the Closing Date.

     8.2 Conditions to Obligations of BancorpSouth. The obligation of BancorpSouth to effect the Merger is also subject to the satisfaction or waiver by BancorpSouth at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of First United set forth in Sections 4.2 and 4.7 of this Agreement shall be true and correct in all respects without giving effect to Section 3.2 of this Agreement, and those set forth elsewhere in this Agreement shall be true and correct after giving effect to Section 3.2, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. BancorpSouth shall have received a certificate signed on behalf of First United by the Chief Executive Officer and the Chief Financial Officer of First United to the foregoing effect.

          (b) Performance of Obligations of First United. First United shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancorpSouth shall have received a certificate signed on behalf of First United by the Chief Executive Officer and the Chief Financial Officer of First United to such effect.

          (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

          (d) Federal Tax Opinion. BancorpSouth shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to BancorpSouth ("BancorpSouth's Counsel"), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and First United will each be a party to that reorganization. In rendering such opinion, BancorpSouth's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, First United and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and First United will cooperate with each other and BancorpSouth's Counsel in executing and delivering to BancorpSouth's Counsel customary representations letters in connection with such opinion.

          (e) Fairness Opinion. Prior to mailing the Proxy Statement, BancorpSouth shall have received an opinion from Salomon Smith Barney, Inc. or other financial advisor reasonably satisfactory to BancorpSouth to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of BancorpSouth from a financial point of view.

     8.3 Conditions to Obligations of First United. The obligation of First United to effect the Merger is also subject to the satisfaction or waiver by First United at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of BancorpSouth set forth in this Agreement shall be true and correct after giving effect to Section 3.2 of this Agreement as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First United shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the Chief Financial Officer of BancorpSouth to the foregoing effect.

          (b) Performance of Obligations of BancorpSouth. BancorpSouth shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the

     Closing Date, and First United shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the Chief Financial Officer of BancorpSouth to such effect.

          (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

          (d) Federal Tax Opinion. First United shall have received an opinion from Mitchell, Williams, Selig, Gates & Woodyard, PLLC ("First United's Counsel"), or other counsel reasonably satisfactory to First United, in form and substance reasonably satisfactory to First United, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and First United will each be a party to that reorganization. In rendering such opinion, First United's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, First United and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and First United will cooperate with each other and First United's Counsel in executing and delivering to First United's Counsel customary representations letters in connection with such opinion.

          (e) Fairness Opinion. Prior to the mailing of the Proxy Statement, First United shall have received opinions from Stephens Inc. and from Stifel Nicholas & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of First United from a financial point of view.

                                   ARTICLE IX

                           TERMINATION AND AMENDMENT

     9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of both First United and
BancorpSouth:

          (a) By mutual consent of First United and BancorpSouth in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

          (b) By either BancorpSouth or First United upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

          (c) By either BancorpSouth or First United upon written notice to the other party if the Merger shall not have been consummated on or before December 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

          (d) By either BancorpSouth or First United upon written notice to the other party (provided that a party may not terminate if it is in material breach of any of its obligations under Section 7.3) if any approval of the respective shareholders of First United or BancorpSouth required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a respective duly held meeting of such shareholders or at any adjournment or postponement thereof;

          (e) By either BancorpSouth or First United upon written notice to the other party (provided that the terminating party is not then in breach of any representation or warranty (after giving effect to Section 3.2) or material breach of any covenant or other agreement contained herein) in the event of either: (i) if any of the representations or warranties set forth in this Agreement on the part of the other party hereto shall be or become untrue or incorrect (after giving effect to Section 3.2 hereof as provided in Article VIII), and such representation is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to the party making such representation; or (ii) a material breach by the other party of any of the covenants or agreements contained in this Agreement, and such breach is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to such other party;

          (f) By First United upon written notice to BancorpSouth if BancorpSouth's Board of Directors shall have failed to recommend in the Proxy Statement that BancorpSouth's shareholders approve and adopt this Agreement, or BancorpSouth's Board of Directors shall have withdrawn, modified or changed, in a manner adverse to First United, its approval or recommendation of this Agreement and the transactions contemplated hereby;

          (g) By BancorpSouth upon written notice to First United if First United's Board of Directors shall have failed to recommend in the Proxy Statement that First United's shareholders approve and adopt this Agreement, or First United's Board of Directors shall have withdrawn, modified or changed, in a manner adverse to BancorpSouth, its approval or recommendation of this Agreement and the transactions contemplated hereby, or if First United enters into any letter of intent, agreement in principle, or acquisition or similar agreement related or with respect to any Acquisition Proposal.

          (h) By either party in writing prior to May 8, 2000 unless waived earlier by the express mutual written consent of First United and BancorpSouth, if the Board of Directors of such party by a majority vote of its entire Board determines in its reasonable good faith judgment through such party's own review or based upon disclosures made by the other party (including the Disclosure Schedules) that the assets, liabilities, business, financial condition, and results of operations of the other party and its Subsidiaries, taken as a whole, are materially and adversely different from the terminating party's reasonable expectations of such matters as of the date of this Agreement based solely upon the other party's most recent annual report on Form 10-K filed with the SEC and without considering any other representation, warranty or other disclosure.

          (i) by the Board of Directors of First United, if it determines by a vote of a majority of the members of its entire Board at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

             (1) the Average Closing Price shall be twenty percent (20%) less than the Starting Price; and

             (2) the BancorpSouth Ratio shall be less than 0.80 times the Index Ratio;

     subject, however, to the following: If the First United Board of Directors elects to so terminate this Agreement pursuant to this Section 9.1(i), it shall give prompt written notice thereof to BancorpSouth; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, BancorpSouth shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the BancorpSouth Ratio. If BancorpSouth makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to First United of such election pursuant to this Section 9.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(i).

     For purposes of this Section 9.1(i), the following terms shall have the meanings indicated:

          "Average Closing Price" shall mean the average of the daily last sales prices of BancorpSouth Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by BancorpSouth) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.

          "Average Index Price" shall mean the average of the daily Index Price for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.

          "BancorpSouth Ratio" shall mean the quotient of the Average Closing Price divided by the Starting Price.

          "Determination Date" shall mean the date on which the last consent of the applicable federal and state regulatory authorities shall be received.

          "Index Group" shall mean the bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 75% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The bank holding companies and the weights attributed to them are as follows:

HOLDING COMPANY                                          WEIGHTING (%)
---------------                                          -------------
Fulton Financial Corporation...........................        7.5
M&T Bank Corporation...................................        0.8
City National Corporation..............................        5.2
Centura Banks, Inc. ...................................        3.1
Cullen/Frost Bankers, Inc. ............................        5.8
Old National Bancorp...................................        5.2
Wilmington Trust Corporation...........................        3.5
Commerce Bancorp, Inc. ................................        3.3
UMB Financial Corporation..............................        2.4
Westamerica Bancorporation.............................        4.0
Valley National Bancorp................................        6.5
TCF Financial Corporation..............................        9.0
Park National Corporation..............................        1.1
Mercantile Bankshares Corporation......................        7.5
Commerce Bancshares, Inc. .............................        6.7
First Financial Bancorp................................        5.1
First Virginia Banks, Inc. ............................        5.3
TrustCo. Bank Corp of NY...............................        5.8
United Bankshares, Inc. ...............................        4.6
Trustmark Corporation..................................        7.6
                                                             -----
TOTAL..................................................      100.0

          "Index Price" on a given date shall mean the sum of the following: the closing sales price of a share of common stock of each company comprising the Index Group (as reported for such date on the consolidated transaction reporting system for the stock exchange or market on which such common stock is principally traded), multiplied by the applicable weighting for such common stock.

          "Index Ratio" shall mean the quotient of the Average Index Price divided by the Index Price on the Starting Date.

          "Starting Price" shall the greater of (i) $15.50, and (ii) the closing sales price of BancorpSouth Common Stock on the Starting Date, as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by BancorpSouth). The Starting Price shall be equitably adjusted to take into effect any stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date.

          "Starting Date" shall mean April 17, 2000.

     9.2 Effect of Termination. In the event of termination of this Agreement by either BancorpSouth or First United as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement, it being understood and agreed, however, that a termination pursuant to Section 9.1(h) above shall not give rise to any liability or damages for termination.

     9.3 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the respective shareholders of First United and BancorpSouth; provided, however, that after any approval of the transactions contemplated by this Agreement by a party's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4 Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.1 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Central
Time) on the first day which is at least two business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, or at such other time, date and place as is agreed to by the parties hereto.

     10.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than Section 10.3 hereof and pursuant to the Stock Option Agreements, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

     10.3 Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the foregoing, each party hereto shall be solely responsible for the compensation, if any, owed to its respective financial advisor.

     10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to BancorpSouth, to:

       BancorpSouth, Inc.
        One Mississippi Plaza
        Tupelo, Mississippi 38804
        Attention: Chief Executive Officer
        Facsimile: (662) 680-2000

     with a copy (which shall not constitute notice) to:

       Waller Lansden Dortch & Davis,
        A Professional Limited Liability Company
        511 Union Street, Suite 2100
        Nashville, Tennessee 37219
        Attention: Ralph W. Davis, Esq.
        Facsimile: (615) 244-6804

     and

     (b) if to First United, to:

       First United Bancshares, Inc.
        Main and Washington Streets
        El Dorado, Arkansas 71730
        Attention: Chief Executive Officer
        Facsimile: (870) 863-3181

     with a copy (which shall not constitute notice) to:

       Mitchell, Williams, Selig, Gates & Woodyard, PLLC
        425 West Capitol Avenue, Suite 1800
        Little Rock, Arkansas 72201
        Attention: Hermann Ivester, Esq.
        Facsimile: (501) 688-8807

     10.5 Interpretation.

     (a) In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) when a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement, as applicable. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 2000. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and (ii) the term "or" shall mean "and/or." For purposes of this Agreement, "knowledge" means, with respect to an individual, such individual is actually aware, after reasonable inquiry, of the particular fact, matter, circumstance or other item, and, with respect to any party, entity or other person other than an individual, any individual who is serving as a director, chairman, chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, controller, chief credit officer, general counsel, senior or executive vice president, or regional chairman of such party, entity or other person or other officer, regardless of title, thereof charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates, has or at any time had "knowledge" of such fact, matter, circumstance or other item. References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time. References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to law are references to that law as amended, consolidated, supplemented or replaced from time to time, and shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange. References to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal. References to any Governmental Entity or Regulatory Agency include any successor to that Governmental Entity or Regulatory Agency.

     (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     10.6 Defined Terms. Certain terms used in this Agreement have the meanings ascribed thereto herein, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

     10.7 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

     10.8 Entire Agreement. This Agreement (including the schedules, exhibits, documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Stock Option Agreements and the Confidentiality Agreement.

     10.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction. The parties agree that the venue for resolution of any dispute arising out of this Agreement shall be a court of competent jurisdiction in Mississippi or Arkansas.

     10.10 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

     10.11 Severability. Any term or provision of this Agreement or Stock Option Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     10.12 Publicity. Except as otherwise required by law or the rules of the NYSE and the Nasdaq Stock Market, so long as this Agreement is in effect, neither BancorpSouth nor First United shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which such consent shall not be unreasonably withheld or delayed.

     10.13 Assignment; Successors; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  [THE FOLLOWING PAGE IS THE SIGNATURE PAGE.]

     IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written for themselves and their respective Subsidiaries.

                                          BANCORPSOUTH, INC.

                                          By: /s/ AUBREY B. PATTERSON
                                            ------------------------------------
                                              Aubrey B. Patterson
                                              Chairman and Chief Executive
                                              Officer

                                          FIRST UNITED BANCSHARES, INC.

                                          By: /s/ JAMES V. KELLEY
                                            ------------------------------------
                                              James V. Kelley
                                              Chairman and Chief Executive
                                              Officer

                                    CONSENT
                                      AND
                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This Consent to and Amendment to Agreement and Plan of Merger ("Consent and Amendment") is entered into and made this 15th day of May, 2000, by and between BancorpSouth, Inc. ("BancorpSouth") and First United Bancshares, Inc. ("First United").

     WHEREAS, on April 16, 2000, BancorpSouth and First United entered into a certain Agreement and Plan of Merger (the "Merger Agreement"). (Capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Merger Agreement.)

     WHEREAS, pursuant to the terms of the Merger Agreement, First United made certain representations and warranties to BancorpSouth as set forth in Article IV of the Merger Agreement and Section 8.2(a) requires that such representations and warranties be true and correct as of the date of the Merger Agreement and as of the Closing Date. In addition First United is prohibited from taking certain actions as delineated in Section 6.1 unless BancorpSouth expressly consents in advance of any such action.

     WHEREAS, prior to and subsequent to the execution of the Merger Agreement, First United has negotiated with Texarkana First Financial Corporation ("FFC") the terms of a proposed Agreement and Plan of Reorganization ("FFC Agreement"), drafts of which have been made available to BancorpSouth, whereby First United would acquire one hundred percent (100%) of the issued and outstanding capital stock of FFC and then immediately thereafter FFC would be merged into First United and FFC's wholly-owned subsidiary, First Federal Savings & Loan Association of Texarkana, would be merged with and into FirstBank, an indirect wholly-owned subsidiary of First United. Without the consent of BancorpSouth the execution of the FFC Agreement and consummation of the transactions contemplated therein by First United would be prohibited by the terms of the Merger Agreement including subsection 6.1(d) (Acquisition Proposal restrictions) and subsection 6.1(e) (purchase of equity interests), and execution and consummation of the FFC Agreement will affect certain of the representations and warranties of First United contained in the Merger Agreement.

     WHEREAS, First United has requested that BancorpSouth waive and amend the restrictions contained in the Merger Agreement for the purpose of allowing First United to enter into the FFC Agreement and consummating the transactions contemplated therein.

     NOW, THEREFORE, BancorpSouth grants its consent to First United and the parties agree to amend the Merger Agreement as set forth below:

     1. Waiver and Consent. BancorpSouth hereby waives the covenants contained in Section 6.1 of the Merger Agreement for the purpose of permitting First United to enter into the FFC Agreement, which is attached hereto as Exhibit A, perform its obligations thereunder and consummate the transactions contemplated thereby and hereby consents to such actions by First United.

     2. Amendment to Merger Agreement. The Merger Agreement is hereby amended by adding the following Section 9.5:

        9.5. Texarkana Transaction.

          (a) No actions taken by First United in executing and performing its obligations under the Agreement and Plan of Reorganization between First United Bancshares, Inc. and Texarkana First Financial Corporation (the "FFC Agreement") shall constitute a breach by First United of any covenant under this Agreement.

          (b) The Representations and Warranties of First United under this Agreement shall be true and correct as of the Closing Date without giving effect to changes that have occurred or circumstances that exist as a result of First United's execution, performance or consummation of the FFC Agreement; provided, however, that the representations and warranties contained in Sections 4.2(a), 4.7 and 4.8(a) shall be true and correct after giving effect to such changes and circumstances and with respect to the representations and warranties in Section 4.8(a) without giving effect to the provisions of Section 3.2(b).

     The closing certificate to be delivered by First United at Closing shall be consistent with the provisions of this Section 9.5.

     3. Amendment to Section 7.15. Section 7.15 of the Merger Agreement shall be amended and restated in its entirety as follows:

          7.15. Holding Company Mergers. Prior to the Closing, First United shall cause (i) First United-Texas to be merged with and into First United and (ii) assuming the acquisition of Texarkana First Financial Corporation ("FFC") by First United prior to Closing, FFC with and into First United.

     4. No Additional Waiver. The consent of BancorpSouth to the waiver of the covenants contained in Section 6.1 of the Merger Agreement is expressly limited to the extent set forth herein and shall not preclude BancorpSouth from exercising any right, power or privilege under the Merger Agreement as to any such terms and conditions not expressly waived herein. Except to the extent the provisions of the Merger Agreement are specifically amended, modified or superseded by this Consent, the Merger Agreement shall remain in full force and effect without any other modification.

     IN WITNESS WHEREOF, this Consent and Amendment has been duly executed and delivered by the duly authorized officers of BancorpSouth and First United and made effective as of the date first above written.

                                          BANCORPSOUTH, INC.

                                          By: /s/ AUBREY B. PATTERSON
                                            ------------------------------------
                                              Aubrey B. Patterson
                                              Chairman and Chief Executive
                                              Officer

                                          FIRST UNITED BANCSHARES, INC.

                                          By: /s/ JAMES V. KELLEY
                                            ------------------------------------
                                              James V. Kelley
                                              Chairman and Chief Executive
                                              Officer

                                                                         ANNEX B

                   ARKANSAS BUSINESS CORPORATION ACT OF 1987
                                 SUBCHAPTER 13
                               DISSENTERS' RIGHTS

RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

4-27-1301. DEFINITIONS.

     In this subchapter:

          1. "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

          2. "Dissenter" means a shareholder who is entitled to dissent from corporate action under sec. 4-27-1302 and who exercises that right when and in the manner required by sec.sec. 4-27-1320 -- 4-27-1328;

          3. "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

          4. "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances;

          5. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

          6. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

          7. "Shareholder" means the record shareholder or the beneficial shareholder.

4-27-1302. RIGHT OF DISSENT.

     A. A shareholder is entitled to dissent from and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

          1. Consummation of a plan of merger to which the corporation is a party:

             (i) If shareholder approval is required for the merger by sec. 4-27-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

             (ii) If the corporation is a subsidiary that is merged with its parent under sec. 4-27-1104;

          2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

          4. An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i) Alters or abolishes a preferential right of the shares;

             (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

             (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

             (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

             (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under sec. 4-27-604; or

          5. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     B. A shareholder entitled to dissent and obtain payment for his shares under this subchapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

4-27-1303. DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

          1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

4-27-1320. NOTICE OF DISSENTERS' RIGHTS.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

     B. If corporate action creating dissenters' rights under sec. 4-27-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sec. 4-27-1322.

4-27-1321. NOTICE OF INTENT TO DEMAND PAYMENT.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

          (1) Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

          (2) Must not vote his shares in favor of the proposed action.

     B. A shareholder who does not satisfy the requirements of subsection A. of this section is not entitled to payment for his shares under this subchapter.

4-27-1322. DISSENTERS' NOTICE.

     A. If proposed corporate action creating dissenters' rights under sec. 4-27-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of sec. 4-27-1321.

     B. The dissenters' notice must be sent no later than ten (10) days after the corporate action was taken and must:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty
     (60) days after the date the notice required by subsection A. of this section is delivered; and

          (5) Be accompanied by a copy of this subchapter.

4-27-1323. DUTY TO DEMAND PAYMENT

     A. A shareholder sent a dissenters' notice described in sec. 4-27-1322 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sec. 4-27-1322B.(3), and deposit his certificates in accordance with the terms of the notice.

     B. The shareholder who demands payment and deposits his share certificates under subsection A. of this section retains all other rights of a shareholder until these rights are cancelled or modified by the takings of the proposed corporate action.

     C. A shareholder who does not demand payment or deposit his share certificates where required. each by the date set in the dissenters' notice, is not entitled to payment for his shares under this subchapter.

4-27-1324. SHARE RESTRICTIONS.

     A. The corporation may restrict the transfer of uncertificated shares from the date the payment is received until the proposed corporate action is taken or the restrictions released under sec. 4-27-1326.

     B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

4-27-1325. PAYMENT.

     A. Except as provided in sec. 4-27-1327, as soon as the proposed corporation action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with sec. 4-27-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     B. The payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporations' estimate of the fair value of the shares;

          (3) An explanation of how the interest was calculated;

          (4) A statement of the dissenter's right to demand payment under sec. 4-27-1328; and

          (5) A copy of this subchapter.

4-27-1326. FAILURE TO TAKE ACTION.

     A. If the corporation does not take the proposed action within sixty (60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     B. If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under sec. 4-27-1322 and repeat the payment demand procedure.

4-27-1327. AFTER-ACQUIRED SHARES.

     A. A corporation may elect to withhold payment required by sec. 4-27-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     B. To the extent the corporation elects to withhold payment under subsection A. of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under sec. 4-27-1328.

4-27-1328. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under sec. 4-27-1325), or reject the corporation's offer under sec. 4-27-1327 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under sec. 4-27-1325 or offered under sec. 4-27-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under sec. 4-27-1325 within sixty (60) days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

     B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A. of this section within thirty (30) days after the corporation made or offered payment for his shares.

JUDICIAL APPRAISAL OF SHARES

4-27-1330. COURT ACTION.

     A. If a demand for payment under sec. 4-27-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     B. The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     C. The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     D. The jurisdiction of the court in which the proceeding is commenced under subsection B. of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     E. Each dissenter made a party to the proceeding is entitled to judgment:

          (1) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

          (2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under sec. 4-27-1327.

4-27-1331. COURT COSTS AND COUNSEL FEES.

     A. The court in an appraisal proceeding commenced under sec. 4-27-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under sec. 4-27-1328.

     B. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

          1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sec.sec. 4-27-1320 -- 4-27-1328; or

          2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                                                         ANNEX C

(SALOMON SMITH BARNEY INC. LETTERHEAD)

July 17, 2000

The Board of Directors
BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38804

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to BancorpSouth, Inc. (the "Company") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger dated April 16, 2000 as amended as of May 15, 2000 (the "Agreement") entered into by and between the Company and First United Bancshares, Inc. ("First United"). We previously delivered to you an opinion dated April 16, 2000 which stated, subject to the limitations and conditions contained therein, our opinion as investment bankers that, as of the date of such opinion, the Exchange Ratio was fair, from a financial point of view to the Company.

     As more fully described in the Agreement, and subject to the terms and conditions thereof, (i) First United and the First United Banks (as defined in the Agreement) will be merged with and into the Company (the "Merger") and (ii) each outstanding share of common stock, par value $1.00 per share, of First United (the "First United Common Stock"), other than shares of First United Common Stock held by First United or the Company except for Trust Account Shares and DPC Shares (as defined in the Agreement), will be converted into and exchangeable for the right to receive 1.125 shares (the "Exchange Ratio") of common stock, par value $2.50 per share, of the Company (the "Company Common Stock").

     In arriving at our opinion, we reviewed the Agreement and held discussions with certain senior officers, and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of First United concerning the businesses, operations and prospects of the Company and First United. We examined certain publicly available business and financial information relating to the Company and First United as well as certain financial forecasts and other information and data for the Company and First United which were provided to or otherwise discussed with us by the managements of the Company and First United, including information relating to certain strategic implications and operational benefits anticipated to result from the Merger. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company Common Stock and First United Common Stock; the historical and forecasted earnings and other operating data of the Company and First United; and the historical and forecasted capitalization and financial condition of the Company and First United. We considered, to the extent publicly available, the financial terms of certain other similar transactions that we considered relevant in evaluation of the Exchange Ratio and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and First United. We also evaluated the pro forma financial impact of the Merger on the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

     In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of managements of the Company and First United that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us (including forecasts of cost savings and operating synergies forecasted by management of the Company to result from the Merger), we have been advised by the managements of the Company and First United that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and First United as to the future financial performance of the Company and First United and the strategic implications and operational benefits anticipated to result from the Merger. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes and that it qualifies, and will be accounted for, as a "pooling of interests" in accordance with generally accepted accounting principles. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or First United nor have we made any physical inspection of the properties or assets of the Company or First United. We are not experts in the evaluation of loan or lease portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and we have neither made an independent evaluation of the adequacy of such allowances of the Company or First United, nor have we reviewed any individual credit or lease files, and, as a result, we have assumed that the aggregate allowances for such losses for each of the Company and First United are in the aggregate adequate to cover such losses. We have assumed that the Merger will be consummated in a timely fashion in accordance with the terms of the Agreement, without any further amendment and without waiver of any of the conditions to the Merger contained in the Agreement.

     Our opinion, as set forth herein, relates to the relative values of the Company and First United. We are not expressing any opinion as to what the value of the Company Common Stock actually will be when issued pursuant to the Merger or the price at which the Company Common Stock will trade subsequent to the announcement or consummation of the Merger. We were not requested to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company, the Company's underlying decision to proceed with or effect the Merger, or the effect of any other transaction in which the Company might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events after the date hereof.

     Salomon Smith Barney Inc. is acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is payable only upon the consummation of the Merger. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company and First United for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company, First United and their respective affiliates.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Salomon Smith Barney Inc.

                                                                         ANNEX D

                           (STEPHENS INC. LETTERHEAD)

July 17, 2000

Members of the Board of Directors
First United Bancshares, Inc.
Main & Washington
El Dorado, AR 71730

Members of the Board:

     We have acted as your financial advisor in connection with the proposed merger, pursuant to a merger agreement dated April 16, 2000 (the "Merger Agreement"), of First United Bancshares, Inc. ("First United") with and into BancorpSouth, Inc. ("BancorpSouth") in a transaction (the "Transaction") in which each outstanding share of First United's common stock, par value $1.00 per share, will be converted into the right to receive 1.125 shares (the "Exchange Ratio") of BancorpSouth common stock, par value $2.50 per share.

     You have requested our opinion as to whether the Exchange Ratio is fair from a financial point of view to the disinterested shareholders of First United. For purposes of this opinion, the term "disinterested shareholders" means holders of First United's one class of publicly traded common stock (the "Common Stock") other than (1) directors and officers of First United, (2) any holder of five percent or more of the outstanding shares of Common Stock, and
(3) BancorpSouth and its affiliates.

     In connection with rendering our opinion we have:

     (i) reviewed certain publicly available financial statements and reports regarding First United and BancorpSouth;

     (ii) reviewed certain internal financial statements and other financial and operating data (including budgeted financial statements) concerning First United and BancorpSouth as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Expected Synergies") prepared by management of BancorpSouth;

     (iii) discussed with managements of First United and BancorpSouth the operations and future business prospects of First United and BancorpSouth and the anticipated financial consequences of the Transaction;

     (iv) reviewed the reported prices and trading activity for the common stock of First United and BancorpSouth;

     (v) compared the financial performance of First United and BancorpSouth and the prices and trading activity of the common stock of First United and BancorpSouth with that of certain other publicly traded banking companies;

     (vi) reviewed the financial terms, to the extent publicly available, of certain other transactions in the banking industry;

     (vii) reviewed the Merger Agreement; and

     (viii) performed such other analyses and considered such other information as we have deemed appropriate.

                            (Stephens Inc. Address)

     In connection with our review, we have relied on the accuracy and completeness of all of the information and financial data reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. We have inquired into the reliability of the information and financial data provided to us by First United and BancorpSouth only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. For purposes of our analysis with respect to forecasts of future performance, we have relied at your instruction on consensus analyst estimates for First United and BancorpSouth published by the Institutional Brokers Estimate Service. We have assumed with your consent that the Expected Synergies have been reasonably prepared on bases reflecting at the time of preparation the best currently available estimates and judgments of the managements of First United and BancorpSouth as to the future financial performance of First United and BancorpSouth (including the timing, amount and achievability thereof). We are not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto or otherwise and have assumed, with your consent, that such allowances for each of First United and BancorpSouth are in the aggregate adequate to cover such losses. In addition, we have not assumed responsibility for reviewing the liabilities of either First United or BancorpSouth or any individual loan or credit files or making an independent evaluation, appraisal or physical inspection of the assets or individual properties of First United or BancorpSouth, nor have we been furnished with any such evaluations or appraisals.

     We have also assumed, with your consent, that there have been no material changes in First United's or BancorpSouth's assets, liabilities, financial condition, results of operations, business or prospects since the respective dates of their last financial statements reviewed by us and that off-balance sheet activities of First United and BancorpSouth, including derivatives and other similar financial instruments, will not materially and adversely affect the future financial position or results of operations of First United or BancorpSouth. We have further assumed, with your consent, that in the course of obtaining the necessary regulatory and third party consents for the Transaction, no restriction or requirement will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction or the transactions contemplated thereby, and that the Transaction will be consummated in accordance with the terms of the Merger Agreement, without amendment thereto, and without any waiver by either party of any material conditions thereunder. Finally, our opinion is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. We are familiar with First United and BancorpSouth and have provided investment banking and brokerage services to First United and issue periodic research reports regarding its business activities and prospects. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of First United and BancorpSouth. Certain affiliates of Stephens Inc. collectively own approximately 9.5% of the outstanding shares of First United's common stock. We are acting as financial advisor to First United in connection with the Transaction and will receive a fee from First United for our services, a significant portion of which is contingent upon the consummation of the Transaction.

     This opinion is for the use and benefit of the Board of Directors of First United. Our opinion does not address the merits of the underlying decision by First United to engage in the Transaction and does not constitute a recommendation to any shareholder of First United as to how such shareholder should vote on the proposed Transaction.

     We are not expressing any opinion herein as to the prices at which BancorpSouth's common stock will trade following the announcement or consummation of the Transaction.

     Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the Exchange Ratio is fair from a financial point of view to the disinterested shareholders of First United.

     This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to First United's shareholders provided that we approve of such disclosures prior to publication.

                                          Very truly yours,

                                        /s/ Stephens Inc.

                                          STEPHENS INC.

                                                                         ANNEX E

                                                                   ONE FINANCIAL PLAZA
                                                                    501 NORTH BROADWAY
                                                             ST. LOUIS, MISSOURI 63102
(Stifel, Nicolaus & Company Letterhead)                                   314-342-2000

July 17, 2000

Board of Directors
First United Bancshares, Inc.
Main and Washington Streets
El Dorado, AR 71731

Members of the Board:

     You have requested our opinion as to the fairness from a financial point of view to the shareholders of First United Bancshares, Inc. ("First United") of the exchange ratio (the "Exchange Ratio") of 1.125 shares of common stock, $2.50 par value per share, of BancorpSouth, Inc. ("BancorpSouth") to be exchanged for each share of common stock, $1.00 par value per share, of First United pursuant to the terms of the Agreement and Plan of Merger, dated as of April 16, 2000 (the "Agreement") by and between BancorpSouth and First United. For the purposes of our opinion, we have assumed that the merger of First United with BancorpSouth pursuant to the Agreement (the "Merger") will be consummated as provided in the Agreement, will constitute a tax-free reorganization as contemplated by the Agreement and will qualify as a pooling of interests for accounting purposes.

     Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with First United and BancorpSouth and have completed our financial analysis of this transaction. In the ordinary course of its business, Stifel actively trades equity securities of First United and BancorpSouth for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

     In rendering our opinion, we have reviewed, among other things: the form of the Agreement as executed on April 16, 2000; the financial statements of First United and BancorpSouth included in their respective 10-Ks for the 5 years ended December 31, 1999, and their respective 10-Qs for the quarter ended March 31, 2000; and certain internal financial analyses and forecasts for First United and BancorpSouth prepared by their respective management. We have conducted conversations with First United's and BancorpSouth's senior management regarding recent developments and management's financial forecasts for First United and BancorpSouth. In addition, we have spoken to members of First United's and BancorpSouth's senior management regarding factors which affect each entity's business. We have also compared certain financial and securities data of First United and BancorpSouth with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of First United and BancorpSouth, reviewed the financial terms of certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion. We also took into account our assessment of general economic, market and financial conditions

(Stifel, Nicolaus & Company Letterhead)
and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the commercial banking and thrift industries generally.

     In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us (including without limitation, projected cost savings and operating synergies resulting from the Merger), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of First United and BancorpSouth as to the future operating and financial performance of First United and BancorpSouth, that they would be realized in the amounts and time periods estimated and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either First United or BancorpSouth since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of First United and BancorpSouth are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of First United's or BancorpSouth's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of First United or BancorpSouth. We relied on advice of First United's counsel as to all legal matters with respect to First United, the Agreement and the transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of First United for its information and assistance in connection with its consideration of the financial terms of the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of First United or BancorpSouth might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion, as of the date hereof, that the Exchange Ratio pursuant to the Agreement is fair to the holders of First United Common Stock from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                                                         ANNEX F

THE TRANSFER OF THIS AGREEMENT AND THE SECURITIES CREATED HEREUNDER IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of April 16, 2000, between FIRST UNITED BANCSHARES, INC., an Arkansas corporation ("First United"), and BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth").

                                  WITNESSETH:

     WHEREAS, BancorpSouth and First United have entered into an Agreement and Plan of Merger (the "Merger Agreement") concurrently with the execution and delivery of this Agreement; and

     WHEREAS, as a condition to BancorpSouth's entering into the Merger Agreement, without which BancorpSouth would not have entered into the Merger Agreement, and in consideration therefor, First United has agreed to grant BancorpSouth the Option (as hereinafter defined) on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   AGREEMENT:

     1. Grant of Option.

     (a) First United hereby grants to BancorpSouth an unconditional and irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 5,056,959 fully paid and nonassessable shares of First United's Common Stock, $1.00 par value ("First United Common Stock"), at a price of $12.625 per share (the "Option Price"); provided, however, that in no event shall the number of shares of First United Common Stock for which this Option is exercisable exceed 19.9% of First United's issued and outstanding shares of First United Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of First United Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of First United Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of First United Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of First United Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize First United or BancorpSouth to breach any provision of the Merger Agreement.

     2. Exercise of the Option.

     (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined); provided, that the Holder shall have sent the written notice of such exercise (as provided in subsection (f) of this Section
2) within 90 days following such Subsequent Triggering Event (or such later period pursuant to Section 10). The term "Holder" shall mean the BancorpSouth or any future holder or holders of the Option.

     (b) Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement by First United in accordance with the provisions of

Sections 9.1(h) or 9.1(i) thereof, (iii) termination of the Merger Agreement in accordance with the provisions thereof (other than by First United pursuant to Sections 9.1(h) or 9.1(i) thereof), if such termination occurs prior to the occurrence of an Initial Triggering Event (except termination by BancorpSouth pursuant to Section 9.1(e) or Section 9.1(g) of the Merger Agreement, unless the breach by First United giving rise to such right of termination is non-volitional) (a "Listed Termination"); or (iv) the passage of 12 months after termination of the Merger Agreement (or such later period pursuant to Section
10) if such termination follows the occurrence of an Initial Triggering Event or a Listed Termination.

     (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) (A) First United or any of its Subsidiaries (each an "First United Subsidiary"), without having received BancorpSouth's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than BancorpSouth or any of its Subsidiaries (each a "BancorpSouth Subsidiary"), or (B) the Board of Directors of First United shall have recommended that the shareholders of First United approve or accept any Acquisition Transaction.

          (ii) First United or any First United Subsidiary, without having received BancorpSouth's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than BancorpSouth or a BancorpSouth Subsidiary, or the Board of Directors of First United shall have publicly withdrawn, modified or qualified, or publicly announced its intention to withdraw, modify or qualify, in any manner adverse to BancorpSouth, its recommendation that the shareholders of First United approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) The stockholders of First United shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than BancorpSouth or any BancorpSouth Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) Any person other than BancorpSouth or any BancorpSouth Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

          (v) Any person other than BancorpSouth, any BancorpSouth Subsidiary or any First United Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of First United Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (vi) Any person other than BancorpSouth or any BancorpSouth Subsidiary shall have made a bona fide proposal to First United or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (vii) After an overture is made by a third party to First United or its shareholders to engage in an Acquisition Transaction or in anticipation of an Acquisition Transaction, First United shall have willfully breached any covenant or obligation contained in the Merger Agreement and such breach would entitle

     BancorpSouth to terminate the Merger Agreement (whether immediately, upon the giving of notice or passage of time, or both); or

          (viii) Any person other than BancorpSouth or any BancorpSouth Subsidiary, other than in connection with a transaction to which BancorpSouth has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     For purposes of this Agreement, "Acquisition Transaction" shall mean with respect to any person except BancorpSouth or any BancorpSouth Subsidiary, (1) a merger or consolidation, or any similar transaction, involving First United or any "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of First United, (2) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of First United or any Significant Subsidiary of First United, (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of First United or any Significant Subsidiary of First United, or (4) any substantially similar transaction;

     For purposes of this Agreement, "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act.

     (d) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than BancorpSouth or any BancorpSouth Subsidiary) of beneficial ownership of 25% or more of the then outstanding shares of First United Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the percentage referred to in clause (3) of the definition of "Acquisition Proposal" above shall be deemed to be 25%.

     (e) First United shall notify BancorpSouth promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by First United shall not be a condition to the right of the Holder to exercise the Option.

     (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to First United a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of First United Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to First United the aggregate purchase price for the shares of First United Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by First United; provided that failure or refusal of First United to designate such a bank account or to accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, First United shall deliver to the Holder a certificate or certificates representing the number of shares of First United Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (i) Certificates for First United Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and First United Bancshares, Inc. (the "Issuer") and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of the Issuer and will be provided to the holder hereof without charge upon receipt by the Issuer of a written request therefor."

     The parties acknowledge and agree that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to First United a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to First United, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (j) Upon the giving by the Holder to First United of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of First United Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of First United shall then be closed or that certificates representing such shares of First United Common Stock shall not then be actually delivered to the Holder. First United shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants. First United agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of First United Common Stock so that the Option may be exercised without additional authorization of First United Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase First United Common Stock; (ii) that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by First United; (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. sec. 18a and regulations promulgated thereunder and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and First United duly and effectively to issue shares of First United Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. Exchange and Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of First United, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of First United Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related

Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by First United of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, First United will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of First United, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. Anti-Dilution Adjustments. In addition to the adjustment in the number of shares of First United Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of First United Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this
Section 5. In the event of any change in, or distributions in respect of, the First United Common Stock by reason of a stock dividend, stock split, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the First United Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares or securities subject to the Option, and the Option Price therefor, shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the First United's obligations hereunder, so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that the Holder would have received in respect of First United Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of First United Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5), the number of shares of First United Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of First United Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of First United Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     6. Registration Rights. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, First United shall, at the request of Holder delivered within 180 days following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of First United Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of First United Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Holder. First United will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Holder shall have the right to demand two such registrations. The First United shall bear the costs of such registrations (including, but not limited to, First United's attorneys' fees, printing costs and filing fees, but excluding underwriting discounts or commissions, brokers' fees and the fees and disbursements of Holder's counsel related to the Option or Option Shares). The foregoing notwithstanding, if, at the time of any request by Holder for registration of the Option or Option Shares as provided above, First United is in registration with respect to an underwritten public offering by First United of shares of First United Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option or the Option Shares would interfere with the successful marketing of the shares of First United Common Stock offered by First United, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and First United in the aggregate; and provided further, however, that if such reduction occurs, then First United shall file a registration statement for the balance as promptly as practicable and no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration, and the 180 day period referenced in the first sentence of this Section 6 shall be deemed to be 360 days. Each such Holder shall provide all information reasonably requested by First United for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, First United shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for First United. Upon receiving any request under this Section 6 from any Holder, First United agrees to send a copy thereof to any other person known to First United to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall First United be obligated to effect more than two registrations pursuant to this Section 6 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. Repurchase.

     (a) At BancorpSouth's Option. At any time after the occurrence of a Repurchase Event (as defined below), (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period pursuant to Section
10), First United (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares of First United Common Stock for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to a Repurchase Event (or such later period pursuant to Section 10), First United (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

     For purposes of this Agreement, the term "Market/Offer Price" shall mean the highest of (i) the price per share of First United Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of First United Common Stock to be paid by any third party pursuant to an agreement with First United, (iii) the highest closing price for shares of First United Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or
(iv) in the event of a sale of all or a substantial portion of First United's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining net assets of First United as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to First United, divided by the number of shares of First United Common Stock outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to First United.

     The Holder and the Owner, as the case may be, may exercise its right to require First United to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to First United, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require First United to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, First United shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that First United is not then prohibited under applicable law and regulation from so delivering.

     (b) At First United's Option. At any time after the occurrence of a Repurchase Event, (i) at the request of First United to the Holder, delivered prior to an Exercise Termination Event (or such later period pursuant to Section
10), First United (or any successor thereto) may repurchase the Option from the Holder at the Option Repurchase Price, and (ii) at the request of First United to the Owner, delivered prior to a Repurchase Event (or such later period pursuant to Section 10), First United (or any successor thereto) may repurchase the Option Shares (except with respect to Option Shares that have theretofore been transferred by the Holder to an unaffiliated third party) from the Owner at the Option Share Repurchase Price.

     First United may exercise its right to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Holder or Owner, as applicable, United, at its principal office, a written notice or notices stating that First United elects to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, First United shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor.

     (c) Regulatory Restrictions. To the extent that First United is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, First United shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which First United is no longer so prohibited; provided, however, that if First United at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and First United hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, First United shall promptly (i) deliver to the Holder and/or the Owner, as applicable, that portion of the Option Repurchase Price or the Option Share Repurchase Price that First United is not prohibited from delivering; and (ii) deliver, as applicable, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of First United Common Stock obtained by multiplying the number of shares of First United Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by First United described in the first sentence of this subsection (c), or should be scheduled to occur at any time before the expiration of a period ending on the 30th day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than BancorpSouth or any BancorpSouth Subsidiary) of beneficial ownership of 50% or more of the then outstanding shares of First United Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
     Section 2 hereof, except that the percentage of voting power referred to in clause (3) thereof shall be deemed to be 25%.

     8. Successor Issuer.

     (a) In the event that prior to an Exercise Termination Event, First United shall enter into an agreement (i) to consolidate with or merge into any person, other than BancorpSouth or a BancorpSouth Subsidiary, or engage in a plan of exchange with any person other than BancorpSouth or a BancorpSouth Subsidiary, and First United shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than BancorpSouth or a BancorpSouth Subsidiary, to merge into First United or be acquired by First United in a plan of exchange and First United shall be the continuing or surviving corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of First United Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of First United Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding voting shares and voting share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or any First United Subsidiary's assets or deposits to any person, other than BancorpSouth or a BancorpSouth Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or
(y) any person or entity that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving person of a consolidation or merger with First United (if other than First United), (B) the acquiring person in a plan of exchange in which First United is acquired, (C) the First United in a merger or plan of exchange in which First United is the continuing or surviving or acquiring person, and
     (D) the transferee of all or substantially all of First United's assets or deposits (or the assets or deposits of any First United Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if First United is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into First United or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of First United Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) above, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of First United Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) above and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this subsection (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this subsection (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this subsection (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) First United shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of First United hereunder.

     9. Successor Repurchase.

     (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 180 day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as applicable, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the 30th day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30 day period.

     10. Certain Extensions of Exercise Period. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise; and (iii) to the extent that there exists an injunction, order or judgment that prohibits or delays exercise of such right.

     11. Surrender.

     (a) Holder may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period pursuant to Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Holder) to First United in exchange for a cash fee equal to the Surrender Price (as hereinafter defined). The "Surrender Price" shall be equal to (x) $22,500,000 plus, if applicable, (y) Holder's purchase price with respect to any Option Shares, and minus, if applicable, (z) the excess of (1) the net price, if any, received by Holder or a Holder Subsidiary pursuant to the sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (2) Holder's purchase price of such Option Shares.

     (b) Holder may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 11 by surrendering to First United, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Holder elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 11 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by First United.

     (c) To the extent that First United is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Holder in full, First United shall immediately so notify Holder and thereafter deliver or cause to be delivered, from time to time, to Holder, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which First United is no longer so prohibited; provided, however, that if First United at any time after delivery of a notice of surrender pursuant to subsection (b) of this Section 11 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Holder the Surrender Price in full, then
(i) First United shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five business days after the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Holder with copies of the same, and (C) keep Holder advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Holder may revoke such notice of surrender by delivery of a notice of revocation to First United and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date 90 days following the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 11(c) (during which period Holder may exercise any of its rights hereunder, including any and all rights pursuant to this Section 11).

     12. Maximum Total Profit. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Holder's Total Profit (as defined below) exceed $22,500,000, and, if such Total Profit would otherwise exceed $22,500,000, Holder, at its election in its sole discretion, shall either (i) reduce the number of shares of First United Common Stock subject to the Option, (ii) deliver to First United for cancellation without consideration Option Shares previously purchased by Holder, (iii) pay cash to First United, or (iv) any combination of the foregoing, such that Holder's actually realized Total Profit shall not exceed $22,500,000 after taking into account the foregoing actions.

     As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (a) the amount of Option Repurchase Price received by Holder pursuant to First United's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof; plus (b) the difference of (i) the amount of Option Share Repurchase Price received by Holder pursuant to First United's repurchase of Option Shares pursuant to Section 7 hereof, less (ii) Holder's purchase price for such Option Shares; plus (c) the difference of (i) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (ii) Holder's purchase price of such Option Shares; plus (d) any amounts received by BancorpSouth on the transfer of the Option (or any portion thereof) to any unaffiliated person; plus (e) the amount of Surrender Price received by Holder pursuant to relinquishment of the Option and Option Shares to First United pursuant to
Section 11 hereof.

     The provisions of this Section 12 shall apply to any Substitute Option.

     The parties hereto agree that this Section 12 shall not, and shall not be deemed to, limit, prejudice or restrict any money damages, injunctive relief or other legal or equitable remedy or relief available to BancorpSouth with respect to any breach of the Merger Agreement or this Agreement.

     13. Representations and Warranties.

     (a) By First United. First United hereby represents and warrants to BancorpSouth as follows:

          (i) First United has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of First United and no other corporate proceedings on the part of First United are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by First United and is enforceable against First United in accordance with its terms.

          (ii) First United has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of First United Common Stock equal to the maximum number of shares of First United Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (b) By BancorpSouth. BancorpSouth hereby represents and warrants to First United as follows:

          (i) BancorpSouth has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BancorpSouth. This Agreement has been duly executed and delivered by BancorpSouth.

          (ii) The Option is not being, and any shares of First United Common Stock or other securities acquired by BancorpSouth upon exercise of the Option will not be, acquired by BancorpSouth with a view to the public distribution thereof and will not be transferred or otherwise disposed of by BancorpSouth except in a transaction registered under or exempt from registration under the 1933 Act.

     14. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, BancorpSouth, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by BancorpSouth under the BHCA to acquire the shares of First United Common Stock subject to the Option, BancorpSouth may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of First United, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on BancorpSouth's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     15. Best Efforts. Each of BancorpSouth and First United will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application to authorize for quotation the shares of First United Common Stock issuable hereunder on any exchange or market on which shares of First United Common Stock may be listed or quoted upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but BancorpSouth shall not be obligated to apply to state banking authorities for approval to acquire the shares of First United Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     16. Miscellaneous.

     (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) if to BancorpSouth, to:

         BancorpSouth, Inc.
         One Mississippi Plaza
         Tupelo, Mississippi 38804
         Attention: Aubrey B. Patterson
         Facsimile: (662) 680-2006

     with a copy (which shall not constitute notice) to:

         Waller Lansden Dortch & Davis,
         A Professional Limited Liability Company
         511 Union Street, Suite 2100
         Nashville, Tennessee 37219
         Attention: Ralph W. Davis, Esq.
         Facsimile: (615) 244-6804

     and

     (ii) if to First United, to:

         First United Bancshares, Inc.
         Main and Washington Streets
         El Dorado, Arkansas 71730
         Attention: James V. Kelley
         Facsimile: (870) 863-3181
     with a copy (which shall not constitute notice) to:

        Mitchell, Williams, Selig, Gates &
        Woodyard, PLLC
        425 West Capitol Avenue, Suite 1800
        Little Rock, Arkansas 72201
        Attention: Hermann Ivester, Esq.
        Facsimile: (501) 688-8807

     (b) Interpretation. In this Agreement, unless a contrary intention appears, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 2000. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and (ii) the term "or" shall mean "and/or." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     (c) Defined Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

     (d) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

     (e) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Merger Agreement.

     (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction. The parties agree that the venue for resolution of any dispute arising out of this Agreement shall be a court of competent jurisdiction in Mississippi or Arkansas.

     (g) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

     (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If for any reason a court or regulatory agency determines that the Holder is not permitted to acquire, or First United is not permitted to repurchase pursuant to Section 7, the full number of shares of First United Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of the parties to allow the Holder to acquire, or to require or permit First United to repurchase pursuant to Section 7, such lesser number of shares of First United Common Stock as may be permissible, without any amendment or modification hereof.

     (i) Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof.

     (j) Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          FIRST UNITED BANCSHARES, INC.

                                          By: /s/ James V. Kelley
                                            ------------------------------------
                                              James V. Kelley
                                              Chairman and
                                              Chief Executive Officer

                                          BANCORPSOUTH, INC.

                                          By: /s/ Aubrey B. Patterson
                                            ------------------------------------
                                              Aubrey B. Patterson
                                              Chairman and
                                              Chief Executive Officer

                                                                         ANNEX G

THE TRANSFER OF THIS AGREEMENT AND THE SECURITIES CREATED HEREUNDER IS SUBJECT TO CERTAIN PROVISIONS CONTAINED HEREIN AND TO RESALE RESTRICTIONS UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of April 16, 2000, between FIRST UNITED BANCSHARES, INC., an Arkansas corporation ("First United"), and BANCORPSOUTH, INC., a Mississippi corporation ("BancorpSouth").

                              W I T N E S S E T H:

     WHEREAS, BancorpSouth and First United have entered into an Agreement and Plan of Merger (the "Merger Agreement") concurrently with the execution and delivery of this Agreement; and

     WHEREAS, as a condition to First United's entering into the Merger Agreement, without which First United would not have entered into the Merger Agreement, and in consideration therefor, BancorpSouth has agreed to grant First United the Option (as hereinafter defined) on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                               A G R E E M E N T:

     1. Grant of Option.

     (a) BancorpSouth hereby grants to First United an unconditional and irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 11,245,425 fully paid and nonassessable shares of BancorpSouth's Common Stock, $2.50 par value ("BancorpSouth Common Stock"), at a price of $16.00 per share (the "Option Price"); provided, however, that in no event shall the number of shares of BancorpSouth Common Stock for which this Option is exercisable exceed 19.9% of BancorpSouth's issued and outstanding shares of BancorpSouth Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of BancorpSouth Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

     (b) In the event that any additional shares of BancorpSouth Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of the Agreement, the number of shares of BancorpSouth Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of BancorpSouth Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize First United or BancorpSouth to breach any provision of the Merger Agreement.

     2. Exercise of the Option.

     (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined); provided, that the Holder shall have sent the written notice of such exercise (as provided in subsection (f) of this Section
2) within 90 days following such Subsequent Triggering Event (or such later period pursuant to Section 10). The term "Holder" shall mean First United or any future holder or holders of the Option.

     (b) Each of the following shall be an "Exercise Termination Event": (i) the Effective Time of the Merger; (ii) termination of the Merger Agreement by BancorpSouth in accordance with the provisions of Sections 9.1(h) thereof, (iii) termination of the Merger Agreement in accordance with the provisions thereof

(other than by BancorpSouth pursuant to Section 9.1(h) thereof), if such termination occurs prior to the occurrence of an Initial Triggering Event (except termination by First United pursuant to Section 9.1(e) of the Merger Agreement, unless the breach by BancorpSouth giving rise to such right of termination is non-volitional) (a "Listed Termination"); or (iv) the passage of 12 months after termination of the Merger Agreement (or such later period pursuant to Section 10) if such termination follows the occurrence of an Initial Triggering Event or a Listed Termination.

     (c) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) (A) BancorpSouth or any of its Subsidiaries (each an "BancorpSouth Subsidiary"), without having received First United's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than First United or any of its Subsidiaries (each a "First United Subsidiary"), or (B) the Board of Directors of BancorpSouth shall have recommended that the shareholders of BancorpSouth approve or accept any Acquisition Transaction.

          (ii) BancorpSouth or any BancorpSouth Subsidiary, without having received First United's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than First United or a First United Subsidiary, or the Board of Directors of BancorpSouth shall have publicly withdrawn, modified or qualified, or publicly announced its intention to withdraw, modify or qualify, in any manner adverse to First United, its recommendation that the shareholders of BancorpSouth approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

          (iii) The stockholders of BancorpSouth shall have voted and failed to approve the Merger Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been canceled prior to termination of the Merger Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any person (other than First United or any First United Subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

          (iv) Any person other than First United or any First United Subsidiary shall have filed with the SEC a registration statement or tender offer materials with respect to a potential exchange or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

          (v) Any person other than First United, any First United Subsidiary or any First United Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of BancorpSouth Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

          (vi) Any person other than First United or any First United Subsidiary shall have made a bona fide proposal to BancorpSouth or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

          (vii) After an overture is made by a third party to BancorpSouth or its shareholders to engage in an Acquisition Transaction or in anticipation of an Acquisition Transaction, BancorpSouth shall have willfully breached any covenant or obligation contained in the Merger Agreement and such breach would entitle First United to terminate the Merger Agreement (whether immediately, upon the giving of notice or passage of time, or both); or

          (viii) Any person other than First United or any First United Subsidiary, other than in connection with a transaction to which First United has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

     For purposes of this Agreement, "Acquisition Transaction" shall mean with respect to any person except First United or any First United Subsidiary, (1) a merger or consolidation, or any similar transaction, involving BancorpSouth or any "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")) of BancorpSouth, (2) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of BancorpSouth or any Significant Subsidiary of BancorpSouth, (3) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of BancorpSouth or any Significant Subsidiary of BancorpSouth, or (4) any substantially similar transaction;

     For purposes of this Agreement, "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act.

     (d) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person (other than First United or any First United Subsidiary) of beneficial ownership of 25% or more of the then outstanding shares of BancorpSouth Common Stock; or

          (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (c) of this Section 2, except that the percentage referred to in clause (3) of the definition of "Acquisition Proposal" above shall be deemed to be 25%.

     (e) BancorpSouth shall notify First United promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by BancorpSouth shall not be a condition to the right of the Holder to exercise the Option.

     (f) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to BancorpSouth a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of BancorpSouth Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days after the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

     (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to BancorpSouth the aggregate purchase price for the shares of BancorpSouth Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by BancorpSouth; provided that failure or refusal of BancorpSouth to designate such a bank account or to accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

     (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, BancorpSouth shall deliver to the Holder a certificate or certificates representing the number of shares of BancorpSouth Common Stock purchased by the Holder and, if the

Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

     (i) Certificates for BancorpSouth Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

     "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and BancorpSouth, Inc. (the "Issuer") and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of the Issuer and will be provided to the holder hereof without charge upon receipt by the Issuer of a written request therefor."

     The parties acknowledge and agree that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to BancorpSouth a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to BancorpSouth, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

     (j) Upon the giving by the Holder to BancorpSouth of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of BancorpSouth Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of BancorpSouth shall then be closed or that certificates representing such shares of BancorpSouth Common Stock shall not then be actually delivered to the Holder. BancorpSouth shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

     3. Covenants. BancorpSouth agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of BancorpSouth Common Stock so that the Option may be exercised without additional authorization of BancorpSouth Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase BancorpSouth Common Stock; (ii) that it will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by BancorpSouth; (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. sec. 18a and regulations promulgated thereunder and (B) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and BancorpSouth duly and effectively to issue shares of BancorpSouth Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

     4. Exchange and Replacement. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of BancorpSouth, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of BancorpSouth Common Stock purchasable hereunder.

The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by BancorpSouth of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, BancorpSouth will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of BancorpSouth, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     5. Anti-Dilution Adjustments. In addition to the adjustment in the number of shares of BancorpSouth Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of BancorpSouth Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the BancorpSouth Common Stock by reason of a stock dividend, stock split, split-up, merger, recapitalization, combination, subdivision, conversion, exchange of shares, distribution on or in respect of the BancorpSouth Common Stock that would be prohibited under the terms of the Merger Agreement, or the like, the type and number of shares or securities subject to the Option, and the Option Price therefor, shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the BancorpSouth's obligations hereunder, so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that the Holder would have received in respect of BancorpSouth Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of BancorpSouth Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 5), the number of shares of BancorpSouth Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of BancorpSouth Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of BancorpSouth Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     6. Registration Rights. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, BancorpSouth shall, at the request of Holder delivered within 180 days following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of BancorpSouth Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of BancorpSouth Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Holder. BancorpSouth will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Holder shall have the right to demand two such registrations. BancorpSouth shall bear the costs of such registrations (including, but not limited to, BancorpSouth's attorneys' fees, printing costs and filing fees, but excluding underwriting discounts or commissions, brokers' fees and the fees and disbursements of Holder's counsel related to the Option or Option Shares). The foregoing notwithstanding, if, at the time of any request by Holder for registration of the Option or Option Shares as provided above, BancorpSouth is in registration with respect to an underwritten public offering by BancorpSouth of shares of BancorpSouth Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option or the Option Shares would interfere with the successful marketing of the shares of BancorpSouth Common Stock offered by BancorpSouth, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and BancorpSouth in the aggregate; and provided further, however, that if such reduction occurs, then BancorpSouth shall file a registration statement for the balance as promptly as practicable and no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration, and the 180 day period referenced in the first sentence of this
Section 6 shall be deemed to be 360 days. Each such Holder shall provide all information reasonably requested by BancorpSouth for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, BancorpSouth shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for BancorpSouth. Upon receiving any request under this
Section 6 from any Holder, BancorpSouth agrees to send a copy thereof to any other person known to BancorpSouth to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall BancorpSouth be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

     7. Repurchase.

     (a) At First United's Option. At any time after the occurrence of a Repurchase Event (as defined below), (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period pursuant to Section
10), BancorpSouth (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares of BancorpSouth Common Stock for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to a Repurchase Event (or such later period pursuant to Section 10), BancorpSouth (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated.

     For purposes of this Agreement, the term "Market/Offer Price" shall mean the highest of (i) the price per share of BancorpSouth Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of BancorpSouth Common Stock to be paid by any third party pursuant to an agreement with BancorpSouth, (iii) the highest closing price for shares of BancorpSouth Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of the Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be, or (iv) in the event of a sale of all or a substantial portion of BancorpSouth's assets or deposits, the sum of the price paid in such sale for such assets or deposits and the current market value of the remaining net assets of BancorpSouth as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to BancorpSouth, divided by the number of shares of BancorpSouth Common Stock outstanding at the time of such sale. In determining the Market/ Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to BancorpSouth.

     The Holder and the Owner, as the case may be, may exercise its right to require BancorpSouth to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to BancorpSouth, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require BancorpSouth to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, BancorpSouth shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that BancorpSouth is not then prohibited under applicable law and regulation from so delivering.

     (b) At BancorpSouth's Option. At any time after the occurrence of a Repurchase Event, (i) at the request of BancorpSouth to the Holder, delivered prior to an Exercise Termination Event (or such later period pursuant to Section
10), BancorpSouth (or any successor thereto) may repurchase the Option from the Holder at the Option Repurchase Price, and (ii) at the request of BancorpSouth to the Owner, delivered prior to a Repurchase Event (or such later period pursuant to Section 10), BancorpSouth (or any successor thereto) may repurchase the Option Shares (except with respect to Option Shares that have theretofore been transferred by the Holder to an unaffiliated third party) from the Owner at the Option Share Repurchase Price.

     BancorpSouth may exercise its right to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Holder or Owner, as applicable, at its principal office, a written notice or notices stating that BancorpSouth elects to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, BancorpSouth shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor.

     (c) Regulatory Restrictions. To the extent that BancorpSouth is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, BancorpSouth shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which BancorpSouth is no longer so prohibited; provided, however, that if BancorpSouth at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and BancorpSouth hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, BancorpSouth shall promptly (i) deliver to the Holder and/or the Owner, as applicable, that portion of the Option Repurchase Price or the Option Share Repurchase Price that BancorpSouth is not prohibited from delivering; and (ii) deliver, as applicable, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of BancorpSouth Common Stock obtained by multiplying the number of shares of BancorpSouth Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by BancorpSouth described in the first sentence of this subsection (c), or should be scheduled to occur at any time before the expiration of a period ending on the 30th day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

     (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

          (i) the acquisition by any person (other than First United or any First United Subsidiary) of beneficial ownership of 50% or more of the then outstanding shares of BancorpSouth Common Stock; or

          (ii) the consummation of any Acquisition Transaction described in
     Section 2 hereof, except that the percentage of voting power referred to in clause (3) thereof shall be deemed to be 25%.

     8. Successor Issuer.

     (a) In the event that prior to an Exercise Termination Event, BancorpSouth shall enter into an agreement (i) to consolidate with or merge into any person, other than First United or a First United Subsidiary, or engage in a plan of exchange with any person other than First United or a First United Subsidiary, and BancorpSouth shall not be the continuing or surviving corporation of such consolidation or merger or the acquirer in such plan of exchange, (ii) to permit any person, other than First United or a First United Subsidiary, to merge into BancorpSouth or be acquired by BancorpSouth in a plan of exchange and BancorpSouth shall be the continuing or surviving corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of BancorpSouth Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of BancorpSouth Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding voting shares and voting share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or substantially all of its or any BancorpSouth Subsidiary's assets or deposits to any person, other than First United or a First United Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person or entity that controls the Acquiring Corporation.

     (b) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving person of a consolidation or merger with BancorpSouth (if other than BancorpSouth), (B) the acquiring person in a plan of exchange in which BancorpSouth is acquired, (C) BancorpSouth in a merger or plan of exchange in which BancorpSouth is the continuing or surviving or acquiring person, and (D) the transferee of all or substantially all of BancorpSouth's assets or deposits (or the assets or deposits of any BancorpSouth Subsidiary).

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

          (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that if BancorpSouth is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into BancorpSouth or by any company which controls or is controlled by such person, as the Holder may elect.

     (c) The Substitute Option shall have the same terms as the Option; provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of BancorpSouth Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) above, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of BancorpSouth Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of
Section 8(a) above and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this subsection (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to the Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this subsection (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this subsection (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

     (f) BancorpSouth shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of BancorpSouth hereunder.

     9. Successor Repurchase.

     (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the 180 day period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

     (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

     (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the

Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as applicable, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Issuer described in the first sentence of this subsection (c), or shall be scheduled to occur at any time before the expiration of a period ending on the 30th day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30 day period.

     10. Certain Extensions of Exercise Period. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 11 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise; and (iii) to the extent that there exists an injunction, order or judgment that prohibits or delays exercise of such right.

     11. Surrender.

     (a) Holder may, at any time following a Repurchase Event and prior to the occurrence of an Exercise Termination Event (or such later period pursuant to Section 10), relinquish the Option (together with any Option Shares issued to and then owned by Holder) to BancorpSouth in exchange for a cash fee equal to the Surrender Price (as hereinafter defined). The "Surrender Price" shall be equal to (x) $22,500,000 plus, if applicable, (y) Holder's purchase price with respect to any Option Shares, and minus, if applicable, (z) the excess of (1) the net price, if any, received by Holder or a Holder Subsidiary pursuant to the sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any unaffiliated party, over (2) Holder's purchase price of such Option Shares.

     (b) Holder may exercise its right to relinquish the Option and any Option Shares pursuant to this Section 11 by surrendering to BancorpSouth, at its principal office, a copy of this Agreement together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Holder elects to relinquish the Option and Option Shares, if any, in accordance with the provisions of this Section 11 and (ii) the Surrender Price. The Surrender Price shall be payable in immediately available funds on or before the second business day following receipt of such notice by BancorpSouth.

     (c) To the extent that BancorpSouth is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying the Surrender Price to Holder in full, BancorpSouth shall immediately so notify Holder and thereafter deliver or cause to be delivered, from time to time, to Holder, the portion of the Surrender Price that it is no longer prohibited from paying, within five business days after the date on which BancorpSouth is no longer so prohibited; provided, however, that if BancorpSouth at any time after delivery of a notice of surrender pursuant to subsection (b) of this Section 11 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from paying to Holder the Surrender Price in full, then
(i) BancorpSouth shall (A) use its reasonable best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within five business days after the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Holder with copies of the same, and (C) keep Holder advised of both the status of any such request for regulatory and legal approvals, as well as any discussions with any relevant regulatory or other third party reasonably related to the same, and (ii) Holder may revoke such notice of surrender by delivery of a notice of revocation to BancorpSouth and, upon delivery of such notice of revocation, the Exercise Termination Date shall be extended to a date 90 days following the date on which the Exercise Termination Date would have occurred if not for the provisions of this Section 11(c) (during which period Holder may exercise any of its rights hereunder, including any and all rights pursuant to this Section 11).

     12. Maximum Total Profit. Notwithstanding any other provision of this Agreement to the contrary, in no event shall Holder's Total Profit (as defined below) exceed $22,500,000, and, if such Total Profit would otherwise exceed $22,500,000, Holder, at its election in its sole discretion, shall either (i) reduce the number of shares of BancorpSouth Common Stock subject to the Option,
(ii) deliver to BancorpSouth for cancellation without consideration Option Shares previously purchased by Holder, (iii) pay cash to BancorpSouth, or (iv) any combination of the foregoing, such that Holder's actually realized Total Profit shall not exceed $22,500,000 after taking into account the foregoing actions.

     As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (a) the amount of Option Repurchase Price received by Holder pursuant to BancorpSouth's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof; plus (b) the difference of (i) the amount of Option Share Repurchase Price received by Holder pursuant to BancorpSouth's repurchase of Option Shares pursuant to Section 7 hereof, less (ii) Holder's purchase price for such Option Shares; plus (c) the difference of (i) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (ii) Holder's purchase price of such Option Shares; plus (d) any amounts received by First United on the transfer of the Option (or any portion thereof) to any unaffiliated person; plus (e) the amount of Surrender Price received by Holder pursuant to relinquishment of the Option and Option Shares to BancorpSouth pursuant to
Section 11 hereof.

     The provisions of this Section 12 shall apply to any Substitute Option.

     The parties hereto agree that this Section 12 shall not, and shall not be deemed to, limit, prejudice or restrict any money damages, injunctive relief or other legal or equitable remedy or relief available to BancorpSouth with respect to any breach of the Merger Agreement or this Agreement.

     13. Representations and Warranties.

     (a) By BancorpSouth. BancorpSouth hereby represents and warrants to First United as follows:

          (i) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of BancorpSouth and no other corporate proceedings on the part of BancorpSouth are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by BancorpSouth and is enforceable against BancorpSouth in accordance with its terms.

          (ii) BancorpSouth has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of BancorpSouth Common Stock equal to the maximum number of shares of BancorpSouth Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

     (b) By First United. First United hereby represents and warrants to BancorpSouth as follows:

          (i) First United has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of First United. This Agreement has been duly executed and delivered by First United.

          (ii) The Option is not being, and any shares of BancorpSouth Common Stock or other securities acquired by First United upon exercise of the Option will not be, acquired by First United with a view to the public distribution thereof and will not be transferred or otherwise disposed of by First United except in a transaction registered under or exempt from registration under the 1933 Act.

     14. Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, First United, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by First United under the BHCA to acquire the shares of BancorpSouth Common Stock subject to the Option, First United may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of First United, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on First United's behalf, or (iv) any other manner approved by the Federal Reserve Board.

     15. Best Efforts. Each of BancorpSouth and First United will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application to authorize for quotation the shares of BancorpSouth Common Stock issuable hereunder on any exchange or market on which shares of BancorpSouth Common Stock may be listed or quoted upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but First United shall not be obligated to apply to state banking authorities for approval to acquire the shares of BancorpSouth Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

     16. Miscellaneous.

     (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) if to BancorpSouth, to:

         BancorpSouth, Inc.
         One Mississippi Plaza
         Tupelo, Mississippi 38804
         Attention: Aubrey B. Patterson
         Facsimile: (662) 680-2006

         with a copy (which shall not constitute notice) to:

         Waller Lansden Dortch & Davis,
         A Professional Limited Liability Company
         511 Union Street, Suite 2100
         Nashville, Tennessee 37219
         Attention: Ralph W. Davis, Esq.
         Facsimile: (615) 244-6804

     and

     (ii) if to First United, to:

          First United Bancshares, Inc.
          Main and Washington Streets
          El Dorado, Arkansas 71730
          Attention: James V. Kelley
          Facsimile: (870) 863-3181

          with a copy (which shall not constitute notice) to:

          Mitchell, Williams, Selig, Gates & Woodyard, PLLC
          425 West Capitol Avenue, Suite 1800
          Little Rock, Arkansas 72201
          Attention: Hermann Ivester, Esq.
          Facsimile: (501) 688-8807

     (b) Interpretation. In this Agreement, unless a contrary intention appears, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 2000. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and (ii) the term "or" shall mean "and/or." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     (c) Defined Terms. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

     (d) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

     (e) Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Merger Agreement.

     (f) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction. The parties agree that the venue for resolution of any dispute arising out of this Agreement shall be a court of competent jurisdiction in Mississippi or Arkansas.

     (g) Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

     (h) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. If for any reason a court or regulatory agency determines that the Holder is not permitted to acquire, or First United is not permitted to repurchase pursuant to Section 7, the full number of shares of BancorpSouth Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof), it is the express intention of the parties to allow the Holder to acquire, or to require or permit BancorpSouth to repurchase pursuant to Section 7, such lesser number of shares of BancorpSouth Common Stock as may be permissible, without any amendment or modification hereof.

     (i) Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof.

     (j) Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          FIRST UNITED BANCSHARES, INC.

                                          BY: /s/ JAMES V. KELLEY
                                            ------------------------------------
                                                   James V. Kelley
                                                   Chairman and Chief Executive
                                              Officer

                                          BANCORPSOUTH, INC.

                                          BY: /s/ AUBREY B. PATTERSON
                                            ------------------------------------
                                                   Aubrey B. Patterson
                                                   Chairman and Chief Executive
                                              Officer